UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)
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ASSURED GUARANTY®

THE PROVEN LEADER IN BOND INSURANCE

2024

Annual Meeting of Shareholders and Proxy Statement

March 20, 2024
DEAR SHAREHOLDERS:
It is with great pleasure that we invite you to our 2024 Annual General Meeting of shareholders on Thursday, May 2, 2024, at 9:30 a.m. London time, at 6 Bevis Marks, London, EC3A 7BA. Whether or not you plan to attend the meeting, please vote your shares; your vote is important to us.
We had an excellent year in 2023. Our U.S. GAAP net income attributable to Assured Guaranty Ltd. per share was more than six times that of 2022 and our adjusted operating income per share* was more than two and one-half times that of 2022, in each case rising to the highest levels in our Company's history, reflecting the cumulative effect of our long-standing strategic initiatives across all aspects of our business. We continued to build shareholder value, growing our shareholders' equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholders’ equity per share*, and adjusted book value per share* to new highs of $101.63, $106.54, and $155.92, respectively. Our share price rose over 20% from $62.26 at the end of 2022 to $74.83 at the end of 2023. Our total shareholder return for the year, which we refer to as TSR**, at over 22%, was nearly double the one-year TSR of the S&P 500 Financials Sector Index and the Russell Midcap Financial Services Index.
Our most significant accomplishment in 2023 was transforming our asset management strategy by contributing substantially all of our asset management business to Sound Point Capital Management, LP, which we refer to as Sound Point, for an approximately 30% interest in the combined entity. By executing the strategy envisioned by our Chief Executive officer, who we refer to as our CEO, and adopted by our Board of Directors, who we refer to as our Board, of substantially increasing the scale of the asset management business in which we participate, this transaction significantly advances the strategic goals our CEO envisioned and our Board set for our participation in the asset management business: (1) to further diversify our earnings and participate in a fee-based earnings stream independent of the risk-based premiums generated by our financial guaranty business, and (2) to improve our investment returns by increasing our allocation to alternative investments in our investment portfolio. The transaction is an important milestone in our pursuit of our vision of establishing a meaningful presence in the asset management business and positions us for further growth in the asset management segment in the future. The transaction (along with the separate sale of the remainder of our asset management business) also resulted in a $222 million pre-tax gain, net of expenses, in 2023, a recognition of the improvements we made consistent with our CEO's strategic direction after purchasing BlueMountain Capital Management, LLC and related entities, which we refer to as BlueMountain, when we entered the business in 2019.
We are proud that, despite new issuance volume in U.S. public finance, the primary market for our insurance product, remaining relatively low, we still achieved new business production in the insurance segment, a non-GAAP financial measure we refer to as PVP*, of over $400 million for only the second time since 2009 (excluding the PVP impact of our 2018 Syncora Guarantee Inc. reinsurance transaction), due in large part to our strategic decision fifteen years ago, championed by our CEO, to also pursue financial guaranty business in markets other than the U.S. public finance market, while our only monoline financial guaranty competitor chose to limit itself to the U.S. public finance market. Our total PVP of $404 million for 2023 was nearly 8% over the previous year’s total. In U.S. public finance, we insured 5.4% of all new municipal bond issues by par, our highest penetration rate since 2011, when we had no other active financial guarantor competitors. During the year, we insured 37 U.S. municipal transactions with more than $100 million of par (a nearly 20% increase over last year), which we believe is a good barometer of demand for our product in the institutional market. We also produced $109 million of PVP in global structured finance insurance, a nearly 118% increase over last year, and the highest PVP from that group since 2008. Finally, we produced $83 million of PVP in non-U.S. public finance insurance, a 22% increase over last year.
We continued the successful capital management program we initiated eleven years ago based on our CEO's strategic vision by returning $267 million to our shareholders through share repurchases and dividends. During 2023, we repurchased 3.2 million of our shares, significantly contributing to the overall reduction of our share count from the end of 2022 by 4.7%. We issued $350 million of 5-year senior unsecured debt with a coupon of 6.125%, the proceeds of which we used in large part to redeem $330 million of 10-year debt due July 1, 2024, reducing our refinance risk in 2024 and allowing us to continue our share repurchase program in 2023 rather than accumulating cash for the July 2024 debt maturity.
We take great pride in our 2023 accomplishments.
Sincerely,

Francisco L. Borges	Dominic J. Frederico
Chair of the Board	President and Chief Executive Officer

*     Adjusted operating shareholder’s equity per share, adjusted book value per share, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting executive compensation, and a reconciliation to the most comparable U.S. GAAP measures, may be found on pages 95 to 99 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
** Point-to-point measurement based on end-of-year share prices and including the impact of dividends.

Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING
TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:
The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Thursday, May 2, 2024, at 9:30 a.m. London time, at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. The Annual General Meeting is being held for the following purposes:
1.Elect our board of directors;
2.    Approve, on an advisory basis, the compensation paid to AGL’s named executive officers;
3.    Approve the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan;
4.    Appoint PricewaterhouseCoopers LLP as AGL’s independent auditor for the fiscal year ending December 31, 2024, and authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor;
5.    Direct AGL to vote for directors of, and the appointment of the independent auditor for, its subsidiary Assured Guaranty Re Ltd.; and
6.    Transact such other business, if any, as lawfully may be brought before the meeting.
Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 20, 2024, which provides them with instructions on how to access the proxy materials and our 2023 annual report on the internet, and if they prefer, how to request paper copies of these materials.
In the event we postpone or change the date, time or location of our Annual General Meeting, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and place for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the Securities and Exchange Commission (which we refer to as the SEC) as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
Only shareholders of record at the close of business on March 8, 2024, as shown by the transfer books of AGL, are entitled to notice of, and to vote at, the Annual General Meeting.
REGISTERED SHAREHOLDERS WHO HOLD OUR SHARES DIRECTLY MAY VOTE UP UNTIL 12:00 NOON EASTERN DAYLIGHT TIME ON MAY 1, 2024. BENEFICIAL SHAREHOLDERS MUST SUBMIT THEIR VOTING INSTRUCTIONS SO THAT THEIR BROKERS WILL BE ABLE TO VOTE BY 11:59 P.M. EASTERN DAYLIGHT TIME ON APRIL 30, 2024. EMPLOYEE SHAREHOLDERS WHO PARTICIPATE IN THE ASSURED GUARANTY LTD. EMPLOYEE STOCK PURCHASE PLAN MAY VOTE UP UNTIL 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME ON APRIL 29, 2024.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON OR BY PROXY, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.
By Order of the Board of Directors,

Ling Chow
Secretary

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY _________	1
CORPORATE GOVERNANCE ____________	4
Overview ______________________________	4
How Are Directors Nominated? _____________	5
Committees of the Board _________________	6
How Are Directors Compensated? __________	8
Director Compensation ___________________	9
What Is Our Board Leadership Structure? ____	11
How Does the Board Oversee Risk? ________	11
Board Oversight of Cybersecurity___________	12
Compensation Committee Interlocking and Insider Participation ____________________	12
What Is Our Related Person Transactions Approval Policy and What Procedures Do We Use To Implement It? ________________	12
What Related Person Transactions Do We Have? ______________________________	13
HUMAN CAPITAL MANAGEMENT ________	14
ENVIRONMENTAL AND SOCIAL RESPONSIBILITY ______________________	17
INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP ___________________	19
How Many Common Shares Are Owned By Directors, Nominees and Executive Officers? _____________________________	19
Which Shareholders Own More Than 5% of Our Common Shares? __________________	20
PROPOSAL NO. 1: ELECTION OF DIRECTORS _____________	21
EXECUTIVE COMPENSATION ___________	29
Compensation Discussion and Analysis ______	29
CD&A Roadmap _______________________	29
Summary _____________________________	30
Executive Compensation Program Structure and Process _________________________	37
CEO Performance Review _______________	49
Other Named Executive Officer Compensation Decisions ________________	59
2023 Executive Compensation Conclusion ___	62
Compensation Governance ______________	63
Post-Employment Compensation __________	67
Tax Treatment _________________________	68
Non-GAAP Financial Measures ____________	68
Compensation Committee Report ___________	70
Summary Compensation Table _____________	71
Employment Agreements _________________	72
Perquisite Policy ________________________	72
Severance Policy _______________________	72

Employee Stock Purchase Plan ____________	72
Indemnification Agreements _______________	72
2023 Grants of Plan-Based Awards _________	73
Outstanding Equity Awards ________________	75
2023 Shares Vested _____________________	76
Non-Qualified Deferred Compensation _______	77
Potential Payments Upon Termination or Change in Control ______________________	77
Non-Qualified Retirement Plans ____________	79
Incentive Plans _________________________	79
CEO Pay Ratio _________________________	80
Pay Versus Performance__________________	80
EQUITY COMPENSATION PLANS INFORMATION ________________________	84
PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION ______________________	85
PROPOSAL NO. 3: APPROVAL OF THE ASSURED GUARANTY LTD. 2024 LONG-TERM INCENTIVE PLAN__	86
PROPOSAL NO. 4: APPOINTMENT OF INDEPENDENT AUDITOR _____________________________	94
Assessment of Independent Auditor_________	94
Independent Auditor Fee Information ________	95
Pre-Approval Policy of Audit and Non-Audit Services ______________________________	95
Audit Committee Report___________________	96
PROPOSAL NO. 5: PROPOSALS CONCERNING OUR SUBSIDIARY, ASSURED GUARANTY RE LTD. ______________________________	98
Proposal 5.1 - Election of AG Re Directors ____	98
Proposal 5.2 - Appointment of AG Re Auditor __	100
SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING _____________________	101
How do I submit a proposal for inclusion in next year’s proxy material? _______________	101
How do I submit a proposal or make a nomination at an Annual General Meeting? __	101
INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING _______	102
OTHER MATTERS _____________________	107
EXHIBIT A: ASSURED GUARANTY LTD. 2024 LONG-TERM INCENTIVE PLAN ______	108

PROXY STATEMENT SUMMARY

Assured Guaranty Ltd.	March 20, 2024
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and the Annual Report on Form 10-K of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL together with its subsidiaries).
We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 20, 2024.
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date	9:30 a.m. London time, May 2, 2024

Place	6 Bevis Marks London, EC3A 7BA United Kingdom

Record Date	March 8, 2024

Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Registered shareholders who hold our shares directly may vote up until 12:00 Noon Eastern Daylight Savings Time on May 1, 2024. Beneficial owners must submit their voting instructions so that their brokers will be able to vote by 11:59 p.m. Eastern Daylight Savings Time on April 30, 2024. Employee shareholders who participate in the Assured Guaranty Ltd. Employee Stock Purchase Plan may vote up until 11:59 p.m. Eastern Daylight Savings Time on April 29, 2024. In spite of those deadlines, holders who attend the Annual General Meeting will be able to vote in person.
VOTING MATTERS

Agenda Item	Board Vote Recommendation	Page Reference (for More Detail)
Election of directors	For each director nominee	Page 21
Approval, on an advisory basis, of the compensation paid to AGL’s named executive officers	For	Page 85
Approval of the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan	For	Page 86
Appointment of PricewaterhouseCoopers as AGL’s independent auditor for 2024 and authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor	For	Page 94
Direction of AGL to vote for directors of, and the appointment of the independent auditor of, AGL’s subsidiary, Assured Guaranty Re Ltd.	For each director nominee and for the independent auditor	Page 98
We will also transact any other business that may properly come before the meeting.

1 Assured Guaranty 2024 Proxy Statement

If we postpone or change the date, time or location of our Annual General Meeting, we will post the new meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
This proxy statement makes a number of references to our website. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this proxy statement.
Assured Guaranty 2024 Proxy Statement 2

SUMMARY DIRECTOR INFORMATION
The following table provides summary information about each director nominee, including their current committee assignments. Each director nominee will be elected for a one-year term by a majority of votes cast.

NOMINEE		DIRECTOR SINCE	PRINCIPAL OCCUPATION	COMMITTEES
				A	C	ES	F	NG	RO	E
Mark C. Batten	67	2024	Former Partner of PricewaterhouseCoopers LLP	✓			✓		✓
Francisco L. Borges	72	2007	Partner and Chairman of the Ares Secondaries Group
Dominic J. Frederico	71	2004	President and Chief Executive Officer, Assured Guaranty Ltd.							✓
Bonnie L. Howard	70	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup		✓			✓
Thomas W. Jones	74	2015	Founder and Senior Partner of TWJ Capital, LLC	✓				✓
Alan J. Kreczko	72	2015	Former Executive Vice President and General Counsel of The Hartford Financial Services Group, Inc.					✓	✓
Yukiko Omura	68	2014	Former Executive Vice President and Chief Executive Officer of the Multilateral Investment Guarantee Agency of the World Bank Group		✓	✓				✓
Lorin P.T. Radtke	55	2021	Co-founder and Partner, M Seven 8			✓	✓
Courtney C. Shea	63	2021	Former Managing Member, Columbia Capital Management	✓			✓		✓
			2023 Meetings	4	5	4	4	4	4	0
:  Chair; ✓: Member
A: Audit; C: Compensation; ES: Environmental and Social Responsibility; F: Finance; NG: Nominating and Governance;     RO: Risk Oversight; E: Executive.
3 Assured Guaranty 2024 Proxy Statement

CORPORATE GOVERNANCE
OVERVIEW
THE BOARD OF DIRECTORS
Our Board of Directors maintains strong corporate governance policies.
•Our Board and management have reviewed the rules of the SEC and the New York Stock Exchange (which we refer to as the NYSE) listing standards regarding corporate governance policies and processes, and we are in compliance with the rules and listing standards.
•We have adopted Corporate Governance Guidelines covering issues such as director qualification standards (including independence), director responsibilities, Board self-evaluations, and executive sessions of our Board.
•Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.
•We have adopted a Global Code of Ethics for our employees and directors and charters for each Board committee.
The full text of our Corporate Governance Guidelines, our Global Code of Ethics and each Board committee charter, are available on our website at www.assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Global Code of Ethics and the committee charters by contacting our Secretary via:

Telephone	(441) 279-5725
Facsimile	(441) 279-5701
e-mail	generalcounsel@agltd.com
MEETINGS OF THE BOARD
Our Board of Directors oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with Mr. Frederico, who is our CEO, other key executives and our principal external advisors, such as outside auditors, outside legal counsel, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.
Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. During 2023, our Board met four times. All but one of our directors, Simon Leathes, attended at least 75% of the aggregate number of meetings of our Board and committees of our Board of which they were a member held while they were in office during the year ended December 31, 2023. Mr. Leathes missed two sets of Board and committee meetings in 2023, due to health issues. Mr. Leathes is retiring from our Board effective upon the election of our directors at our Annual General Meeting of Shareholders on May 2, 2024.
DIRECTOR INDEPENDENCE
In February 2024, our Board determined that, other than Mr. Frederico, all of our directors are independent under the listing standards of the NYSE. These independent directors constitute substantially more than a majority of our Board. In making its determination of independence, our Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors (with the Board acknowledging Mr. Batten's service as non-executive chair of AGL's U.K. insurance subsidiary, Assured Guaranty UK Limited, and a member of its remuneration and nomination committee). A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at www.assuredguaranty.com/governance. In addition, as part of the independence determination, our Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and NYSE listing standards that are applicable to members of the Audit Committee and Compensation Committee.
As part of its independence determinations, our Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.
DIRECTOR EXECUTIVE SESSIONS
The independent directors meet at regularly scheduled executive sessions without the participation of management. The Chair of our Board is the presiding director for executive sessions of independent directors.
Assured Guaranty 2024 Proxy Statement 4

OTHER CORPORATE GOVERNANCE HIGHLIGHTS
•Our Board has a substantial majority of independent directors.
•All members of the Audit, Compensation, Nominating and Governance, Finance, Environmental and Social Responsibility, and Risk Oversight Committees are independent directors.
•Our Audit Committee recommends to our Board, which recommends to our shareholders, the annual appointment of our independent auditor. Each year our shareholders are asked to authorize our Board, acting through its Audit Committee, to determine the compensation of, and the scope of services performed by, our independent auditor. The Audit Committee also has the authority to retain outside advisors.
•No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.
•Our Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist it in evaluating the compensation of our CEO, based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this evaluation. FW Cook has also assisted us in designing our executive compensation program. Our Compensation Committee has conducted an assessment of FW Cook’s independence and has determined that FW Cook does not have any conflict of interest. Our Nominating and Governance Committee also engages FW Cook to assist it in evaluating the compensation of our independent directors.
•Our Executive Committee is tasked with exercising certain authority of our Board in the management of company affairs between regularly scheduled meetings of our Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of our Board. Our Executive Committee did not meet in 2023.
•We have adopted a Global Code of Ethics that sets forth basic principles to guide our day-to-day activities. The Global Code of Ethics addresses, among other things, conflicts of interest, gifts and entertainment, outside business activities, confidentiality, competition and anti-trust compliance, political and charitable contributions, compliance with laws and regulations, including with respect to insider trading, money laundering and sanctions, and reporting illegal or unethical behavior. The full text of our Global Code of Ethics is available on our website at www.assuredguaranty.com/governance.
•In addition to AGL’s quarterly Board meetings, our Board has an annual business review meeting to assess specific areas of our Company’s operations and to learn about general trends affecting the financial guaranty and asset management industries. We also provide our directors with the opportunity to attend continuing education programs.
•Our Environmental and Social Responsibility Committee focuses on environmental risks, particularly climate change related risks, and aspects of human capital management, such as diversity and inclusion, training and development, and employee engagement.
•We adopted an Environmental Policy, a Climate Change Statement, a Diversity and Inclusion Policy and a Human Rights Statement; these policies and statements articulate our approach to environmental stewardship and social responsibility and guide our initiatives. Our Board reviews them annually and current versions are available on our website at www.assuredguaranty.com/governance.
HOW ARE DIRECTORS NOMINATED?
In accordance with its charter, our Nominating and Governance Committee identifies potential nominees for directors from various sources. Our Nominating and Governance Committee:
•Reviews the qualifications of potential nominees to determine whether they might be good candidates for Board of Directors membership
•Reviews the potential nominees’ judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of our Board of Directors and our Company
•Selects qualified candidates and reviews its recommendations with our Board of Directors, which will decide whether to nominate the person for election to our Board of Directors at an Annual General Meeting of Shareholders (which we refer to as an Annual General Meeting). Between Annual General Meetings, our Board, upon the recommendation of our Nominating and Governance Committee, can fill vacancies on our Board by appointing a director to serve until the next Annual General Meeting.
Our Nominating and Governance Committee has the authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. Our Nominating and Governance Committee may also retain other advisors.
We believe that diversity among members of our Board is an important consideration and is critical to our Board’s ability to perform its duties and various roles. Accordingly, in recommending nominees, our Board considers a wide range of individual perspectives in addition to diversity in professional experience and training. Our Corporate Governance Guidelines specify that our Nominating and Governance Committee will include, and will direct any director search firm that may be retained to identify nominees for director to
5 Assured Guaranty 2024 Proxy Statement

include, highly qualified candidates who reflect a variety of backgrounds (including in respect of gender, race or ethnicity) in the pool of potential candidates being considered.
Our Corporate Governance Guidelines address diversity of experience, requiring our Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. The guidelines also provide that Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. Our Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, and skills in risk and management oversight, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term.
Our Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, our Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines.
Our Board is currently composed of individuals from different disciplines, including accountants, lawyers, and individuals who have industry, finance, executive and international experience, and is composed of both men and women of different races and ethnicities, and citizens of the United States, the United Kingdom and Japan. See each nominee’s biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.
Our Nominating and Governance Committee will consider a shareholder’s recommendation for director but has no obligation to recommend such candidate for nomination by our Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, our Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for a candidate for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless our Nominating and Governance Committee recommends, and our Board approves, such person.
If a shareholder desires to nominate a person for election as director at an Annual General Meeting, that shareholder must comply with Article 14 of AGL’s Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2024 Annual General Meeting. With respect to the 2025 Annual General Meeting, AGL must receive such written notice on or prior to February 1, 2025. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:
•the shareholder’s name as it appears in AGL’s books
•a representation that the shareholder is a record holder of AGL’s Common Shares and intends to appear in person or by proxy at the meeting to present such proposal
•the class and number of Common Shares beneficially owned by the shareholder
•the name and address of any person to be nominated
•a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder
•such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy regulations
•the consent of each nominee to serve as a director of AGL, if so elected
COMMITTEES OF THE BOARD
Our Board of Directors has established an Audit Committee, a Compensation Committee, an Environmental and Social Responsibility Committee, a Finance Committee, a Nominating and Governance Committee, a Risk Oversight Committee and an Executive Committee. All of our Board committees other than our Executive Committee are composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by our Board. Mr. Buhl, Mr. Kenny and Mr. Leathes will be retiring from our Board effective upon the election of our directors at our Annual General Meeting of Shareholders on May 2, 2024.
Assured Guaranty 2024 Proxy Statement 6

The Audit Committee	Chair: Bonnie L. Howard / 4 meetings during 2023
Other Audit Committee members: G. Lawrence Buhl, Thomas W. Jones, Courtney C. Shea, and (beginning February 2024) Mark C. Batten
Our Audit Committee provides oversight of the integrity of our Company’s financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditor. Our Audit Committee is also responsible for the oversight of Company risks related to (i) financial reporting, accounting policies and reserving, (ii) legal, regulatory and compliance matters, (iii) cybersecurity risks related to our financial systems (as part of its oversight of the management of such risks, in coordination with our Risk Oversight Committee's supervision of our Company's information technology, which we refer to as IT, and security risk management programs), (iv) workouts, emerging events, and counterparties, and (v) business continuity planning.
Our Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and is an audit committee expert as defined under Item 407(d) of the SEC’s Regulation S-K. For additional information about the qualifications of our Audit Committee members, see their respective biographies set forth in “Proposal No. 1: Election of Directors.”

The Compensation Committee	Chair: Thomas W. Jones / 5 meetings during 2023
Other Compensation Committee members: G. Lawrence Buhl, Bonnie L. Howard, Patrick W. Kenny, Yukiko Omura
Our Compensation Committee has responsibility for evaluating the performance of our CEO, each of our other executive officers, and our other senior managers reporting directly to our CEO, all of whom together we refer to as our senior leadership team, and determining executive compensation in conjunction with the independent directors. Our Compensation Committee also works with our Nominating and Governance Committee and our CEO on succession planning. Our Compensation Committee is responsible for the oversight of Company risks related to people, succession planning and compensation.
Our Compensation Committee’s meetings included discussions with FW Cook to review executive compensation trends and comparison group compensation data and to evaluate the risk of our executive compensation program.

The Environmental and Social Responsibility Committee	Chair: Alan J. Kreczko / 4 meetings during 2023
Other Environmental and Social Responsibility Committee members: Patrick W. Kenny, Simon W. Leathes, Yukiko Omura, Lorin P.T. Radtke
Our Environmental and Social Responsibility Committee provides oversight and review of our Company’s significant strategies, policies and practices regarding environmental and social responsibility issues. Our Environmental and Social Responsibility Committee focuses on four principal subject areas: (i) environmental risks, including climate change related risks, opportunities, and stewardship; (ii) corporate social responsibility, including community engagement and corporate philanthropy; (iii) aspects of human capital management, including diversity and inclusion, training and development, and employee engagement; and (iv) related stakeholder engagement.

The Finance Committee	Yukiko Omura / 4 meetings during 2023
Other Finance Committee members: Simon W. Leathes, Lorin P.T. Radtke, Courtney C. Shea, and (beginning February 2024) Mark C. Batten
Our Finance Committee of our Board of Directors oversees management’s investment of our Company’s investment portfolio, including in alternative investments, and is responsible for oversight of Company risks related to capital, liquidity, investments, financial market conditions, foreign currency, and rating agencies. Our Finance Committee also oversees, and makes recommendations to our Board with respect to, our capital structure, dividends, financing arrangements, investment guidelines, potential alternative investments and any corporate development activities.

The Nominating and Governance Committee	Chair: Francisco L. Borges / 4 meetings during 2023
Other Nominating and Governance Committee members: G. Lawrence Buhl, Bonnie L. Howard, Thomas W. Jones, Patrick W. Kenny, Alan J. Kreczko
The responsibilities of our Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to our Board and developing and recommending corporate governance guidelines, as well as the oversight of Company risks related to board qualification, corporate structure, governance, regulatory compliance and people. Our Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, our Nominating and Governance Committee assists our Board and our Board committees in their self-evaluations.
7 Assured Guaranty 2024 Proxy Statement

The Risk Oversight Committee	Chair: Lorin P.T. Radtke / 4 meetings during 2023
Other Risk Oversight Committee members: Alan J. Kreczko, Simon W. Leathes, Courtney C. Shea, and (beginning February 2024) Mark C. Batten
Our Risk Oversight Committee oversees management’s establishment and implementation of standards, controls, limits, guidelines and policies relating to risk appetite, risk assessment and enterprise risk management. Our Risk Oversight Committee focuses on the underwriting, surveillance and workout of credit risks as well as the assessment, management and oversight of other Company enterprise risks across our insurance and asset management segments and corporate division, including, but not limited to, financial, legal, operational (including IT, cybersecurity, data privacy, and outsourcing and vendor management) and other risks concerning our Company’s governance, reputation and ethical standards.

The Executive Committee	Chair: Francisco L. Borges / No meetings during 2023
Other Executive Committee members: Dominic J. Frederico, Patrick W. Kenny, Simon W. Leathes, Yukiko Omura
Our Executive Committee was established to have, and to exercise, certain of the powers and authority of our Board in the management of the business and affairs of our Company between regularly scheduled meetings of our Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of our Board. Our Executive Committee’s authority to act is limited by our Company’s Bye-Laws, rules of the NYSE and applicable law and regulation and the Committee’s charter.
HOW ARE DIRECTORS COMPENSATED?
Our independent directors receive an annual fee of $265,000 per year. We pay $145,000 of the fee in restricted shares and $120,000 of the fee in cash. A director also may elect to receive any or all of the cash portion of their annual fee (plus the additional cash amounts described below) in restricted shares.
The restricted shares vest on the day immediately prior to the next Annual General Meeting following the grant of the shares. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on our Board or (ii) the director terminates service on our Board as a result of such director’s death or disability, then the restricted shares will vest on the date of such change in control or the date of the director’s termination of service, whichever is applicable. Grants of restricted shares receive cash dividends and have voting rights.
Our share ownership guidelines require that, before being permitted to dispose of any shares acquired as compensation from our Company, each independent director own Common Shares with a market value of at least $600,000, which amount is five times the maximum cash portion of the annual director fee (exclusive of committee fees). Once a director has reached the share ownership guideline, for so long as he or she serves on our Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Common Shares that had been restricted but subsequently vested, in addition to purchased Common Shares, count toward the share ownership guideline. Mr. Batten, who joined our Board in February 2024, along with Mr. Radtke and Ms. Shea, who each joined our Board in May 2021, are accumulating Common Shares toward their ownership goals, while all our other independent director-nominees, who have served on our Board longer, meet their share ownership guidelines.
In addition to the annual fee described above:
•The chair of our Board receives a $225,000 annual fee in recognition of the strategic role he plays and the time commitment involved. The chair of our Board has elected not to receive any fees for serving as a member or chair of a Board committee.
•The chair of each of the Environmental and Social Responsibility Committee, Finance Committee, Nominating and Governance Committee, and Risk Oversight Committee receives a $30,000 annual fee.
•The chair of each of the Audit Committee and the Compensation Committee receives a $40,000 annual fee.
•Neither the chair nor the other members of the Executive Committee receives an annual fee.
•Members, other than the chair, of each other committee of our Board receive a $15,000 annual fee.
The Company generally will not pay a fee for attending Board or committee meetings, although the chair of our Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings. There were no extraordinary meetings of our Board in 2023. We do not pay a fee for attending meetings of the Executive Committee.
Assured Guaranty 2024 Proxy Statement 8

In 2023, our Nominating and Governance Committee engaged FW Cook to conduct a comprehensive review and assessment of our independent director compensation program. FW Cook reviews this program periodically. FW Cook evaluated our director compensation by comparing it against the compensation awarded to directors of companies in our executive compensation comparison group as constituted by FW Cook in 2022, and which we refer to as the 2022 executive compensation comparison group. (Our current executive compensation comparison group, and how it changed from our 2022 executive compensation comparison group, is described under “Compensation Governance — Executive Compensation Comparison Group” below). FW Cook also looked at a broader market segment using data from FW Cook’s 2022 Director Compensation Report, the most recent year for which such information was available. FW Cook found that the structure of our director compensation program was generally consistent with peer 2022 executive compensation comparison group policy and best practice design as recognized by the proxy advisory firms and investors, noting:
•the absence of meeting fees to simplify program administration and avoid the implication that there is additional pay for meeting attendance, which is an expected part of Board service
•the use of committee member fees to differentiate compensation among directors based on workload
•the vesting of annual restricted share awards over a one-year period, which protects against the possibility of director entrenchment
•the payment of additional fees to our Board and committee leadership to recognize the additional responsibilities and time commitment associated with these roles
•our limited benefits
•a meaningful and robust share ownership guideline
FW Cook also discussed with the Nominating and Governance Committee the time commitments and responsibilities of the Board's committee chairs and, based on that feedback, recommended $10,000 increases to the annual fee for the chairs of our Audit Committee and our Compensation Committee, to $40,000, beginning with the 2023-2024 period. All other non-executive director compensation has remained unchanged since the 2019-2020 period.
Our Nominating and Governance Committee believes the aggregate cost of our independent director compensation program is appropriate due to the complexity of our business model, the time our directors spend keeping themselves up-to-date on our Company by discussing matters with our CEO and other key executives and our principal external advisors, by reading the reports and other materials that we send them regularly, and the need for our directors to travel to the U.K. four times per year for regularly scheduled meetings, and sometimes more often if necessary.
DIRECTOR COMPENSATION
The following table sets forth our 2023 independent director compensation, including the compensation for the directors’ committee assignments as of such date.

Name	Fees Earned or Paid in Cash	Share Awards(1)	All Other Compensation(2)	Total
Mark C. Batten (3)	—	—	—	—
Francisco L. Borges(4)	$345,000	$145,000	$16,406	$506,406
G. Lawrence Buhl	$165,000	$145,000	$26,655	$336,655
Bonnie L. Howard	$190,000	$145,000	$51,655	$386,655
Thomas W. Jones	$190,000	$145,000	$30,897	$365,897
Patrick W. Kenny(5)	$165,000	$145,000	$21,386	$331,386
Alan J. Kreczko(6)	$180,000	$145,000	$34,369	$359,369
Simon W. Leathes(7)	$165,000	$145,000	—	$310,000
Michelle McCloskey(8)	—	—	$2,546	$2,546
Yukiko Omura	$180,000	$145,000	—	$325,000
Lorin P.T. Radtke	$180,000	$145,000	$27,546	$352,546
Courtney C. Shea	$165,000	$145,000	$27,546	$337,546

(1)    Represents grant date fair value, rounded to the nearest $1,000.
(2)    Other compensation consists of matching gift donations to eligible charities paid in 2023 or paid in early 2024 for donations made in 2023 (in 2023, our Company offered to match donations of up to $25,000, plus a special match of up to $25,000 for donations to support humanitarian aid), reimbursement of business-related spousal travel paid in 2023, and U.K. personal tax return preparation fees paid in 2023 or paid in early 2024 for services performed in 2023.
9 Assured Guaranty 2024 Proxy Statement

(3)    Mr. Batten became a director of AGL in February 2024. He was not compensated in 2023 as an AGL director; however, for Mr. Batten's term as an AGL director ending at the 2024 Annual General Meeting, he received one-half of the annual director fee and one-half of the committee member fees payable to AGL's independent directors, consisting of cash and restricted shares (the number of shares granted being calculated by dividing a value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on February 21, 2024, the date of grant). In addition, Mr. Batten serves as a non-executive director of Assured Guaranty UK Limited, for which he received annual director and committee fees of £126,250 in 2023 (which was approximately $160,729 as of December 31, 2023).
(4)    Mr. Borges agreed to forgo an additional fee as the Chair of our Nominating and Governance Committee due to the substantial overlap between that position and his position as the Chair of the Board. Mr. Borges also does substantial work on executive compensation in conjunction with our Compensation Committee, for which he does not receive a fee. Mr. Borges elected to receive the entire cash component of his compensation as restricted shares.
(5)    Mr. Kenny elected to receive $20,000 of the cash component of his compensation as restricted shares and the remaining $145,000 in cash.
(6)    Mr. Kreczko elected to receive the entire cash component of his compensation as restricted shares.
(7)    Mr. Leathes elected to receive $15,000 of the cash component of his compensation as restricted shares and the remaining $150,000 in cash.
(8)    Ms. McCloskey retired from our Board in May 2023 and did not receive any fees or share awards in May 2023. Her director compensation paid in May 2022 included $82,500 in cash and $72,500 of Common Shares for a total of $155,000 related to fiscal year 2023.
The following table shows information related to independent director equity awards outstanding on December 31, 2023:

Name	Unvested Restricted Shares(1)
Francisco L. Borges	9,376
G. Lawrence Buhl	2,775
Bonnie L. Howard	2,775
Thomas W. Jones	2,775
Patrick W. Kenny	3,157
Alan J. Kreczko	6,219
Simon W. Leathes	3,062
Yukiko Omura	2,775
Lorin P.T. Radtke	2,775
Courtney C. Shea	2,775
(1)    Vests one day prior to the 2024 Annual General Meeting.

Assured Guaranty 2024 Proxy Statement 10

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?
Our current Chair of the Board is Francisco L. Borges. The position of CEO is held by Dominic J. Frederico.
While our Board has no fixed policy with respect to combining or separating the offices of Chair of the Board and CEO, those two positions have been held by separate individuals since our 2004 initial public offering. We believe this is the appropriate leadership structure for us at this time. Mr. Borges and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Borges to focus on Board matters, including oversight of our management. Mr. Borges and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that our Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chair of the Board, Mr. Borges sets the final Board agenda and chairs Board meetings, including executive sessions at which neither our CEO nor any other member of management is present. The Chair of the Board also chairs our Annual General Meetings.
HOW DOES THE BOARD OVERSEE RISK?
Our Board’s role in risk oversight is consistent with our leadership structure, with our CEO and other members of our senior leadership team having responsibility for assessing and managing risk exposure and our Board and its committees providing oversight in connection with these activities. Our Company’s policies and procedures relating to risk assessment and risk management are overseen by our Board. Our Board employs an enterprise-wide approach to risk management that supports our Company’s business plans at a reasonable level of risk. Risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. Our Board annually approves our business plan, factoring risk management into account, and also approves our Company’s risk appetite statement, which articulates our Company’s tolerance for risk and describes the general types of risk that our Company accepts or attempts to avoid. The involvement of our Board in setting our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for us.
While our Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of our Board also have responsibility for risk assessment and risk management. As discussed under “Committees of the Board,” our Board has created a Risk Oversight Committee that oversees the standards, controls, limits, underwriting guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management’s assessment and management of both (i) credit risks and (ii) other enterprise risks, including, but not limited to, market, financial, legal and operational risks (including cybersecurity and data privacy risks), climate, and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we take on financial guaranty exposure and to risks related to our participation in the asset management business. In addition, the Audit Committee is responsible for, among other matters, reviewing policies and processes covering risk assessment and risk management for our financial reporting and controls. It also oversees cybersecurity risks related to our financial systems as part of its oversight of the management of such risks, in coordination with the Risk Oversight Committee's supervision of our Company's technology and security risk management programs, and reviews our Company's compliance with legal and regulatory requirements. The Finance Committee oversees the allocation and performance of our Company’s investment portfolio (including in respect of alternative investments) as well as the performance of our Company's investment in Sound Point, and our Company’s capital structure, financing arrangements, and rating agency matters. The Nominating and Governance Committee oversees risk at our Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members. The Environmental and Social Responsibility Committee oversees risks related to our Company's environmental risk management and stewardship program (including climate change related risks that have a material impact on our Company) and social responsibility (including human capital management strategy and diversity and inclusion initiatives), while each of our other Board committees have responsibility for risk assessment of such risks to the extent within their purview.
As part of its oversight of executive compensation, our Compensation Committee reviews compensation risk. Our Compensation Committee oversaw the performance of a risk assessment of our employee compensation program to determine whether any of the risks arising from our compensation program are reasonably likely to have a material adverse effect on us. Since January 2011, our Compensation Committee has retained FW Cook to perform an annual review of our compensation program and identify areas of risk and the extent of such risk. Our Compensation Committee directs that our Chief Risk Officer work with FW Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this annual review, from time-to-time, most recently in February 2024, FW Cook performs a comprehensive systemic, qualitative assessment of all of our incentive compensation programs and reviews its findings with our Chief Risk Officer for completeness and accuracy. FW Cook seeks to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs, as well as mitigating features, and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.
11 Assured Guaranty 2024 Proxy Statement

As part of its February 2024 comprehensive review, FW Cook considered the changes our Compensation Committee made in the past year, including the removal of growth in third party assets under management from our annual incentive program in 2023 following the contribution of substantially all our asset management business to Sound Point for an approximately 30% interest in the combined entity, and updates to our Executive Recoupment Policy to, among other things, expand the circumstances that trigger recoupment pursuant to the policy. FW Cook concluded that our incentive plans are well-aligned with sound compensation design principles and do not encourage behaviors that would likely create material adverse risk for our Company. Our Chief Risk Officer reviewed their findings and agreed with their conclusion. Based on this comprehensive review, our Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.
BOARD OVERSIGHT OF CYBERSECURITY
The security of our products, services and corporate network is a key priority both for the growth of our business and our responsibilities as the leading financial guaranty insurance company. We have taken a risk-based approach to cybersecurity and have adopted a Cybersecurity Policy and implemented its procedures throughout our operations.
To that end, we have developed a cybersecurity governance structure. Our Board of Directors, some of whose members have broad-based skills in risk management oversight and/or cybersecurity oversight certifications, assumes overall responsibility for overseeing our Company’s establishment and operation of a cybersecurity program and our management of cybersecurity risk. In 2023, our Chief Technology Officer and Chief Information Security Officer briefed our Board on the positive results of our annual penetration test, which simulated a targeted cyber attack against our Company through network penetration, phishing, and physical intrusion. Our Board also received a comprehensive briefing by external advisors on cybersecurity and board governance, including cybersecurity threat trends, incident response responsibilities, and relevant case studies, among other related topics. Our Chief Technology Officer and Chief Information Security Officer also briefed the Audit and Risk Oversight Committees on our cybersecurity program and cyber-threat landscape. Our Board delegates certain cybersecurity oversight responsibilities to the Risk Oversight Committee, which oversees enterprise risk, vendor management, and information technology risks, and to the Audit Committee, whose oversight responsibility includes cybersecurity risks, data privacy, and risk management related to our financial systems. The Risk Oversight Committee has specific responsibility for overseeing information technology processes and controls, including for cybersecurity, compliance with related policies, and the process to monitor risks we face arising from changing technology trends, and coordinates with the Audit Committee, as needed.
We maintain a robust Information Security Policy and Standards that details how material risks from cybersecurity threats are assessed, identified and managed. Our Chief Technology Officer oversees a process designed to remediate risks according to their criticality and presents to the Risk Oversight and Audit Committees and management at least semi-annually. Our Chief Information Security Officer also presents to the Board and the Risk Oversight and Audit Committees on cybersecurity and data privacy matters at least annually.
Awareness and alertness are important components to our cybersecurity program; upon onboarding and annually thereafter, our directors and employees are required to take cybersecurity training and we conduct regular exercises to educate employees about best practices and help them identify and avoid potential threats. We engage third-party consultants to conduct periodic penetration testing designed to identify potential security vulnerabilities. Our internal audit function, which has been outsourced to an international accounting firm, conducts periodic audits of cybersecurity and reports on such matters to the Audit Committee. We take measures designed to mitigate risks associated with third-party vendors that have access to confidential information or provide business critical functions.
COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION
Our Compensation Committee has responsibility for determining the compensation of our executive officers. None of the members of our Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of our Compensation Committee.
WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?
Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with our Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and our Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.
Assured Guaranty 2024 Proxy Statement 12

Our Nominating and Governance Committee charter requires the committee to review and approve or disapprove in advance all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision that requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. Our Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K.
Our Audit Committee charter requires the committee to review and approve or disapprove in advance all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of our voting securities that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K.
Our General Counsel identifies related person transactions requiring committee review pursuant to our committee charters from transactions that are:
•disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Global Code of Ethics compliance
•reported directly by the related person or by another employee of our Company
•identified by our vendor management procedures and matching gift procedures based on comparison of vendors and matching gift recipients against a list of directors, executive officers and known 5% shareholders and certain of their related persons
WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?
From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of a class of our voting securities and, as a result, are considered “related persons” under the SEC’s rules. These organizations may provide services to us. In 2023, the following transactions occurred with investors who reported beneficial ownership of 5% or more of our voting securities.
As indicated in “Which Shareholders Own More Than 5% of Our Common Shares,” Wellington Management Group LLP and its affiliates, which we refer to as Wellington Management, and BlackRock, Inc. and its affiliates, which we refer to as BlackRock, own approximately 9.28% and 12.70% of our Common Shares outstanding, respectively, as of March 8, 2024 (the record date for our Annual General Meeting), based on the amount of Common Shares they reported in their Schedule 13G filings as of the date set forth in such filing, and on the amount of our Common Shares outstanding as of the record date. We appointed Wellington Management as an investment manager to manage certain of our investment accounts prior to it reaching such ownership thresholds. As of December 31, 2023, Wellington Management managed approximately $2.1 billion of our investment assets, which is approximately 25% of our total fixed maturity and short-term investment portfolio. In 2023, we incurred expenses of approximately $1.4 million related to our investment management agreement with Wellington Management. BlackRock supplies our investment reporting module, and in 2023 we incurred expenses of approximately $500,000 with respect to that module.
Prior to the Sound Point transaction and the completion of the sale of our interest in Assured Healthcare Partners LLC, which we refer to as AHP, certain officers, directors, employees, their family members and related charitable foundations, some of whom may have been “related persons” under the SEC’s rules, were eligible to make investments in various private funds, vehicles or accounts managed by Assured Investment Management LLC, which we refer to as AssuredIM, and AHP, subject to compliance with applicable laws. Generally, these investments were not subject to the management fees and performance allocations or incentive fees charged to other investors. Subsequent to the Sound Point transaction, from time to time, such related persons may make investments in various private funds, vehicles or accounts managed by Sound Point that are not subject to management fees, performance allocations or incentive fees charged to other investors.
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HUMAN CAPITAL MANAGEMENT
We recognize that our workforce, as a key driver of our long-term performance, is among our most valued assets.
Our key human capital management objectives are to attract and retain a diverse group of the highest quality employees, including talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value. To promote these objectives, our human capital management programs are designed to reward and support employees with competitive compensation and benefit packages in each of our locations around the globe, and with professional development opportunities to cultivate talented employees and prepare them for critical roles and future leadership positions.
As of December 31, 2023, we employed 350 people worldwide, and their average tenure was approximately 13 years.
In 2023, we continued to enhance and expand our human capital management initiatives.
EMPLOYEE ENGAGEMENT
We utilize employee engagement surveys conducted by a third-party provider to foster confidentiality, to gauge the effectiveness of our efforts to enhance the employee experience, and to gain insight into employee perceptions about various aspects of the work environment. While we encourage open dialogue, we believe the engagement surveys provide a confidential forum for our employees to provide more candid feedback. We send surveys to the total global workforce. In the spirit of transparency and to convey our sincerity in acting on the feedback, we share summaries of survey results with our employees. We plan to continue to use the survey results to guide our development of new initiatives and enhancements to existing programs.
EMPLOYEE DEVELOPMENT
We invest in the professional development of our workforce. We believe that encouraging employees to realize their full capabilities enhances job satisfaction, leads to increased performance, and enables our Company to cultivate a pipeline of internal talent for succession planning. To support the advancement of our employees, we endeavor to strengthen their knowledge and skills by providing access to training, including in leadership, management and effective communication skills, mentoring opportunities, as well as tuition reimbursement assistance. We conduct employee evaluations and performance reviews annually, during which managers and employees are encouraged to discuss employee goals and opportunities for development, including, as appropriate, training and coaching.
Qualified employees interested in working abroad can apply to another of our offices as part of an international rotation program.
COMPENSATION AND BENEFITS
We believe our compensation program is designed to attract, retain, and motivate talented individuals and to recognize and reward outstanding achievement. The components of our program consist of base salary and may include performance-based incentive compensation in the form of an annual cash incentive and deferred compensation in the form of cash and/or equity. We believe that a compensation program with both short-term and long-term awards provides fair and competitive compensation and aligns the interests of our employees and our investors. To help maintain the wellness of our employees, we offer a benefits package designed to promote and support physical and mental health as well as financial security. Benefits include life and health (medical, dental and vision) insurance, retirement savings plans (including corporate matches of employee contributions), an employee stock purchase plan, paid time off, paid family leave, an employee assistance program, commuter benefits, tuition reimbursement, fertility and family planning resources, emergency backup child, elder and pet care, reimbursement of health club fees, and corporate matches of an employee’s charitable contributions.
We also offer hybrid schedules that combine onsite and remote work, both as a convenience to our employees and to remain competitive as an employer.
Assured Guaranty 2024 Proxy Statement 14

CULTURE
We seek to foster and maintain strong ethical standards and a reputation as a business that conducts itself professionally and with a high degree of integrity. In addition, we work to provide and support a respectful and inclusive environment that values the abilities of each employee, leading to enhanced engagement, maximizing individual performance, and improving retention. Education and awareness are critical components in promoting our Company’s cultural values across our organization. Upon onboarding and annually, we require all employees to complete training that covers our Global Code of Ethics and related compliance policies, as well as our policies on the prevention of sexual harassment and discrimination. In addition to the foregoing groupwide trainings, we also provide targeted training and guidance from time to time on specific topics such as anti-fraud, anti-bribery and anti-corruption related matters.
Transparency towards stakeholders, including shareholders, policyholders, investors and employees, is another hallmark of our culture. Each quarter after we issue our financial results, in addition to meeting with shareholders and policyholders, our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer hold a town-hall style meeting for all employees where they provide an update on our Company’s performance and strategy, acknowledge contributions made by our employees to the continued success of our business and answer questions.
DIVERSITY AND INCLUSION
Diversity — the collective mixture of differences around race, ethnicity, religion, gender, gender identity, sexual orientation, age, disability, military and citizenship status, values, education, life experiences, socioeconomic backgrounds, and other characteristics that make each individual unique — and inclusion — a work culture of cooperation and collegiality, in which all employees are valued, treated with respect, and have equitable access to opportunities and resources — are ingrained within our Company’s policies and practices. We are committed to building and sustaining at all levels of our organization a diverse workforce that is representative of our communities, in a manner consistent with our business needs, scale and resources, and fostering an inclusive culture and workplace that embrace the differences within our staff and effectively utilize the many and varied talents of our employees.
The composition of our Board reflects our long-standing commitment to diversity. Our Board has been racially, ethnically and gender diverse for more than a dozen years. The current nominees for directors of our Board are more than one-third non-white (including three African Americans, one of whom is our Board Chair) and one-third female. Please refer to the "Director Skills and Diversity" table on page 23 of this proxy statement for the demographic information of our Board. We disclose on our public website our most recent EEO-1 Report, detailing the demographic composition of our U.S. workforce (in accordance with Equal Employment Opportunity Commission categories).
Our Board recognizes the importance of diversity and inclusion issues to our stakeholders and has established a dedicated Environmental and Social Responsibility Committee to assist the Board in providing oversight of our policies and practices regarding diversity and inclusion issues that affect our business, stakeholders and long-term strategy. The Environmental and Social Responsibility Committee reviews information about our diversity and inclusion initiatives, human capital management strategy, workforce composition, turnover and other relevant data.
Our Board has adopted a Diversity and Inclusion Policy, which articulates our commitment to building and sustaining a diverse workforce at all levels of our Company and creating an inclusive culture and guides our approaches for achieving these goals. You can find our Diversity and Inclusion Policy on our website at www.assuredguaranty.com/governance.
Implementing the goals of diversity and inclusion is a collective responsibility shared by members of our Board, who participate in Company events, our senior management, who serve as mentors and executive sponsors of employee resource groups (ERGs), and members of our global workforce, who serve on the Diversity and Inclusion Committee and run our ERGs. To incentivize and hold our senior leadership accountable, we incorporate environmental and social responsibility considerations in our executive compensation program.
During 2023, we continued to support diversity and foster inclusion through:
•EMPLOYEE-LED DIVERSITY AND INCLUSION COMMITTEE (D&I COMMITTEE). Our employee-led Diversity and Inclusion Committee, composed of employees with different backgrounds, points of view, and levels of seniority and tenure with us, provides input into our policies and strategies for achieving a diverse workforce and an inclusive culture. Our D&I Committee plays a key role in forming and supporting our ERGs and our mentoring program, as well as organizing various social and cultural events throughout the year. In addition, our D&I Committee donates to organizations that work to increase the talent pool by addressing inequitable access to opportunities and developing a pipeline of diverse and qualified candidates.
15 Assured Guaranty 2024 Proxy Statement

•EMPLOYEE RESOURCE GROUPS (ERG). Our five ERGs work to create community, build awareness and encourage employees to engage with and support one another. The ERGs were selected based on employee feedback; membership in the ERGs is voluntary and open to all employees. Because the ERGs are employee-led, they provide additional opportunities for employees to develop and demonstrate their leadership and organizational skills. The ERGs also provide mentorship, career development training, and assist our Company in our efforts to retain, develop and promote our employees and to foster a more inclusive culture. Throughout the year, the ERGs sponsor various events, firm wide as well as focused for group members. Each ERG is supported by two executive sponsors, a member and an ally, who offer guidance and advocate on behalf of the group.
Our Women’s ERG held our second International Women’s Day conference in early March 2024. Women employees (and allies) from across our Company's offices gathered in New York to network in person, hear inspiring speakers, participate in round table educational sessions on key professional issues, and to celebrate collective and individual accomplishments.
•MENTORING. We believe our collegial and collaborative culture fosters informal mentoring and learning. We augment this with a formal one-on-one mentoring program to provide an additional learning resource for our employees, to facilitate the onboarding of new recruits, and to reinforce connectedness. The mentoring program is offered to all employees across our Company’s offices. We utilize outside consultants to provide workshops for both mentors and mentees. In addition, we sponsor memberships for our employees in external organizations to provide further opportunities for professional development, mentoring and networking.
•BIAS AWARENESS TRAINING. As an equal opportunity employer, we have policies that prohibit unlawful discrimination, harassment and other forms of explicit bias. To address implicit bias, we have provided bias awareness training for our employees on how to identify and interrupt unconscious bias and the role each employee can play to promote diversity, equity and inclusion. We have also provided workshops on inclusive interviewing to managers and others with hiring responsibilities.
•TALENT PIPELINE. We added a number of talent acquisition strategies to our recruiting practices in an effort to deliberately reach and attract a diverse and qualified applicant pool. In addition, through our philanthropic efforts, we invest in organizations that work to create a pipeline of diverse and qualified candidates. To cast a wide net, positions are posted on our Company's website and other public job and recruiting websites. For positions that require the use of a search firm, we have instructed our executive recruiters and search firms to present more diverse applicant pools. Our internal recruiting team also works with organizations that promote the development and advancement of women and underrepresented minorities to help source more diverse applicant pools. We do not use artificial intelligence or other software to screen applicants.
We have taken several other steps to demonstrate our organizational commitment to diversity and inclusion. Our CEO has signed the CEO Action for Diversity and Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. In addition, to incentivize and hold senior management accountable, we include environmental and social responsibility objectives (including with respect to diversity and inclusion) in our executive compensation structure.
Assured Guaranty 2024 Proxy Statement 16

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
Our commitment to environmental and social responsibility starts at the top of our organization. Our Board of Directors recognizes the importance of environmental and social issues to its stakeholders and has established a dedicated Environmental and Social Responsibility Committee to assist our Board in providing oversight of our company’s policies and practices regarding environmental and social responsibility issues that affect our business, stakeholders and long-term strategy. Governance matters remain the responsibility of our Nominating and Governance Committee, while compensation matters are the responsibility of our Compensation Committee.
FINANCIAL GUARANTY — UNDERWRITING AND INVESTMENT
Our Company includes consideration of climate risk in the origination, underwriting, credit approval, and surveillance of our insured exposures and has integrated climate risk into our risk management and control functions. As a financial guarantor of municipal and structured finance transactions, we do not take direct insurance exposure to climate change, but we do face the risk that our obligors’ ability to pay debt service will be impaired by the impact of climate-related perils. Our assessment of how climate change-driven risks may impact a prospective obligor’s ability to pay debt service is informed by our extensive experience in public finance coupled with proprietary analytics and third-party data and insights. To improve our understanding of climate change and to develop the analytical tools needed to measure and manage the related financial risks, we have been investing in both talent and technology.
In our insured portfolio, we assess environmental and climate-related risks by requiring that credit underwriting submissions include consideration of environmental and climate-related factors as part of the analysis. The vulnerability of obligors is evaluated with respect to climate changes (e.g., sea level rise, droughts), extreme weather events (e.g., hurricanes, tornadoes, floods), geological events (e.g., earthquakes, volcanic eruptions) and resilience factors (e.g., mitigation capabilities, adaptation capacity), to determine if such environmental issues could materially impact an obligor's expected performance. Surveillance review protocol for our insurance portfolio includes an annual review of each insured risk; the scope and breadth of the review is based upon par exposure and credit quality. The Surveillance process considers climate-related factors to evaluate the potential impact of environmental risks, such as exposure to extreme weather events, geographic locations prone to flooding or wildfires, and compliance with environmental requirements, on an issuer’s ability to make debt service payments.
In our investment portfolio, we incorporate consideration of material non-financial factors, such as environmental risks, into our investment analysis in order to enhance the investment decisions required to achieve our principal investment objectives. Our investment managers rely on their respective corporate investment philosophy statements and use information regarding sustainability and responsible business practices, along with a variety of other economic factors, including risk and valuation metrics, when conducting research and due diligence on new investments, and again when monitoring investments for our investment portfolio. On an annual basis, we request and review reports from our primary investment managers on any material non-financial risks that may adversely impact returns.
In addition, we have determined not to make any new investments for our investment portfolio in thermal coal enterprises. As a consequence, we will refrain from making any new investments in thermal coal enterprises that generate 30% or more of their revenue from either the ownership, exploration, mining, or refining of thermal coal, and in corporate and municipally owned utilities that generate 30% or more of their electricity from thermal coal.
ENVIRONMENTAL AND SOCIAL POLICIES
We have adopted, and periodically review and update, an Environmental Policy, a Statement on Climate Change, a Diversity and Inclusion Policy, and a Human Rights Statement, which evidence our good corporate citizenship and express our commitments to conduct business in a sustainable and responsible manner in respect of people and the planet. These policies may be found on our website at www.assuredguaranty.com/governance.
17 Assured Guaranty 2024 Proxy Statement

GREENHOUSE GAS EMISSIONS
As a financial services firm with approximately 350 employees, the direct impact of our operations on the environment is relatively small. Nevertheless, we contribute to the global effort to combat climate change by monitoring our greenhouse gas emissions, which we refer to as GHG emissions. We have a program to measure, manage and report our GHG emissions on an enterprise-wide basis. Pursuant to the Greenhouse Gas Protocol, we collect and analyze internal data annually for our Scope 1, Scope 2 and certain key Scope 3 GHG emissions (air travel). In 2022, the most recent year for which data is available, our Company’s total GHG emissions (using location-based Scope 2) equaled approximately 3,147 total tonnes of carbon dioxide. Our methodology and results are reviewed by an independent third party, which conducts a reasonable assurance review for Scope 1 and Scope 2 emissions and a limited assurance review for Scope 3 emissions, in accordance with ISO 14064-3 International Standards.
CORPORATE PHILANTHROPY
Giving is an integral part of our corporate culture. We contribute generously to a broad range of causes through direct donations, matching gifts, and corporate sponsorships. Our Corporate Philanthropy Committee, formed in 2020 and composed of volunteer employees, provides our workforce the opportunity to direct philanthropic efforts by selecting charity partners and sourcing employee volunteer activities. Since 2020, total corporate donations have more than doubled and include organizations throughout the U.S., U.K., Europe, and Bermuda.
We continue to expand the scope of our corporate donations to further align with our vision and values as well as, whenever possible, provide targeted program support to the organizations we sponsor. We strive to develop strategic partnerships through our direct donations program and, in 2023, made $360,000 in contributions to five organizations that work to improve access to education for New York City’s underserved populations, an increase from $325,000 in 2022 and $200,000 in 2021. Also, in 2023, we made $250,000 in contributions to six organizations in support of our diversity and inclusion efforts and, in response global conflicts and natural disasters, $225,000 in contributions to seven organizations that provide humanitarian aid. In addition to monetary donations, our employees volunteered 420 hours of their time in 2023, up from 128 hours in 2022, in several Company-sponsored events, including a playground cleanup, a coat drive, assembling hygiene kits for veterans during our “Take Your Child to Work Day” event, and a return to school backpack distribution event. Furthermore, we maintain an employee paid leave program that allows each employee 8 hours per year to participate in volunteer activities.
In 2023, we increased the employee and director matching donation to eligible charitable institutions from $15,000 to $25,000 each year per individual. That year, we also offered a special match of up to $25,000 for donations to support humanitarian aid. In 2023, we provided matching gifts to approximately 426 organizations that are important to our employees and directors.
Assured Guaranty 2024 Proxy Statement 18

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP
HOW MANY COMMON SHARES ARE OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?
The following table sets forth information, as of March 8, 2024, the record date for our Annual General Meeting, regarding the beneficial ownership of our Common Shares by (i) each of our directors and nominees, (ii) each of our executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, which persons we refer to as our named executive officers, and (iii) the group comprising all of our directors, nominees and executive officers. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column “Common Shares Beneficially Owned.” None of the directors, nominees or executive officers beneficially owns 1% or more of our outstanding Common Shares, except for Mr. Frederico, who beneficially owns approximately 2.83% of our Common Shares. The Common Shares beneficially owned by all directors, nominees and executive officers as a group, including the unvested restricted Common Shares, constitute approximately 4.80% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Unvested Restricted Common Shares(1)	Restricted Share Units(2)
Robert A. Bailenson	230,799	—	136,158
Mark C. Batten	—	1,071	—
Francisco L. Borges	283,118	9,376	—
G. Lawrence Buhl	40,732	2,775	—
Ling Chow	111,147	—	73,018
Stephen Donnarumma	81,766	—	40,875
Dominic J. Frederico(3)	1,573,725	—	420,215
Holly Horn	22,395	—	25,513
Bonnie L. Howard	40,781	2,775	—
Thomas W. Jones	40,685	2,775	—
Patrick W. Kenny	74,144	3,157	—
Alan J. Kreczko	55,062	6,219	—
Simon W. Leathes	24,392	3,062	—
Yukiko Omura	19,615	2,775	—
Lorin P.T. Radtke	4,131	2,775	—
Courtney C. Shea	4,131	2,775	—
All directors, nominees and executive officers as a group (18 individuals)	2,624,701	39,535	781,862
(1)    The reporting person has the right to vote (but not dispose of) the Common Shares listed under “Unvested Restricted Common Shares.”
(2)    The Common Shares associated with restricted share units are not deliverable as of March 8, 2024, or within 60 days of March 8, 2024, and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our executive officers. The restricted share units held by our executive officers vest on specified anniversaries of the date of the award, with Common Shares delivered upon and after vesting.
        This column includes 37,907 share units allocated to Mr. Bailenson due to his election to invest a portion of his AG US Group Services Inc. Supplemental Executive Retirement Plan account in an employer stock fund.
(3)    Common Shares beneficially owned by Mr. Frederico include shares owned by Mr. Frederico’s spouse and daughter, and shares owned by a family trust over which Mr. Frederico has the power to direct the voting and disposition. Common Shares beneficially owned by Mr. Frederico also include 300,000 shares he pledged in accordance with our Global Restrictions on Trading policy.

19 Assured Guaranty 2024 Proxy Statement

WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?
The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 8, 2024, the record date for the Annual General Meeting. On March 8, 2024, 55,516,954 Common Shares were outstanding, including 39,535 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	7,048,556(1)	12.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,610,151(2)	11.91%
Putnam Investments, LLC 100 Federal Street Boston, MA 02110	5,159,243(3)	9.29%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	5,152,455(4)	9.28%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	4,299,943(5)	7.75%
(1)    Based on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024, reporting the amount of securities beneficially owned as of December 31, 2023. BlackRock, Inc. has sole voting power over 6,802,778 shares and sole dispositive power over 7,048,556 shares.
(2)    Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024, reporting the amount of securities beneficially owned as of December 29, 2023. The Vanguard Group has shared voting power over 22,691 shares, sole dispositive power over 6,528,808 shares and shared dispositive power over 81,343 shares.
(3)    Based on a Schedule 13G/A filed by Putnam Investments, LLC on February 14, 2024, reporting the amount of securities beneficially owned as of December 31, 2023. Putnam Investments, LLC has sole voting power over 5,159,243 shares and sole dispositive power over 5,159,243 shares.
(4)    Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 8, 2024, reporting the amount of securities beneficially owned as of December 29, 2023. Wellington Management Group LLP has shared voting power over 4,249,689 shares and shared dispositive power over 5,152,455 shares.
(5)    Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2024, reporting the amount of securities beneficially owned as of December 29, 2023. Dimensional Fund Advisors LP has sole voting power over 4,267,699 shares and sole dispositive power over 4,299,943 shares.

Assured Guaranty 2024 Proxy Statement 20

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on our Board until the next Annual General Meeting. Our Board may appoint any person as a director to fill a vacancy on our Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with their creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. Our Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of our Board or a vacancy left unfilled at an Annual General Meeting.
Our Board of Directors approved a resolution to reduce our Board from 12 to 9 members as of the date of our 2024 Annual General Meeting. Following the recommendation of our Nominating and Governance Committee, our Board has nominated Mark C. Batten, Francisco L. Borges, Dominic J. Frederico, Bonnie L. Howard, Thomas W. Jones, Alan J. Kreczko, Yukiko Omura, Lorin P.T. Radtke, and Courtney C. Shea as directors of AGL. Proposal No. 1 is Item 1 on the proxy card.
Our directors are elected annually to serve until their respective successors shall have been elected.

☑	The board of directors recommends that you vote “FOR” the election of the nominees as directors of AGL.
It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.
There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

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OUR DIVERSE BOARD
Election of the current nominees will result in our Board of Directors being composed of individuals with diverse backgrounds and experience, and will result in a Board of Directors that comprises eight independent directors who, as a group, are diverse by gender, race or ethnicity, age, and tenure, plus our CEO.

INDEPENDENT DIRECTORS

GENDER DIVERSITY	RACIAL OR ETHNIC DIVERSITY

■	Women	■	Asian
■	Men	■	Black or African American
		■	White

AGE DIVERSITY	TENURE DIVERSITY
7.8 Years Average Tenure

■	<65	■	<5
■	65-70	■	5-15
■	>70	■	>15
Assured Guaranty 2024 Proxy Statement 22

DIRECTOR SKILLS AND DIVERSITY
The table below summarizes the key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on our Board. Further information about each director nominee may be found in their biographies contained in the pages following this one.

	Batten	Borges	Frederico	Howard	Jones	Kreczko	Omura	Radtke	Shea
Qualifications and Expertise
Financial Guaranty Industry	✓	✓	✓	✓	✓	✓	✓		✓
U.S. Public Finance		✓	✓						✓
Non-U.S. Finance	✓		✓				✓
Infrastructure Finance	✓	✓	✓				✓		✓
Audit and Internal Control	✓		✓	✓	✓	✓			✓
Government Service		✓				✓	✓
Financial Reporting	✓		✓	✓	✓		✓
Investment Management		✓	✓	✓	✓		✓	✓
Legal and Compliance	✓	✓	✓	✓		✓			✓
Insurance Industry	✓	✓	✓	✓	✓	✓	✓		✓
Banking	✓		✓	✓	✓		✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓		✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓	✓	✓	✓	✓
Cybersecurity and Data Privacy*				✓		✓		✓	✓
Human Capital Management		✓	✓		✓		✓
Environmental and Climate Change			✓			✓	✓
Audit Com. Financial Expert	✓		N/A	✓	✓				✓
Tenure and Independence
Independent	✓	✓		✓	✓	✓	✓	✓	✓
Director Since	2024	2007	2004	2012	2015	2015	2014	2021	2021
Demographics
Age	67	72	71	70	74	72	68	55	63
Gender**	M	M	M	F	M	M	F	M	F
Race/Ethnicity**	W	B	W	W	B	W	A	B/W	W

•Cybersecurity skills relate to broad-based skills in risk and management oversight and/or cybersecurity oversight certifications.
**    F - Female; M - Male; A - Asian; B - Black or African American; H - Hispanic or Latino; W - White.
23 Assured Guaranty 2024 Proxy Statement

NOMINEES FOR DIRECTOR
The following pages provide biographical information about the nine individuals who have been nominated to serve as directors of our Company until their successors are duly elected. Our directors are elected annually.
The biographical information on the following pages should be read in conjunction with the skills matrix on the previous page.

Mark C. Batten Independent Director Director Since: 2024 Committee Memberships: Audit Finance Risk Oversight

Qualifications:
Mr. Batten has broad knowledge of the insurance and financial services sectors, with a strong record of experience and expertise in audit, corporate finance, and enterprise risk management, which is valuable to our Board in its oversight of our financial reporting and risk management policies. In addition, his current portfolio of board non-executive roles for financial services and insurance companies adds value to the Board and Board committee deliberations.
Biography:
Mr. Batten, age 67, became a director of AGL in February 2024. Mr. Batten is a non-executive director for the following financial services and real estate companies: Picton Property Income Ltd, a company listed on the London Stock Exchange, and private companies Weatherby’s Bank Ltd and Reliance National Insurance Company Europe Limited. In addition, Mr. Batten has served as an independent, non-executive director for AGL's U.K insurance subsidiary, Assured Guaranty UK Limited, since 2018. Mr. Batten was formerly a partner for over 25 years at PricewaterhouseCoopers LLP (PwC), retiring from the partnership in 2017. Mr. Batten led a number of practices during his career with PwC. He led PwC’s Insurance Restructuring practice, undertaking a wide range of restructuring projects predominantly for non life insurers and reinsurers (including Lloyd’s), but also some life insurance companies. He also acted as Chair of PwC’s European Solvency II program, as the Provisional Liquidator of Independent Insurance and was a non-executive director of PwC’s global insurance captive.
Mr. Batten is a Chartered Accountant and currently serves as Chair of the Governing Body of Westminster School.
Assured Guaranty 2024 Proxy Statement 24

Francisco L. Borges Chair of the Board Director Since: 2007 Committee Memberships: Nominating and Governance (Chair) Executive (Chair)

Qualifications:
Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance, and in investment management. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which our Company operates and will be particularly useful as our Company pursues its goal of increasing asset management-related earnings and increasing our investment in alternative assets. Each of these areas is important to our business.
Biography:
Mr. Borges, age 72, became a director of AGL in August 2007, and has been Chair of our Board of Directors since May 2015. He is a partner and chairman of the Ares Secondaries Group (Ares). Prior to its acquisition by Ares in 2021, Mr. Borges was Chair and Managing Partner of Landmark Partners, LLC, an alternative investment management firm where he had been employed since 1999. Previously, Mr. Borges was managing director of GE Capital’s Financial Guaranty Insurance Company. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut.
Mr. Borges also chairs the board of trustees of the Knight Foundation and is a member of the board of trustees for the Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee, and of Hartford Healthcare. Mr. Borges served on the board of directors of Jefferies Financial Group Inc. from 2013 through 2022, where he was a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Dominic J. Frederico Chief Executive Officer Director Since: 2004 Committee Memberships: Executive

Qualifications:
Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.
Biography:
Mr. Frederico, age 71, has been a director of AGL since our 2004 initial public offering, and the President and Chief Executive Officer of AGL since 2003. During his tenure as President and Chief Executive Officer, our Company became the leading provider of municipal bond insurance and financial guaranties. Under his leadership, our Company completed its 2004 initial public offering and, in 2009, acquired the financial guaranty insurance company now named Assured Guaranty Municipal Corp., thereby bringing together the only two monoline bond insurers to continue writing financial guaranty policies before, during and after the 2008 financial crisis. In the following years, he led our acquisition of a number of the remaining legacy financial guaranty insurance companies or their portfolios, expanding our reach, consolidating industry capital and solidifying our position as the leader in the financial guaranty industry. Mr. Frederico is leading our strategic expansion into alternative asset management, with a goal of increasing asset management-related earnings and increasing our investment in alternative assets.
Mr. Frederico served as Vice Chair of ACE Limited (now known as Chubb Limited) from 2003 until 2004 and served as President and Chief Operating Officer of ACE Limited and Chair of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Limited from 2001 through May 2005. From 1995 to 1999, Mr. Frederico served in a number of executive positions with ACE Limited, during which period he oversaw the successful acquisition and integration of the domestic and international property casualty operations acquired by ACE Limited from CIGNA Corporation in July 1999 and the acquisition of Capital Re Corp., the predecessor company to our Company, in December 1999.
Prior to joining ACE Limited, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group. His last position at the group was Senior Vice President and Chief Financial Officer of AIG Risk Management.
Mr. Frederico is a member of the Amynta Group advisory board.
25 Assured Guaranty 2024 Proxy Statement

Bonnie L. Howard Independent Director Director Since: 2012 Committee Memberships: Audit (Chair) Compensation Nominating and Governance

Qualifications:
Ms. Howard’s background in audit, finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.
Biography:
Ms. Howard, age 70, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in credit, risk management and financial reporting policies. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst & Young.
Ms. Howard serves on the board of directors of Artisan Partners Funds, where she chairs the Audit Committee. Ms. Howard previously served on the board of directors of BMO Financial Corp., where she was a member of the Audit Committee, and the board of directors of BMO Harris Bank N.A., where she chaired the Directors’ Trust Committee and the Audit Committee, until April 2018.
Ms. Howard obtained in 2023 a CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

Thomas W. Jones Independent Director Director Since: 2015 Committee Memberships: Compensation (Chair) Audit Nominating and Governance

Qualifications:
Mr. Jones’ background has given him extensive experience in investment management and in the operations of large financial institutions, which is valuable to the Board as our Company pursues its goal of increasing asset management-related earnings and increasing our investment in alternative assets. His previous service on the boards of other financial services companies and the Federal Reserve Bank of New York adds value to the Board and Board committee deliberations.
Biography:
Mr. Jones, age 74, became a director of AGL in August 2015. Mr. Jones is the founder and senior partner of venture capital firm TWJ Capital LLC. Prior to founding TWJ Capital in 2005, he was the chief executive officer of Global Investment Management at Citigroup, which included Citigroup Asset Management, Citigroup Alternative Investments, Citigroup Private Bank and Travelers Life & Annuity. Earlier, he held a series of positions at TIAA-CREF, including vice chair and director, president and chief operating officer, and executive vice president and chief financial officer, and at John Hancock Mutual Life Insurance Company, where he rose to senior vice president and treasurer. He began his career in public accounting and management consulting, primarily at Arthur Young & Company (predecessor to Ernst & Young).
Mr. Jones serves on the board of directors of Jefferies Financial Group, Inc. where he chairs the Risk and Liquidity Oversight Committee and serves on the Audit Committee, the ESG, Diversity and Inclusion Committee and the Nominating and Corporate Governance Committee. A trustee emeritus of Cornell University, Mr. Jones has served on numerous boards in the past, including those of the Federal Reserve Bank of New York (where he was vice chair), Altria Group, Freddie Mac, Travelers Group, Fox Entertainment Group, Pepsi Bottling Group and TIAA-CREF. Mr. Jones has been designated a Board Leadership Fellow by the National Association of Corporate Directors, and is a licensed Certified Public Accountant.

Assured Guaranty 2024 Proxy Statement 26

Alan J. Kreczko Independent Director Director Since: 2015 Committee Memberships: Environmental and Social Responsibility (Chair) Nominating and Governance Risk Oversight

Qualifications:
Mr. Kreczko’s lengthy service in senior legal and policy positions both in the federal government and in the insurance industry, as well as the global and governmental perspective he has gained, are valuable to the Board. Mr. Kreczko’s experience chairing The Hartford’s Environment Committee makes him particularly valuable as the chair of our Environmental and Social Responsibility Committee. Mr. Kreczko also has insight about cybersecurity matters arising from his experience as co-chair of The Hartford's Cyber Security Committee.
Biography:
Mr. Kreczko, age 72, became a director of AGL in August 2015. Mr. Kreczko retired from The Hartford Financial Services Group, Inc., which we refer to as The Hartford, on December 31, 2015, where he served as executive vice president and general counsel from June 2007 until June 2015. In that capacity, Mr. Kreczko oversaw the law department, government affairs, compliance and communications. Additionally, he chaired The Hartford’s Environment Committee and co-chaired The Hartford's Cyber Security Committee. From June 2015 until December 2015, he served as Special Advisor to the Chief Executive Officer.
Mr. Kreczko joined The Hartford in 2003 after 27 years in public service at the United States Department of State, where he held various senior positions. As the Acting Assistant Secretary of State for Population, Refugees and Migration, he led the department’s response to humanitarian crises in conflict situations, including Afghanistan, Timor, and West Africa. Before that, Mr. Kreczko served as special assistant to President Clinton and legal advisor to the National Security Council. Earlier, he participated in sensitive bilateral and multilateral negotiations as deputy general counsel to the Department of State and as legal advisor to the personal representatives for Middle East negotiations of Presidents Carter and Reagan. Mr. Kreczko is on the board of the Boys and Girls Clubs of Hartford. Mr. Kreczko is also on the advisory council of his alma mater, Villa Angela-Saint Joseph High School.

Yukiko Omura Independent Director Director Since: 2014 Committee Memberships: Finance (Chair) Compensation Environmental and Social Responsibility Executive

Qualifications:
Ms. Omura brings more than 40 years of international professional experience in the financial sector working in major financial centers of the world. Her global experience adds considerable value to the Board.
Biography:
Ms. Omura, age 68, joined the Board of AGL in May 2014. She is a non-executive director of Nishimoto HD Co. Ltd. and a non-executive member of the Board of Directors of HSBC Bank plc. She also serves as Senior Independent Director of the Private Infrastructure Development Group and is a member of the advisory board for The Critical Minerals Fund. Ms. Omura was a Supervisory Board Member of Amatheon Agri Holding N.V. until March 2018. She served as Undersecretary General and Chief Operating Officer/Vice President of the International Fund for Agricultural Development until February 2012 and, prior to that, as Executive Vice President and CEO of the Multilateral Investment Guarantee Agency of the World Bank Group.
Ms. Omura began her career as a project economist with the Inter-American Development Bank, working in the infrastructure sector. She then worked in senior positions at several major investment banks in Tokyo, New York and London. At JPMorgan she worked on the mergers and acquisitions and derivatives teams, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales, Trade and Research) Marketing for Northern Europe out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and then as Head of Credit Business, Asia at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for Union Bank of Switzerland, Japan. Following a merger with Swiss Bank Corp., Ms. Omura became the new head of the merged bank’s Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan. In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.

27 Assured Guaranty 2024 Proxy Statement

Lorin P.T. Radtke Independent Director Director Since: 2021 Committee Memberships: Risk Oversight (Chair) Environmental and Social Responsibility Finance

Qualifications:
Mr. Radtke’s background has given him considerable experience in investment management, client franchise development, structured product marketing and risk management, all of which are valuable to the Board and its committees, in particular as our Company pursues its goal of increasing asset management-related earnings and increasing our investment in alternative assets.
Biography:
Mr. Radtke, age 55, is the co-founder and partner of venture capital firm M Seven 8. Prior to founding M Seven 8 in 2017, he spent 24 years in various positions with Goldman Sachs, eight years of which was as a Partner. His career at Goldman Sachs included time in the Chicago, London and New York offices. Mr. Radtke was the Head of Mortgage and Structured Product Sales through the financial crisis of 2008-09 and its emergence from that crisis (2009-14). Mr. Radtke had additional leadership roles within the credit, mortgage and structured product disciplines within the Fixed Income Currencies and Commodities (FICC) Division. He was also responsible for additional sales/marketing groups, portfolio solution groups, and public advisory groups within FICC. These positions included Head of Credit Products Group — Hard Asset and Portfolio Solutions, Head of Structured Products — Distribution and Sourcing, Head of Structured Portfolio Solutions Group and Head of CLO Origination.
Mr. Radtke played an integral role in the development of diverse professionals within Goldman Sachs by leading summer intern, vice president and managing director diversity development programs. He has served as a director of University of Wisconsin — Milwaukee School of Business.
Mr. Radtke is a member of the board of directors of the Lord Abbett Family of Funds, where he serves on the Audit Committee.
Mr. Radtke obtained in 2023 a CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

Courtney C. Shea Independent Director Director Since: 2021 Committee Memberships: Audit Finance Risk Oversight

Qualifications:
Ms. Shea’s expertise in audit, risk and investment management along with her legal background is valuable to the Board and its committees. In addition, her experience with state and local governments has given her valuable insight into the U.S. public finance market.
Biography:
Ms. Shea, age 63, has had a 35 year career in U.S. public finance in which she has served as both a municipal advisor and investment banker working with state and local governments, not for profits and universities, in their issuance of municipal bonds. Ms. Shea served as the Managing Member of Columbia Capital Management, a national municipal advisory firm, from September 2013 until her retirement from the firm in April 2021. Prior to her tenure at Columbia Capital Management, Ms. Shea was an investment banker with several Wall Street firms, including serving as National Head of Public Finance at a division of ABN AMRO for five years.
Ms. Shea is an independent director and Audit Committee chair of the Professional Diversity Network. Additionally she serves on several not-for-profit boards, including The Joffrey Ballet and the Milken Institute Center for Financial Markets Public Finance Advisory Council. Ms. Shea was a founding member of Women in Public Finance, a women’s professional organization founded in 1996, and has been designated a Board Leadership Fellow by the National Association of Corporate Directors.
Ms. Shea obtained a Cybersecurity Certification from the Private Directors Association.

Assured Guaranty 2024 Proxy Statement 28

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
CD&A ROADMAP

Summary ________________________________	30
2023 Achievement Highlights______________	30
Our Total Shareholder Return______________	33
2023 Results Against Financial Performance Targets_______________________________	35
Snapshot of Our CEO’s 2023 Compensation___	35

Executive Compensation Program Structure and Process____________________________	37
Overview of Philosophy and Design__________	37
Shareholder Outreach on Our Executive Compensation Program__________________	38
The Decision-Making Process _____________	39
Components of Our Executive Compensation Program______________________________	40

CEO Performance Review___________________	49
Overview_______________________________	49
Base Salary_____________________________	50
Cash Incentive__________________________	50
Equity Compensation_____________________	57
Perquisites_____________________________	58
Comparison to Executive Compensation Comparison Group______________________	58

Other Named Executive Officer Compensation Decisions________________________________	59
Non-Financial Objectives and Achievements of the Other Named Executive Officers_______	59
Compensation Decisions for our Other Named Executive Officers_______________________	60

2023 Executive Compensation Conclusion_____	62

Compensation Governance__________________	63
The Role of the Board’s Compensation Committee_____________________________	63
The Role of the Independent Consultants______	63
Executive Compensation Comparison Group___	63
Executive Officer Recoupment Policy and Related Forfeiture and Termination for Cause Provisions______________________________	64
Share Ownership Guidelines________________	65
Anti-Hedging Policy_______________________	65
Anti-Pledging Policy_______________________	66
Award Timing____________________________	66

Post-Employment Compensation _____________	67
Retirement Benefits_______________________	67
Severance______________________________	67
Change in Control Benefits_________________	67
Separation Arrangement___________________	67

Tax Treatment_____________________________	68

Non-GAAP Financial Measures_______________	68
29 Assured Guaranty 2024 Proxy Statement

SUMMARY
Our executive compensation program is designed to attract and retain talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value.
Our Compensation Committee assesses performance using pre-established measures of success that are tied to our key business strategies. This approach encourages balanced performance, measured relative to financial and non-financial goals as well as measures of shareholder value, and discourages excessive risk taking or undue leverage by avoiding too much emphasis on any one metric, or on short-term results.
2023 Achievement Highlights
2023 was an excellent year for our Company. Our U.S. GAAP net income attributable to Assured Guaranty Ltd. per share of $12.30 was more than six times that of 2022 and our adjusted operating income per share* of $10.78 was more than two and one-half times that of 2022, in each case rising to the highest levels in our Company's history, reflecting the cumulative effect across all aspects of our business of the long-standing strategic initiatives championed by our CEO. We grew our shareholders' equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholders’ equity per share*, and adjusted book value per share* to new highs of $101.63, $106.54, and $155.92, respectively. Our share price rose over 20% from $62.26 at the end of 2022 to $74.83 at the end of 2023. Our total shareholder return for the year, which we refer to as TSR**, at over 22%, was nearly double the one-year TSR of the S&P 500 Financials Sector Index and the Russell Midcap Financial Services Index. We believe the extraordinary performance of our TSR reflects the market's confidence in the strategic vision championed by our CEO and the direction he and the rest of our senior leadership team is leading our Company.
Our most significant accomplishment in 2023 was the transformation of our asset management strategy with the contribution of substantially all of our asset management business to Sound Point for an approximately 30% interest in the combined entity. By executing the strategy envisioned by our CEO and adopted by our Board of substantially increasing the scale of the asset management business in which we participate, this transaction significantly advances the strategic goals our CEO envisioned and our Board set for our participation in the asset management business: (1) to further diversify our earnings and participate in a fee-based earnings stream independent of the risk-based premiums generated by our financial guaranty business, and (2) to improve our investment returns by increasing our allocation to alternative investments in our investment portfolio. The transaction, which was personally led by our CEO, is an important milestone in our pursuit of our vision of establishing a meaningful presence in the asset management business and positions us for further growth in that segment in the future. The transaction (along with the separate sale of the remainder of our asset management business) also resulted in a $222 million pre-tax gain, net of expenses, in 2023, a recognition of the improvements we made to the BlueMountain platform consistent with our CEO's strategic direction after entering the asset management business by purchasing BlueMountain in 2019.
We exceeded, in some cases by substantial margins, our 2023 financial performance targets in four out of five instances, even excluding the benefit of the establishment of a deferred tax asset related to a new Bermuda tax law enacted in December 2023 that our Compensation Committee could not have anticipated when setting our targets in February 2023. In the fifth instance (PVP), we were under our target as a result of lower overall volume in our primary market than we had projected when setting our target, but we still improved that measure over our 2022 results. We also enjoyed substantial success in achieving the non-financial objectives set by our Compensation Committee at the beginning of the year.

*    Adjusted operating shareholder’s equity, adjusted book value, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting compensation for our senior leadership team, and a reconciliation to the most comparable U.S. GAAP measures, may be found on pages 95 to 99 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
**     Point-to-point measurement based on end-of-year share prices and including the impact of dividends.
Assured Guaranty 2024 Proxy Statement 30

Our results were driven in part by our successful pursuit of all of our primary business strategies:

We executed our strategic vision of transforming our asset management business.
•We entered the asset management business in October 2019, by purchasing BlueMountain, with two strategic goals envisioned by our CEO and established by our Board for the business:
◦to further diversify our earnings and participate in a fee-based earnings stream independent of the risk-based premiums generated by our financial guaranty business; and
◦to improve our investment returns by increasing our allocation to alternative investments in our investment portfolio.
•In subsequent years, under our CEO's strategic guidance, we rebranded BlueMountain as Assured Investment Management and stabilized its staff and income while continuing to build its collateralized loan obligation, which we refer to as CLO, management business and successfully launching a new health care asset management strategy. We greatly increased the proportion of fee-earning assets under management, wound down discontinued strategies, and improved operations, but we did not find attractive opportunities to grow the business quickly to the scale we believed necessary to achieve the standalone success necessary to execute our CEO's strategic vision.
•In 2023, under the personal leadership of our CEO, we changed direction and transformed our asset management strategy through the contribution of substantially all of our asset management business to Sound Point for an approximately 30% interest in the combined entity. The transaction with Sound Point, which was structured, negotiated and successfully closed through the personal efforts of our CEO, has allowed us to immediately establish a meaningful presence in the asset management industry and to participate in a profitable asset management business with the scale we believe necessary to position us for further success in the future. The strategy, as transformed by our CEO, is already significantly advancing the strategic goals our CEO envisioned and our Board established for our participation in the asset management business:
◦Sound Point contributed $5 million of fee-based earnings independent of the risk-based premiums generated by our financial guaranty business to our pre-tax earnings in the fourth quarter 2023, the first quarter in which its results were included.
◦As a result of the Sound Point transaction, we increased the aggregate amount we have committed to invest in alternative investments to $1.5 billion (subject to regulatory approval). At year-end 2023, the fair value of amounts funded in alternative investments increased to $739 million, and had inception-to-date annualized returns of 12.8% at year-end 2023.
•Our relationship with Sound Point has broadened the types of alternative investments from which we may receive asset management earnings and in which we may invest to include direct lending, commercial real estate, strategic and specialty lending, and other adjacent investment strategies.
•The Sound Point transaction (along with the separate sale of the remainder of our asset management business) also generated a pre-tax gain of $222 million in 2023, net of expenses, a recognition of the improvements we made to the BlueMountain platform under the strategic direction of our CEO after entering the asset management business by purchasing BlueMountain in 2019.
•Finally, the Sound Point transaction and the separate sale of the remainder of our asset management business allowed us to eliminate administrative, operational, accounting, legal and compliance expenses associated with operating an asset management business.

31 Assured Guaranty 2024 Proxy Statement

We achieved robust new business production in our insurance segment despite an elevated interest rate environment and continued volatility in the fixed-income markets keeping overall volume in our primary market, U.S. public finance, lower than we projected when setting our target, due in large part to our strategic decision fifteen years ago, championed by our CEO, to also pursue financial guaranty business in markets other than the U.S. public finance market, while our only monoline financial guaranty competitor chose to limit itself to the U.S. public finance market.
•We achieved new business production in the insurance segment, a non-GAAP financial measure we refer to as PVP,* of over $400 million for only the second time since 2009 (excluding the PVP impact of our 2018 Syncora Guarantee Inc. reinsurance transaction). Our total 2023 PVP was $404 million, a nearly 8% increase over last year's total, and an outstanding result considering that for most of the year, we faced a relative lack of supply in our principal market, U.S. public finance due to reduced new issuance.
•In U.S. public finance, where 2023 U.S. new issuance was considerably lower than we projected when setting our target, we still managed to insure 5.4% of all new municipal bond issues by par, our highest penetration rate since 2011, when we had no other active financial guarantor competitor, representing $19.5 billion of new issue par, 15% higher than last year. We guaranteed 37 transactions that each utilized over $100 million of Assured Guaranty insurance, including five where we insured more than $500 million, and 81 AA transactions with a total par of $3.2 billion. (We focus on such transactions as a good barometer of institutional demand for our product.) In total, we produced PVP of $212 million in the U.S. public finance market.
•In the global structured finance market, we produced $109 million of PVP, a nearly 118% increase over last year, and making 2023 our most productive year from that group since 2008, due in part to changes our CEO made in the management of the responsible group in 2019.
•In the non-U.S. public finance market, we generated $83 million of PVP, a 22% increase over last year's total.

We further managed our capital, primarily by returning excess capital to our shareholders under a program we initiated eleven years ago based on the strategic vision of our CEO, and issuing new debt.
•We returned approximately $267 million to our shareholders during 2023 through share repurchases ($199 million) and dividends ($68 million). We repurchased 3.2 million of our Common Shares, significantly contributing to the overall reduction of our share count from the end of 2022 by 4.7%.
•We issued $350 million of 5-year senior unsecured debt with a coupon of 6.125%, the proceeds of which we used in large part to redeem $330 million of 10-year debt due July 1, 2024, reducing our refinance risk in 2024 and allowing us to continue our share repurchase program in 2023 rather than accumulating cash for the July 2024 debt maturity.
•Since our CEO's establishment of our capital management program eleven years ago, we have distributed approximately $5.6 billion to our shareholders through Common Share repurchases and dividends; and we repurchased approximately 74% of our Common Shares outstanding at December 31, 2012, which was just before we began our Common Share repurchase program.

We achieved these results despite an elevated interest rate environment and continued volatility in the fixed-income markets for much of the year. Continued interest rate hikes initiated in the U.S. through the first half of the year contributed to lower issuance of new bonds in the U.S. public finance market in 2023 than we had projected when setting our PVP target, as well as a reduction in secondary market opportunities in that same market, reducing opportunities for us in the most important market for our insurance product.
We also continued to face pricing competition in certain segments of that same U.S. public finance financial guaranty market from another financial guaranty insurer that serves a smaller portion of the market than we serve.
The achievements described in this section even in the face of this environment were important considerations for our Compensation Committee in determining the compensation of our CEO and other named executive officers for the 2023 performance year.

*    PVP is a non-GAAP financial measure. An explanation of this measure, which is considered when setting compensation for our senior leadership team, and a reconciliation to the most comparable U.S. GAAP measure, may be found on pages 98 and 99 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
Assured Guaranty 2024 Proxy Statement 32

Our Total Shareholder Return
The equity market has recognized our success under the strategic leadership of our CEO, with our equity experiencing a one-year TSR of 22.5% in 2023. That is nearly double the one-year TSR of the S&P 500 Financials Sector Index and the Russell Midcap Financial Services Index.
The table and chart below depict the cumulative TSR in dollars on our Common Shares from December 31, 2022 through December 31, 2023, relative to the cumulative TSR of the S&P 500 Stock Index, Russell Midcap Financial Services Index, and S&P 500 Financials Sector Index. The table and chart depict the value on December 31 of 2022 and 2023, of a $100 investment made on December 31, 2022, with all dividends reinvested.

1 year TSR
27.50%
25.00%
22.50%
20.00%
17.50%
15.00%
12.50%
10.00%
12.10%
13.10%
22.52%
26.26%

S&P 500 Financials Sector Index	Russell Midcap Financial Services Index	Assured Guaranty	S&P 500 Index
33 Assured Guaranty 2024 Proxy Statement

The table and chart below depict the cumulative TSR in dollars on our Common Shares from December 31, 2018 through December 31, 2023, relative to the cumulative TSR of the S&P 500 Index, S&P 500 Financials Sector Index and Russell Midcap Financial Services Index, over the same period. The table and chart depict the value on December 31 of each year from 2018 through 2023, of a $100 investment made on December 31, 2018, with all dividends reinvested.
As can be seen in the graph and table below, under the strategic leadership of our CEO, our five-year TSR exceeded the TSR of all the indices or groups to which we compare ourselves, by between 9 and 40 percentage points. We believe the extraordinary performance of our TSR reflects the market's confidence in the direction our CEO and the rest of the senior leadership team is leading our Company.
Calculated from total returns published by Bloomberg.

Cumulative TSR from 12/31/2018 to	Assured Guaranty	S&P 500 Index	S&P 500 Financials Sector Index	Russell Midcap Financial Services Index
12/31/2018	100.00	100.00	100.00	100.00
12/31/2019	130.13	131.47	132.09	133.55
12/31/2020	85.97	155.65	129.77	140.15
12/31/2021	139.57	200.29	175.02	190.40
12/31/2022	176.13	163.98	156.52	166.59
12/31/2023	215.80	207.04	175.46	188.41
Calculated from total returns published by Bloomberg.

Assured Guaranty 2024 Proxy Statement 34

2023 Results Against Financial Performance Targets
Under the strategic leadership of our CEO, we exceeded our financial performance goals in four out of five instances — and in the fifth instance, PVP, while falling short of the goal, we exceeded last year’s actual performance by nearly 8%, despite an elevated interest rate environment and continued volatility in the fixed-income markets, due in large part to our strategic decision fifteen years ago, championed by our CEO, to also pursue financial guaranty business in markets other than the U.S. public finance market, while our only monoline financial guaranty competitor chose to limit itself to the U.S. public finance market. The table below summarizes our 2023 results against the 2023 targets for our financial performance measures. Even without the benefit associated with the establishment of a substantial deferred tax asset related to a new Bermuda tax law enacted in December 2023, we still would have exceeded four out of five of our 2023 targets.
Since our Compensation Committee could not have anticipated the benefit associated with the establishment of such deferred tax asset when it set our 2023 targets in February 2023, the committee chose to exclude the impact of this tax benefit (which did not reflect any particular efforts of the senior leadership team) when it determined the achievement score for the financial performance measures for the 2023 performance year, as explained in more detail below under “Executive Compensation Program Structure and Process — Components of Our Executive Compensation Program — Cash Incentive Compensation”.

Financial Performance Measures(1)	2023 Targets	2023 Results	Below Target	Above Target

Core Operating Income per Diluted Share	$6.07	$11.13

Core Operating Return on Equity	6.5%	11.6%

Core Operating Shareholders’ Equity per Share	$99.42	$106.47

Core Adjusted Book Value per Share	$150.96	$155.92

PVP	$480 million	$404 million

(1)    All five targets are based on non-GAAP financial measures and four of the five are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating certain variable interest entities and similar entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below on page 68 under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable U.S. GAAP financial measures to arrive at these "core" measures.
Snapshot of Our CEO’s 2023 Compensation
For 2023, 91% of Mr. Frederico’s compensation constituted incentive compensation: 26% of his compensation was in the form of a performance-based cash incentive that was awarded based on measuring his performance against financial performance targets and non-financial objectives set at the beginning of the year, and 65% was in the form of a long-term equity-based incentive, with 60% of that equity award dependent on performance relative to our pre-established objectives for 2024 to 2026. The allocation between his fixed and incentive compensation for the 2023 performance year remained similar to the previous year.
Mr. Frederico received a compensation package for the 2023 performance year that was 15.5% higher than the one he received for the 2022 performance year, reflecting his personal leadership of the transformation of our asset management business with the completion of the milestone Sound Point transaction, our exceptional one-year total shareholder return of over 22%, our exceeding all but one of our five financial performance targets set by our Compensation Committee for 2023, some by a substantial amount and in large part due to his strategic leadership, and the achievement of non-financial strategic objectives that position us for future growth. The increase should also be viewed in the context of Mr. Frederico's compensation package for the 2022 performance year, which was 2.3% lower than the one he received for the 2021 performance year, and which decrease was driven largely by a 12.2% decrease in his performance-based cash incentive.
•Mr. Frederico’s cash incentive compensation increased by 15.3% from the prior year, largely as a function of the financial performance goal scores awarded by our Compensation Committee. As a result of exceeding all but one of the five financial performance targets set by the Compensation Committee, in some instances by substantial amounts, the Compensation Committee awarded Mr. Frederico a weighted score on his financial performance targets of 78.8%, considerably above his score of 61.9% for 2022, when only two of the six financial performance targets were met. Our Compensation Committee awarded him a similar weighted score on his non-financial objectives for 2023, 61.1% compared to 59.4% for 2022. Mr. Frederico’s total achievement score for 2023 was 139.9%, substantially above his score of 121.3% for 2022, which increased his cash incentive compensation. While Mr. Frederico's cash incentive compensation increased from last year, it remains below the amounts he received in 2017, 2018 and 2019.
35 Assured Guaranty 2024 Proxy Statement

•Our Compensation Committee considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in recognition of our significant financial and strategic achievements, his personal leadership and strategic vision in pursuing the financial guaranty business globally beyond the U.S. public finance market, envisioning and then executing on our highly successful capital management program, establishing and then transforming our participation in the asset management business, and his leadership of our Company through a volatile fixed-income market in 2023. Under Mr. Frederico's leadership, our Company has enjoyed positive U.S. GAAP net income every year since he took us public in 2004, except 2007 (when the mark-to-market losses on credit default swaps were the primary reason for the loss), and twenty consecutive years of positive annual adjusted operating income*. In recognition of these accomplishments and our Compensation Committee’s strong desire that Mr. Frederico continue his visionary leadership as we continue to transform our Company consistent with his strategic vision into a more diversified financial services company with a more efficient use of capital and increased asset management-related earnings and increased investments in alternative assets, our Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $8,750,000, an 18.2% increase from his grant for the 2022 performance year.
Mr. Frederico’s compensation package for 2021, 2022, and 2023 were composed of the following:

■	Performance-Based Equity[1]
■	Time-Based Equity[1]
■	Performance-Based Cash Incentive
■	Fixed Compensation-Base Salary

*    Adjusted operating income is a non-GAAP financial measure. An explanation of this measure, which is considered when setting executive compensation, and a reconciliation to the most comparable U.S. GAAP measure, may be found on pages 95 and 96 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
Assured Guaranty 2024 Proxy Statement 36

	2022 Performance Year Compensation		2023 Performance Year Compensation		Change from 2022 to 2023
Fixed Compensation — Base Salary (1)	$1,250,000		$1,250,000		—%
Incentive Compensation
Cash Incentive Compensation	$3,032,000		$3,496,050		15.3%
Long-Term Performance-Based Equity	$4,440,000	(2)	$5,250,000	(2)	18.2%
Long-Term Time-Based Equity	$2,960,000	(2)	$3,500,000	(2)	18.2%
Total Direct Compensation	$11,682,000		$13,496,050		15.5%
(1)    Mr. Frederico’s base salary for each of the 2023 and 2022 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2023 base salary was established in February 2023. Mr. Frederico's salary has been the same since 2017.
(2)    Represents our Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant.
The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how our Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year.
EXECUTIVE COMPENSATION PROGRAM STRUCTURE AND PROCESS
Overview of Philosophy and Design
Our executive compensation program applies to our CEO, each of our other executive officers, and the rest of our senior leadership team. Portions of our executive compensation program also apply to other senior managers who do not report directly to our CEO. Our Compensation Committee considers market pay practices when setting compensation for our senior leadership team to assess the overall competitiveness and reasonableness of our executive compensation program. Our Compensation Committee believes compensation decisions are complex and require a deliberate review of a number of factors, including Company and individual performance, individual experience, scope of the individual's role, criticality of the role to the Company, internal equity, and comparator compensation levels. Our compensation philosophy is to use a balanced and disciplined approach to pay for performance over the long-term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures for our Company, line of business, and the individual. We believe our compensation philosophy promotes an equitable and well-balanced approach to compensation, and our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate the talented individuals needed to lead and grow our Company’s business. We maintain an ongoing dialog with our shareholders and incorporate their feedback into our program so that the program is aligned with their interests.
The guiding principles of our program are:

Pay for Performance	Accountability	Alignment	Retention
by providing an incentive for exceptional performance and the possibility of reduced compensation if executives are unable to successfully execute our strategies	for short- and long- term performance	with shareholder interests	of highly qualified executives with financial guaranty and alternative investment experience
We Align Pay With Performance
Our program rewards the performance of our senior leadership team, who are directly responsible for our operational results, with a higher proportion of variable, performance-based compensation than it rewards lower level executives. We use a mix of variable at-risk compensation with different time horizons and payout forms to provide an incentive for both annual and long-term sustained performance, in order to maximize shareholder value in a manner consistent with our Company’s risk parameters. Our Compensation Committee assesses the performance of our senior leadership team from both a financial and a non-financial perspective, using pre-established goals.
Members of our senior leadership team are eligible to receive an annual cash incentive, which is based on their performance against pre-established goals over the previous year. They may also receive a long-term equity incentive, the majority of which is performance-based and the remainder of which is time-based; all the equity incentives granted to the senior leadership team cliff vest at the end of a three-year period. The long-term equity incentive is structured to encourage retention and a long-range mindset.
37 Assured Guaranty 2024 Proxy Statement

Executive Compensation Is Closely Tied To Long-Term Performance
Our compensation program is structured with upside potential for superior executive achievements, but also the possibility of reduced compensation if members of our senior leadership team do not successfully execute our Company’s strategies. By increasing our senior leadership team’s motivation to enhance shareholder value over the long term, our compensation program aligns their incentives and shareholder interests.
For the 2023 performance year, we maintained the same basic structure for the compensation package for our senior leadership team as we did for the 2022 performance year, although we eliminated the financial performance target for cash incentive compensation related to growth in third-party assets under management (as a result of the transformation of our participation in the asset management business through the Sound Point transaction to owning approximately 30% of Sound Point without administrative involvement in Sound Point's day-to-day decisions for its business, operations, management or policies), and adjusted the measurement period for our performance restricted share units, which we refer to as PSUs, to better align their U.S. generally accepted accounting principles (which we refer to as U.S. GAAP) values with their target values:

Principal Elements of Executive Compensation Package	Purpose
Base Salary	Based on responsibilities, skill set and experience, and market measures
Cash Incentive Compensation	Cash reward for performance against annual financial performance targets and progress against strategic non-financial objectives that we expect to drive our growth over the medium- to long-term
Equity Incentives
60% in PSUs, that may be earned over a 3-year performance period based on performance targets, and which vest at the end of the 3-year performance period if particular performance targets are achieved, with half of the PSUs (or 30% of the long-term equity incentive) being based on growth in our Core Adjusted Book Value per share, and half of the PSUs (or 30% of the long-term equity incentive) being based on our TSR relative to the 55th percentile of the Russell
Midcap Financial Services Index

40% in restricted share units, which we refer to as RSUs,
that cliff vest at the end of a 3-year period

Shareholder Outreach on Our Executive Compensation Program
We actively engage with our shareholders to obtain their feedback on our executive compensation program.
In May 2018, after negative recommendations from two leading proxy advisory firms, only 60% of the Common Shares voting approved our say-on-pay proposal. Following that 2018 say-on-pay vote, we sought to engage with our shareholders with respect to the changes we proposed to make to our executive compensation program in response to the vote recommendations from two leading proxy advisory firms and the say-on-pay result, and based on advice from FW Cook. As part of that process and our continued dialogue with shareholders, we contacted holders of an aggregate of over 77% of our Common Shares (which comprised every shareholder holding more than 0.16% of our outstanding shares). Based on the feedback from our shareholders and advice from FW Cook, we made a number of structural changes to our executive compensation program in 2019:
•With respect to the short-term cash incentive compensation, we reduced the CEO’s target individual cash multiple to 2.0x from 2.5x and introduced negative discretion for scoring the achievement of financial performance targets that were set below prior year actual results.
•With respect to the long-term equity compensation, we increased the amount dependent on performance measures from 50% to 60% and introduced the two new types of PSUs described above.
•We also ended our reimbursement of executives for the cost of financial planning.
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In May 2019, after we made these structural changes to our executive compensation program, investors holding over 93% of the Common Shares voting approved our say-on-pay proposal at our Annual General Meeting. Our shareholders have continued to support our compensation program, with investors holding over 81% and 83% of our Common Shares voting to approve our say-on-pay proposal at our Annual General Meetings in May 2022 and May 2023, respectively.
Our most recent effort to engage with our shareholders with respect to the structure of our executive compensation program occurred after our May 2023 Annual General Meeting. We contacted holders of more than 85% of our outstanding Common Shares (which comprised every shareholder holding more than 0.01% of our outstanding Common Shares). The holders of nearly 23% of our outstanding Common Shares responded positively, expressing satisfaction with the executive compensation program or not requiring any changes from the current program. The holders of more than 32% of our outstanding Common Shares responded that they did not need to speak with us because they had no concerns about our executive compensation program, which has remained basically the same from last year.
The Decision-Making Process
Our Compensation Committee, composed solely of independent directors, is responsible for all decisions regarding the compensation of our senior leadership team, including our CEO. Our Compensation Committee works closely with the Chair of our Board, management, and FW Cook to examine pay and performance matters throughout the year, and consults with our Board prior to making final compensation decisions.
Our Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions. Our Compensation Committee believes its process, described below, is an effective way to assess the performance, risk management and leadership demonstrated by Mr. Frederico and other members of our senior leadership team.
•In August, the full Board (including the members of the Compensation Committee) reviews our year-to-date performance against our business plan.
•In November, our Compensation Committee reviews the progress of our CEO against his pre-established performance goals and objectives as well as proposed performance goals and objectives for the senior leadership team for the upcoming year; preliminarily approves the metrics and goals in our performance framework; and begins to formulate its compensation decisions for current year performance. The metrics and goals our Compensation Committee preliminarily sets in November for the upcoming year are based in part on estimates of the full-year performance, and are finalized the following February.
•In February, our Compensation Committee meets twice. It first meets in early February to receive and review our final results and to evaluate the performance of members of our senior leadership team for the previous calendar year, which we refer to as the performance year, against that performance year’s goals. Our Compensation Committee formulates its preliminary compensation decisions for members of the senior leadership team with respect to that year’s performance, along with the performance goals for each member of our senior leadership team for the coming year. Later in February, our Compensation Committee discusses with other Board members its preliminary compensation decisions for the previous year and the performance goals for each member of our senior leadership team for the coming year, and then makes its final decisions with respect to those matters. Our CEO is not present when our Compensation Committee goes into executive session to evaluate his performance and determine his compensation.
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In making its compensation decisions, our Compensation Committee follows a five-step approach:

Step 5:
Seek input from the independent consultant
concerning CEO and other executive officer pay.

Our Compensation Committee considers FW Cook’s analysis of the compensation paid to the CEO and other executive officers in our executive compensation comparison group when evaluating the compensation of our senior leadership team. The role of FW Cook is described in more detail below under “Compensation Governance—the Role of the Independent Consultants.”

Step 4: Analyze trends among comparison companies. Our Compensation Committee considers market pay levels and trends based on information FW Cook provides about comparison companies.

Step 3:
Review the individual performance and contributions of each member of our senior leadership team.

Our Compensation Committee reviews the individual performance objectives for our CEO and each other member of our senior leadership team, and assesses each person’s performance and contributions. For the members of our senior leadership team other than our CEO, our Compensation Committee considers individual performance assessments and compensation recommendations from our CEO, as well as succession planning and retention issues in this unique segment of the financial services industry.

Step 2:
Assess Company Performance.

Our Compensation Committee reviews our corporate financial performance targets for the performance year and discusses our full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, and the quality of the financial results.

Step 1:
Establish financial performance goals and
non-financial objectives.

At or prior to the beginning of each performance year, our Compensation Committee discusses our Company’s business plan at length and establishes corporate financial goals for the upcoming performance year. Our Compensation Committee also discusses the strategic direction of our Company and establishes non-financial objectives it expects to drive our growth over the medium to long term.

Components of Our Executive Compensation Program
For the 2023 performance year, the compensation package for our senior leadership team again consists of three principal elements: base salary, cash incentive compensation and long-term equity incentives. Our practice is to review the components of our executive compensation package separately and monitor the total of the various components. We consider each component and the total against our compensation objectives described in “Overview of Philosophy and Design.” Decisions related to one compensation component (e.g., cash incentive compensation) generally do not materially affect decisions regarding any other component (e.g., long-term equity incentives) because the objectives of each element differ. Due to the seniority of the members of our senior leadership team, variable pay elements are emphasized, but no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered to the members of our senior leadership team through any particular compensation element.
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Base Salary
Our Compensation Committee establishes the base salary of each member of our senior leadership team in consultation with FW Cook. We believe base salary is necessary to attract and retain key executives by providing appropriate compensation that is based on position, experience, scope of responsibility and performance. Base salary provides liquidity to each member of our senior leadership team and balances the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk. The amount is based on the responsibilities, skills and experience of each member of our senior leadership team, as well as market measures. The level of the base salary of each member of our senior leadership team reflects our Compensation Committee’s view of the contribution that executive has consistently made to our Company’s success over several years, the continuing importance of that executive to our Company’s future, and the difficulty and expense of replacing that executive with one of a similar caliber. Our Compensation Committee does not guarantee salary adjustments on an annual basis; in fact, our CEO’s base salary was last adjusted in February 2017. Base salary is set toward the beginning of the year and is paid to each member of our senior leadership team for ongoing performance throughout the year. For the 2023 performance year, our Compensation Committee established the base salaries of our senior leadership team in February 2023.
Cash Incentive Compensation
Unlike base salary, which is set at the beginning of the year in which it is paid, cash incentive compensation is determined after the end of the performance year to which such compensation relates. For the 2023 performance year, our Compensation Committee determined the amount of the cash incentive compensation in February 2024.
Our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation is determined based on the extent to which the executive officers achieve certain pre-established performance targets; 67% is tied to the achievement of five financial performance targets and 33% is tied to the achievement of non-financial objectives.
Our Compensation Committee considers the five financial performance targets to be important in assessing our Company and the performance of the executive officers, with each target having a weighting of 13.4% (for a total of 67%). As mentioned above, as a result of the transformation of our participation in the asset management market through the Sound Point transaction, our Compensation Committee eliminated the financial performance target relating to growth in third-party assets under management used in prior years.
Similar to the financial performance goals, the non-financial objectives also relate to matters that are important to our business. Our Compensation Committee believes the qualitative objectives are necessary to fully evaluate the annual achievements that benefit our shareholders, and it does not individually weight the non-financial objectives because it believes it is more appropriate to evaluate the level of achievement of all of the non-financial objectives in their totality.
We provide a diagram of our formula for awarding our annual cash incentive compensation below:
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The financial performance targets for 2023 for all the executive officers, including Mr. Frederico, our CEO, are set out below. The non-financial objectives for Mr. Frederico are set out below under “CEO Performance Review — Cash Incentive —Mr. Frederico’s Non-Financial Objectives”, while certain of the non-financial objectives for the named executive officers other than Mr. Frederico are discussed below under “Compensation Decisions of Other Named Executive Officers.” For the 2023 performance year, the financial performance targets and the non-financial objectives for the named executive officers were established in February 2023, and our Compensation Committee determined the extent to which they had been satisfied in February 2024.
The five financial goals are based on non-GAAP financial measures and four of the five are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating certain variable interest entities and similar entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below on page 68 under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable U.S. GAAP financial measures to arrive at these "core" measures.
2023 Financial Performance Measures

Core operating income per diluted share
Enables us to evaluate the amount of income on a per share basis we are generating in our business without certain items, such as non-economic fluctuations and movements in fair value, foreign exchange movements related to long dated receivables and payables, and other adjustments, as well as removes the impact of consolidating VIEs.

Core operating ROE	Represents core operating income for a specified period divided by the average of core operating shareholders’ equity at the beginning and the end of that period. This measure enables us to evaluate our return on equity, excluding items such as non-economic movements in fair value.

Core operating shareholders’ equity per share
Presents our equity excluding non-economic fair value adjustments as well as the impact of consolidating VIEs, on a per share basis. Core operating shareholders’ equity per share is the basis of the calculation of core adjusted book value, which we refer to as Core ABV, per share, as described below.

Core ABV per share
Reflects our core operating shareholders’ equity, plus deferred premium revenue on financial guaranty contracts in excess of expected losses to be expensed, plus future estimated revenues from contracts other than financial guaranty insurance contracts (such as specialty insurance contracts and credit derivatives), less deferred acquisition costs, on a per share basis. This measure enables us to measure our intrinsic value, excluding our franchise value.

PVP	Represents the estimated present value of new business production in our insurance segment. PVP takes into account upfront premiums and the present value of estimated future installment premiums on all new contracts written in a reporting period.
At the beginning of a performance year, our Compensation Committee assigns each executive officer an Individual Target Cash Incentive Amount, which is calculated as a multiple of that executive’s base salary, and which we refer to as the Individual Target Cash Incentive Multiple. The amounts of the base salary and Individual Target Cash Incentive Multiples are set based on the executive’s position and level of responsibility, historic pay level, importance to the future strategic direction of our Company and FW Cook's advice about the compensation practices of companies in our comparison group.
For the 2023 performance year, our Compensation Committee assigned each of the named executive officers an Individual Target Cash Incentive Multiple of 2.0x, the same as last year.
Then, at the end of a performance year, for each executive officer, our Compensation Committee calculates and aggregates the weighted achievement scores for the financial performance measures and the individual non-financial objectives. When assessing the level of achievement and assigning scores for the year, our Compensation Committee takes into account the difficulty of achieving particular targets or objectives. For each financial performance measure, our Compensation Committee has discretion to assign an achievement score of up to 200% for outstanding performance and down to 0% for performance below target, based on its view of the level of achievement attained for such financial performance target; the same scoring system applies for the non-financial objectives, taken as a whole. With the weightings our Compensation Committee has established for each component of the calculation aggregating 100% overall, the maximum total overall weighted score achievable is 200%, and since the Individual Target Cash Incentive Multiple for each of our named executive officers is 2.0x, the maximum short-term incentive opportunity for each of our named executive officers is
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4x their base salary. For the 2018 performance year, in response to the previous year's say-on-pay vote result, shareholder feedback and the advice of FW Cook, our Compensation Committee reduced Mr. Frederico's Individual Target Cash Incentive Multiple to 2.0x from 2.5x, thereby reducing his maximum short-term incentive opportunity to 4x his base salary from 5x his base salary. Our Compensation Committee has maintained Mr. Frederico's Individual Target Cash Multiple at 2.0x since then, and Mr. Frederico has not received an increase in his base salary since 2017. As a result, Mr. Frederico's maximum short-term incentive opportunity has remained unchanged since the 2018 performance year.
Because there is a maximum score of 200% and a weighting of 13.4% for each financial performance measure for our executive officers, there is a maximum score for each performance measure of 26.8% for those officers, no matter how high the performance measure result is.
Our Compensation Committee may exercise negative discretion where the financial performance measure result, while above the target established by our Compensation Committee, is less than the prior year result.
For the 2023 performance year, there was no instance where the 2023 performance measure result was above the target established by our Compensation Committee but below the prior year result, so the Compensation Committee had no occasion to consider exercising its negative discretion.
We established a substantial deferred tax asset related to a new Bermuda tax law enacted in December 2023; the deferred tax asset had a substantial positive impact on certain of the financial performance measures for the 2023 performance year. The Compensation Committee could not have anticipated the benefit associated with the establishment of that deferred tax asset when it set the financial performance goals for 2023, and the resulting impact on the financial performance measures did not reflect any particular efforts of the executive officers. Consequently, the Compensation Committee chose to exclude the benefit from the establishment of the deferred tax asset when it calculated the achievement score for the financial performance measures for the 2023 performance year. Had the Compensation Committee not chosen to exclude that benefit, the achievement score for the financial performance measures, and consequently the cash incentive amounts awarded, would have been higher than they were.
Setting Financial Performance Targets
Our Compensation Committee selected in 2015 the five financial performance measures that we still use based on the unique earnings model of the financial guaranty industry. Our Compensation Committee reconsiders each year whether these measures are the appropriate ones to use in light of our Company’s business. For the 2020 performance year, our Compensation Committee added a sixth financial performance measure, based on growth in third-party assets under management, to appropriately incentivize our executives to develop and grow our then asset management business. For the 2023 performance year, we eliminated the sixth financial performance measure based on growth in third-party assets under management in light of the Sound Point transaction (which transformed our participation in the asset management business to owning approximately 30% of Sound Point, without administrative involvement in Sound Point's day-to-day decisions for its business, operations, management or policies). Our Compensation Committee believes our progress measured against the financial performance measures it established will, over the long term, result in optimal total shareholder return.
Each year our Compensation Committee sets our financial performance targets at levels it views as challenging based on the projected operating results in our annual business plan. The goals and our business plan acknowledge the unique long-term nature of our financial guaranty insurance business and that the required accounting treatment and operations of a financial guaranty insurer are distinct from other insurance product lines.
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Core Operating Income per Diluted Share and Core Operating Return on Equity. Our Compensation Committee set the financial performance targets for core operating income per diluted share and core operating return on equity for the 2023 performance year materially higher than the 2022 actual results. These targets were particularly challenging when considering the unique earnings model of the financial guaranty insurance industry.
When a financial guarantor writes a new financial guaranty policy, it does not earn the full amount of the premium immediately; rather, when a policy is written, the upfront premium it receives (plus the present value of future premiums) is recorded on its balance sheet as the unearned premium reserve, which we refer to as deferred premium revenue (reported as a component of unearned premiums reserve, which we refer to as UPR). This UPR is earned over the term of the insured obligation, often as long as 20, 30 or even 40 years. For example, only approximately 5% of the premiums we earned in 2023 related to new financial guaranty policies we wrote in 2023, and the rest was earned from our previously established deferred premium revenue. Because the volume and pricing of new financial guaranty business written in a particular year has only a small impact on premium earnings for that year, most of our operating income from our core financial guaranty business may be forecast based on projections with respect to the very significant deferred premium revenue that we earn as our insured portfolio amortizes.
Despite the relative predictability of the contribution of premium earnings from our financial guaranty business to our core operating income per diluted share and core operating return on equity, we consider the financial performance goals we set for these measures to be challenging due to potential uncertainties in the broader market and environment. Those uncertainties include unexpected loss development, level of refunding activity, unexpected mark-to-market movements of alternative investments, and unexpected changes to reinvestment rates. In addition, variability of our share price and availability of funds for share repurchases may add to the challenges of reaching these goals.

Core Operating Shareholders’ Equity Per Share and Core Adjusted Book Value Per Share. Our Compensation Committee also wants to encourage our senior leadership team to build intrinsic value in our Company over time for our shareholders, so our Compensation Committee sets targets for core operating shareholders’ equity per share and core adjusted book value per share. Our Compensation Committee believes these measures best capture the long-term value we are building for our shareholders and that growth in these measures will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that core adjusted book value per share, in particular, is such an important measure of the intrinsic value we are building for our shareholders that our Compensation Committee has made this measure a component of both our short-term and long-term incentive programs. Our Compensation Committee believes that this will motivate our senior leadership team to focus on growth in this measure in both the short and long term, and that eventually growth in the price of our Common Shares will follow.

PVP. Our annual business plan for 2023 challenged our senior leadership team to originate more financial guaranty business in 2023 than the financial guaranty business we originated in 2022. Our most direct measurement of new insurance business origination is PVP. We set our 2023 PVP target 28% higher than our 2022 actual results.

Calculating Cash Incentive Compensation
Based on weighted achievement scores for the financial performance targets and the individual non-financial objectives for each executive officer, the individual payouts of the cash incentive for 2023 were calculated as follows:

Annual Individual Target Cash Incentive Amount					Annual Achievement Score (a percentage from 0% to 200%)				Annual Cash Incentive Payout
(2023 Base Salary	X	2023 Individual Target Cash Incentive Multiple	)	X	(2023 Financial Target Achievement Score (weighted 67%)	+	2023 Non-Financial Objective Achievement Score (weighted 33%))	=	2023 Cash Incentive Payout
The basic formula for determining cash incentive compensation has remained the same since our Compensation Committee developed the methodology, together with FW Cook, at the beginning of 2015, and our Company’s performance on key financial measures has improved greatly since that time. All five of the financial performance measurements applicable in both periods have improved, as reflected in the table below.
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FINANCIAL PERFORMANCE GOALS	2014 Results	2023 Results
Core Operating Income per Diluted Share	$2.83	$11.13
Core Operating Return on Equity	8.1%	11.6%
Core Operating Shareholders’ Equity per Share	$37.48	$106.47
Core Adjusted Book Value per Share	$53.78	$155.92
PVP	$172 million	$404 million
The progress we have made on these fronts is the result of the leadership of Mr. Frederico and the efforts of the rest of our senior leadership team. As a result, our Compensation Committee retained the same general methodology and formulas for cash incentive compensation implemented in 2015 for Mr. Frederico and the other executive officers, although it has fine-tuned its methodology since then.
Long-Term Equity Incentives
In addition to the cash incentive compensation, our Compensation Committee awards long-term incentive compensation in the form of our Common Shares.
Like cash incentive compensation, equity incentive compensation is awarded after the end of the performance year to which such compensation relates. For the 2023 performance year, our Compensation Committee determined the amount of equity incentive compensation in February 2024.
Sixty percent of the nominal value of the award is in the form of PSUs that may be earned over a 3-year performance period based on pre-established performance targets, and vest at the end of the 3-year performance period in a number of shares dependent on whether particular performance targets are achieved, and the remaining forty percent is in the form of restricted share units (which we refer to as RSUs) that cliff vest at the end of a 3-year period. Details about the individual awards are set out in “CEO Performance Review” and “Other Named Executive Officer Compensation Decisions.”
For the 2024 grant with respect to the 2023 performance year, the proportion of the long-term equity incentive comprising performance-based PSUs was again 60%, with the remainder in time-based RSUs.

Performance Restricted Share Units. Each performance restricted share unit, or PSU, represents a contingent right to receive up to a certain number of our Common Shares as described below under “Incentive Plans — Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”. Our Compensation Committee awards PSUs with the intent of aligning executive pay with our Company’s performance.
•PSUs tied to growth in our Core ABV per share over a three-year period, which we refer to as ABV PSUs; and
•PSUs tied to our TSR over a three-year period relative to the TSR of the 55th percentile of the Russell Midcap Financial Services Index, which we refer to as Relative TSR PSUs.
This structure has been in place since 2019 and our Compensation Committee maintained the same basic structure for the February 2024 grants.

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ABV PSUs
Our Compensation Committee believes that Core ABV per share is the best measure of the intrinsic value of our Common Shares, and that growth in Core ABV per share will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that this measure is so important that it has incorporated the measure into both its short-term cash incentive program and its long-term equity compensation program, so that the senior leadership team is motivated to grow Core ABV per share on both a short-term and long-term basis.

Each ABV PSU represents the right to receive up to two of our Common Shares at the end of a three-year performance period, which runs from January 1 of the year of the grant to December 31 three years later, depending on the growth in Core ABV per share over the three-year performance period.
•The target growth rate is an aggregate of 15% over that three-year period, for which the recipient earns one Common Share for each ABV PSU.
•At 80% of the target growth (or 12%), which we refer to as the threshold, the recipient earns one-half of a Common Share for each ABV PSU; for growth rates below that amount, the recipient earns no Common Shares.
•At 120% of the target growth (or 18%) or above, which we refer to as the maximum, the recipient earns two Common Shares for each ABV PSU.
For Core ABV per share growth rates between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each ABV PSU is based on straight-line interpolation.

Our Compensation Committee set the ABV PSU target growth rate based on the projected operating results in our annual business plan and after consulting with FW Cook. In setting the ABV PSU target, our Compensation Committee did not consider significant potential or theoretical strategic activities that had not been finalized or share repurchases the funding of which require regulatory approvals that have not yet been obtained, because the conditions for success are highly contingent and outside of the control of our senior leadership team. Given the outsize positive impact on our Company of the successful achievement of at least some such endeavors, our Compensation Committee believes it is appropriate for its senior leadership team to be encouraged to pursue success in these areas through the ABV PSUs. The ABV PSU performance targets (expressed as a growth rate) remain aligned with our long range plan and are unchanged from last year.
Relative TSR PSUs
Since our ultimate goal is to provide growing shareholder value, our Compensation Committee believes that our long-term equity incentive compensation should also be based on our TSR. However, recognizing that share prices may be influenced by a number of factors, our Compensation Committee decided that a relative measure of TSR was most appropriate.
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Each Relative TSR PSU represents the right to receive up to 2.5 (for extraordinary performance at the 95th percentile) of our Common Shares at the end of a three-year performance period, which runs from the grant date of the award in February through the day before the third anniversary of that date, depending on the performance of our TSR over that three-year period relative to the TSR of the Russell Midcap Financial Services Index, which we refer to as the Index. The performance period (which used to run from January 1 of the grant year to December 31 three years later) was changed beginning with the February 2023 grants for the 2022 performance year, to better align the U.S. GAAP value of the TSR PSUs with their target values.
•The target Company TSR for that period is the 55th percentile of the Index, for which the recipient earns one Common Share for each Relative TSR PSU.
•At the 25th percentile of the Index, which we refer to as the threshold, the recipient earns one-half of a Common Share for each Relative TSR PSU; for Company TSRs below that level, the recipient earns no Common Shares.
•A Company TSR at the 95th percentile of the Index, which we refer to as the maximum, or above earns the recipient 2.5 Common Shares for each Relative TSR PSU.
For Company TSRs between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each Relative TSR PSU is based on straight-line interpolation.
Our Compensation Committee adopted the following additional restrictions on the Relative TSR PSUs:
•The number of Common Shares that can be earned is capped at one share per Relative TSR PSU if the Company TSR is negative, even if above the 55th percentile.
•Common Shares earned pursuant to the Relative TSR PSUs remain restricted until one year after they vest.

Our Compensation Committee selected the Russell Midcap Financial Services Index as the best available comparison when it established the Relative TSR PSUs in February 2019. Our Compensation Committee believed that aspects of our business are comparable to aspects of various financial services companies, and so determined that the best benchmark for our TSR was a broad index of somewhat similarly-sized financial services companies. Our Compensation Committee made this determination after considering and rejecting a number of other options:
•Only one other financial guarantor continues to write new business, and that company is not publicly traded, so a peer group of financial guarantors is not available.
•While analysts sometimes categorize us with property and casualty insurance companies, our Compensation Committee believes that factors impacting the performance of property and casualty insurance companies are unlikely to impact our business in the same way, particularly given the unique long-term nature of our financial guaranty insurance business and the fact that the required accounting treatment and operations of a financial guaranty insurer are distinct from property and casualty and other insurance product lines.
•While the current executive compensation comparison group comprises similarly-sized companies in businesses somewhat similar to our business, many of the companies in that group are mortgage finance and property and casualty insurance and reinsurance companies and our Compensation Committee does not believe that group is an appropriate benchmark for our TSR.
In late 2021, our Compensation Committee considered whether, given changes in the Russell Midcap Financial Services Index since 2019, it should change the reference index used for the Relative TSR PSUs. It chose not to make any changes.
Restricted Share Units

Each restricted share unit represents a right to receive one of our Common Shares at the end of a three-year vesting period as described below under “Incentive Plans — Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”.

Our Compensation Committee awards RSUs with the intent of providing members of the senior leadership team with long-term incentive compensation that increases in value as our Company achieves its strategies. Our Compensation Committee believes this incentivizes members of the senior leadership team to remain with the Company and help build shareholder value over the long term.
Performance Retention Awards
Performance Retention Awards, which we refer to as PRA, are a form of incentive compensation we award under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. Our executive officers do not receive PRA for their achievements as executive officers, but we have included a description of PRA in this proxy statement because a person who recently became an executive officer may have outstanding PRA grants from the years prior to them becoming an executive officer.
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The principal amount of each PRA grant is divided into three installments — 25%, 25%, and 50% of the grant. The performance period relating to each installment is set out in the terms of the grant.
The payment for each installment is the product of:
•Principal amount of award
•Portion of principal associated with such installment (i.e., 25%, 25%, or 50%)
•50% of the sum of 1 and the percentage change in the core ABV per share for the relevant performance period
•50% of the sum of 1 and the core operating ROE for the relevant performance period
Of the named executive officers, Ms. Horn received a cash distribution in March 2024 for the installments from her PRA granted in February 2021 and 2022 that vested on December 31, 2023. Such cash distribution is set forth in footnote 2 to the Summary Compensation Table. Those PRA payouts are a function of decisions made in February 2021 and 2022 regarding the amount of PRA to award Ms. Horn for her achievements during the 2020 and 2021 performance years, before she became an executive officer in 2022, as well as growth in core ABV per share and the core operating ROE during the relevant performance periods. In March 2025, Ms. Horn will receive her last PRA payout from her last PRA grant in February 2022.
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CEO PERFORMANCE REVIEW
Overview
In light of Mr. Frederico’s significant accomplishments in the 2023 performance year and the importance of his strategic leadership as we continue to execute on our vision to diversify our revenue streams and to make more efficient use of our capital, his personal leadership of the strategic transformation of our asset management business by completing the milestone Sound Point transaction, our exceptional one-year total shareholder return of over 22%, our highest U.S. GAAP net income per share and highest adjusted operating income per share* ever (even excluding the Bermuda tax benefit described above), our exceeding all but one of our five financial performance targets set by our Compensation Committee for 2023, some by a substantial amount and in large part due to Mr. Frederico's strategic leadership, and the achievement of non-financial strategic objectives that position us for future growth, the Compensation Committee awarded Mr. Frederico total compensation of $13,496,050, a 15.5% increase from his total compensation for the 2022 performance year. The increase should be viewed in the context of Mr. Frederico's compensation package for the 2022 performance year being 2.3% lower than the one he received for the 2021 performance year. In addition, Mr. Frederico's cash incentive compensation for the 2023 performance year remained below the amounts he received for the 2017, 2018 and 2019 performance years.
Our Compensation Committee again chose not to increase Mr. Frederico's base salary in 2023 or 2024, so neither his base salary nor his maximum short-term incentive opportunity (which, as described above, is his 4x his base salary) has increased since 2017.
Mr. Frederico's cash incentive compensation increased by 15.3% from the prior year, largely as a function of the financial performance target scores awarded by the Compensation Committee. As noted above, our performance exceeded all but one of the five financial performance targets set by the Compensation Committee at the beginning of the year, some by a substantial amount and in large part due to Mr. Frederico's strategic leadership. As a result, and even though in awarding Mr. Frederico's financial performance score the Compensation Committee chose to exclude the beneficial impact on our financial performance measures of the establishment of a substantial deferred tax asset related to a new Bermuda tax law enacted in December 2023 that could not have been anticipated by the Compensation Committee when setting Mr. Frederico's and the senior leadership team's financial performance targets in February 2023, the Compensation Committee awarded Mr. Frederico a weighted score of 78.8% with for his performance against those targets. This was considerably above his score of 61.9% for 2022, when only two of his six financial performance targets were met. In addition, based on its review of his accomplishments toward his non-financial objectives for 2023, the Compensation Committee awarded him a weighted score of 61.1% for 2023 compared to 59.4% for 2022. Mr. Frederico's total achievement score for 2023 was 139.9%, substantially above his score of 121.3% for 2022, primarily as a result of his improved performance against his financial performance targets.
Our Compensation Committee also considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in recognition of our significant achievements in 2023 in executing on his strategic long-term vision for our Company, including his personal leadership of the transformation of our asset management strategy with the Sound Point transaction, allowing us to immediately establish a meaningful presence in the asset management industry and to participate in a profitable asset management business with the scale we believe necessary to position us for further success in the future, increasing our asset management-related earnings and increasing our investments in alternative assets, as well as the continued success of the eleven-year capital management program he initiated, and our benefiting from his strategic decision to pursue financial guaranty insurance business in markets beyond U.S. public finance, our primary market, in a year when the new issue volume in that market was relatively low. Our Compensation Committee also believed that Mr. Frederico's long-term equity compensation should reflect the very strong performance of our TSR over the last one-and five-year periods, especially in comparison to the TSR of the financial services indices against which we measure ourselves. Under Mr. Frederico's leadership, our Company has enjoyed positive U.S. GAAP net income every year since he took us public in 2004, except 2007 (when the mark-to-market losses on credit default swaps were the primary reason for the loss), and twenty consecutive years of positive annual adjusted operating income*. The Compensation Committee believes Mr. Frederico is not done executing his strategic vision for our Company and strongly desires to incent him to maintain his leadership as our Company continues to evolve consistent with his vision. As a result, our Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $8,750,000, an 18.2% increase from his grant for the 2022 performance year.
Our Compensation Committee considered Mr. Frederico's total compensation package to strike the appropriate balance between our financial performance in the short term and the promising long-term trajectory of our Company under Mr. Frederico's strategic and visionary leadership.

*     Adjusted operating income per share is a non-GAAP financial measure. An explanation of this measure, which is considered when setting executive compensation, and a reconciliation to the most comparable U.S. GAAP measure, may be found on pages 95 and 96 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
49 Assured Guaranty 2024 Proxy Statement

Mr. Frederico’s total compensation for the 2023 performance year was composed of the following:

	2023 Performance Year Compensation		2022 Performance Year Compensation		Change from 2022 to 2023
Fixed Compensation — Base Salary (1)	$1,250,000		$1,250,000		—
Incentive Compensation
Cash Incentive Compensation	$3,496,050		$3,032,000		15.3%
Long-Term Performance-Based Equity	$5,250,000	(2)	$4,440,000	(2)	18.2%
Long-Term Time-Based Equity	$3,500,000	(2)	$2,960,000	(2)	18.2%
Total Direct Compensation	$13,496,050		$11,682,000		15.5%
(1)     Mr. Frederico’s base salary for each of the 2023 and 2022 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2023 base salary was established in February 2023.
(2)     Represents our Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant.

The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how our Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year. The base salary is paid during the performance year, while all of the components of the incentive compensation is based on achievements during the performance year and so is awarded in the first quarter of the following year.
Base Salary
Each February our Compensation Committee determines Mr. Frederico's base salary for that performance year. Consistent with our Compensation Committee's pay-for-performance philosophy, it has since 2017 chosen to maintain Mr. Frederico’s base salary at $1,250,000 and to use incentive compensation to reward him for his performance, experience and contributions and to motivate him to continue his leadership.
Cash Incentive
To determine Mr. Frederico’s cash incentive, as discussed above, our Compensation Committee used a formula that involved aggregating the weighted achievement scores for certain financial performance targets and individual non-financial objectives, and multiplying the result by Mr. Frederico’s Individual Target Cash Incentive Amount. Please refer to the diagram and discussion found above under “Executive Compensation Program Structure and Process — Components of Our Executive Compensation Program — Cash Incentive Compensation.”
Setting Mr. Frederico’s 2023 Financial Performance Targets
In February 2023, our Compensation Committee established targets for five financial performance measurements for Mr. Frederico (and for each other executive officer) for the 2023 performance year. The financial performance targets were based on the business plan that our Board of Directors originally reviewed in November 2022, then updated and approved in February 2023, and were designed to measure our progress in creating value for our shareholders. We include above under “Executive Compensation Program Structure and Process — Components of Our Executive Compensation Program” a detailed description of the financial performance measures, and why our Compensation Committee considers them to be important in assessing our Company and the performance of each executive officer. All five targets are based on non-GAAP financial measures. As mentioned above, as a result of the transformation of our participation in the asset management market through the Sound Point transaction, our Compensation Committee eliminated the financial performance target relating to growth in third-party assets under management that was used in prior years.
Our Compensation Committee viewed all of the 2023 targets it set as challenging in light of then current market conditions and the nature of our business model. Our Compensation Committee set all five of the 2023 targets for the financial performance measurements above the 2022 actual results.
Mr. Frederico’s 2023 Financial Performance Target Scores
In 2023, we exceeded all but one of the five 2023 targets for the financial performance measures, and in the fifth instance, PVP, we improved over last year's result. In the four instances where we exceeded the 2023 target, we would have done so even without the benefit from the establishment of a deferred tax asset related to a new Bermuda tax law enacted in December 2023. Since the benefit from the establishment of such deferred tax asset could not have been anticipated by our Compensation Committee when it set the financial performance targets in February 2023, it chose to exclude the benefit when determining the achievement score to award for
Assured Guaranty 2024 Proxy Statement 50

the financial performance measures (since the positive impact of the deferred tax asset on the financial performance measures did not reflect any particular efforts of the senior leadership team). The achievement score would have been higher if the Compensation Committee had chosen not to exclude the benefit of the deferred tax asset. The financial performance measures are explained in more detail above under “Executive Compensation Program Structure and Process — Components of Our Executive Compensation Program — Cash Incentive Compensation”.
•Core operating income per share of $11.13 was nearly 83% above our target and 163% above our actual 2022 results and the highest in the history of our Company.
•Core operating ROE of 11.6% was 78% above our target and nearly 142% above our actual 2022 results.
•Core operating shareholders’ equity per share reached its highest level in our history, increasing nearly 14% from year-end 2022, and exceeding our goal by more than 7%.
•Core adjusted book value, which we refer to as Core ABV, per share increased by nearly 10% from year-end 2022, exceeded our goal by more than 3% and reached its highest level in our history.
•The $404 million of PVP we produced was nearly 16% below our goal but a nearly 8% increase from our achievement in 2022. Given the elevated interest rate environment and continued volatility in the fixed-income market generally, as well as the reduction of new issuance in the U.S. public finance market, the primary market for our financial guaranty insurance product, our Compensation Committee determined this to be a laudable result and awarded a score of 84%.
We achieved these results despite an elevated interest rate environment and continued volatility in the fixed-income markets for much of the year. Continued interest rate hikes initiated in the U.S. through the first half of the year contributed to lower issuance of new bonds in the U.S. public finance market in 2023 than we had projected when setting our PVP target, as well a reduction in secondary market opportunities in that same market, reducing opportunities for us in the most important market for our insurance product.
We also continued to face pricing competition in certain segments of that same U.S. public finance financial guaranty market from another financial guaranty insurer that serves a smaller portion of the market than we serve.
Our Compensation Committee assigned Mr. Frederico achievement scores for his achievements (excluding the benefit of establishing a deferred tax asset related to the new Bermuda tax law) against each individual financial performance target, and then weighted his financial performance measurement scores in accordance with the cash incentive formula, which resulted in a weighted financial performance goal score of 78.8%:
2023 CEO Financial Performance Scorecard

	2023 Targets	2023 Results	Weighting	2023 Achievement Score	Weighted Achievement Score
Financial Performance Measurements*
Core operating income per diluted share	$6.07	$11.13	13.4%	150%	20.1%
Core operating ROE	6.5%	11.6%	13.4%	145%	19.4%
Core operating shareholders’ equity per share	$99.42	$106.47	13.4%	106%	14.2%
Core ABV per share	$150.96	$155.92	13.4%	103%	13.8%
PVP	$480 million	$404 million	13.4%	84%	11.3%
Total Financial Performance Measurement Achievement Score			67.0%		78.8%(1)
(1)     In evaluating the 2023 results to determine the 2023 achievement score, the Compensation Committee excluded the benefit of the establishment of a deferred tax asset established in 2023 related to a new Bermuda tax law that could not have been anticipated by the Compensation Committee when the targets were set. The achievement score shown would have been even higher if this benefit had not been excluded.

*    The five financial performance measurements are based on non-GAAP financial measures, which are described on page 68 under “Non-GAAP Financial Measures.”
51 Assured Guaranty 2024 Proxy Statement

Mr. Frederico’s Non-Financial Objectives
Our Compensation Committee also evaluated Mr. Frederico’s 2023 achievements against his 2023 non-financial objectives. Highlights of those achievements include Mr. Frederico's personal leadership of our most significant accomplishment — by executing the strategy he envisioned and our Board adopted for the transformation of our asset management strategy through completion of the milestone Sound Point transaction, thereby enabling us to participate in the earnings from an asset manager with what we believe is sufficient scale to position that segment for future growth, and increasing our asset-management related earnings and our investments in alternative investments; our underwriting of a total of $404 million of PVP due in large part to our strategic decision fifteen years ago, which Mr. Frederico championed, to also pursue financial guaranty business in markets other than the U.S. public finance market; our return of $267 million to our shareholders as part of a successful capital management strategy we initiated eleven years ago based on Mr. Frederico's strategic vision; and his leadership of our efforts to issue $350 million of 5-year senior unsecured debt with a coupon of 6.125%, the proceeds of which we used in large part to redeem $330 million of 10-year debt due July 1, 2024, reducing our refinance risk in 2024 and allowing us to continue our share repurchase program in 2023 rather than accumulating cash for the July 2024 debt maturity. Mr. Frederico was also instrumental in helping us continue to make significant progress on environmental and corporate social responsibility initiatives.

Non-Financial Objectives	2023 Results
Insurance Growth — Articulate clear strategy and lead effective implementation of business plan to grow financial guaranty and related business globally

•Expand U.S. public finance, global infrastructure and global structured finance financial guaranty business

•Acquire bond insurance portfolios if they become available for purchase

•Maintain strong financial strength ratings at insurance companies to facilitate articulated business strategies

Underwrote a total of $404 million of PVP, due in large part to his strategic decision fifteen years ago to also pursue financial guaranty business in markets other than the U.S. public finance market, as follows:

U.S. Public Finance:

•Wrote $212 million of U.S. Public Finance PVP
•As a result of increased institutional demand for our insurance, in 2023, we insured 37 transactions with more than $100 million of par, for a total par of $10.4 billion. The four largest were $1.1 billion of insurance on Dormitory Authority of the State of New York bonds; $800 million on John F. Kennedy International Airport bonds; $756 million on Houston, Texas Airport System bonds; and $732 million on Power Authority of the State of New York green bonds. We also participated in three other such large transactions in Texas, Florida, and Pennsylvania that were the winners of The Bond Buyer Deals of the Year award in their respective categories.

•Insured 5.4% of all new municipal bond issues by par, our highest penetration rate since 2011, when we had no other active financial guarantor competitors, representing $19.5 billion of new issue par, 15% higher than last year

Global Structured Finance:

•Wrote $109 million of PVP, representing a nearly 118% increase over last year and making 2023 our most productive year for direct structured finance activity since 2008, due in part to changes he made in the management of the responsible group in 2019.

•Expanded a product developed in 2021 to guarantee subscription finance facilities by closing 13 transactions generating $7.6 million of PVP

Non-U.S. Public Finance:

•Wrote $83 million of PVP, representing a 22% increase over last year, and the third largest amount in over a decade

Assured Guaranty 2024 Proxy Statement 52

Non-Financial Objectives	2023 Results
Insurance Loss Mitigation and Avoidance — Proactively manage financial guaranty portfolio to identify and avoid losses when stress develops and minimize losses when losses cannot be avoided

•Use all available levers to creatively resolve Puerto Rico credits while minimizing losses to the Company

•Sold during 2023 approximately $500 million (par value) of Puerto Rico recovery securities with a net realized investment gain of $14 million

•Altogether, since 2016, reduced our exposure to Puerto Rico in our insurance portfolio by approximately 80% of our original exposure of close to $5.5 billion

Asset Management and Alternative Investments — Lead effective implementation of asset management and alternative investment strategies

•Successfully close strategic transaction relating to Assured Investment Management LLC and transition to managing a minority stake in a larger asset manager

•Improve yield on investment portfolio by investing a portion of excess capital in alternative investments

•Personally led the transformation of our asset management business with the completion of the contribution of substantially all of our asset management business to Sound Point for an approximately 30% interest in the combined entity, substantially advancing our strategic goals of becoming a diversified financial services company with increased asset management-related earnings and increased investments in alternative assets, and (along with the disposition of the remainder of our asset management business) generating a pre-tax gain of $222 million, net of expenses

•Completed the sale of our interest in AHP on favorable terms, which, together with the milestone Sound Point transaction, allowed us to eliminate administrative, operational, accounting, legal and compliance expenses associated with operating an asset management business

•Achieved inception-to-date annualized returns of 12.8% on alternative investments at year-end 2023

Capital Management — Articulate clear strategy to maintain optimal capital structure, considering internal risk measures and rating agency and regulatory requirements

•Accumulate capital outside of insurance companies to support asset management and other strategies

•Return excess capital to shareholders

•Returned $267 million to our shareholders — $199 million by repurchasing 3.2 million of our Common Shares and $68 million through dividends — continuing the successful capital management program he initiated eleven years ago

•Issued $350 million of 5-year senior unsecured debt with a coupon of 6.125%, the proceeds of which we used in large part to redeem $330 million of 10-year debt due July 1, 2024, reducing our refinance risk in 2024 and allowing us to continue our share repurchase program in 2023 rather than accumulating cash for the July 2024 debt maturity

•Obtained regulatory approval for Assured Guaranty Corp. to redeem $200 million of its common stock from its parent holding company

•Obtained regulatory approval for an Assured Guaranty UK Limited dividend, resulting in a payment of $127 million to Assured Guaranty Municipal Corp.

53 Assured Guaranty 2024 Proxy Statement

Non-Financial Objectives	2023 Results
Regulatory — Maintain optimal corporate and regulatory structure and good standing to pursue the articulated business strategies
•Completed five-year joint New York Department of Financial Services (NYDFS) / Maryland Insurance Administration (MIA) Financial Exam with clean reports from both regulators

•Completed market conduct exam by the California Department of Insurance, concluding with the issuance of a clean report

•Successfully undertook the effort to pass legislation amending Article 69 of the New York Insurance Law to expand the single risk limit for obligations issued by highly rated Organization for Economic Co-operation Development member countries lacking a AA rating from a Nationally Recognized Statistical Ratings Organization

•Successfully maintained relationships with all regulatory bodies, including regulators in the U.S., U.K. and the EU

Risk Management — Ensure that the Company has comprehensive, best-practice risk management with respect to all of its activities

•Insure credits of good quality consistent with underwriting guidelines and consistent with risk appetite statement

•Articulate and execute thorough enterprise risk management program

•Our enterprise risk management has consistently been commended, including by the rating agencies

•Further augmented and expanded underwriting criteria addressing climate risk

•Met all regulatory enterprise risk management requirements for our operating companies

•Maintained appropriate credit quality of new underwriting, consistent with our Risk Appetite Statement

Operations — Establish an environment of excellence in all areas of operations, including investment management, accounting and financial reporting, and legal and compliance, and provide a secure information technology environment

•Established procedures for the due diligence, review, and approval of alternative investments, and monitoring of our investment in Sound Point

•All financial statements and regulatory reports completed successfully and filed on time

•Consistently maintained a strong compliance culture with leadership from the top

•Successfully transitioned/migrated all IT services related to the Sound Point and AHP transactions
•Successfully tested Business Continuity Plan; maintained a secure IT environment

•Maintained an environment of excellence in all areas of our operations by continually evaluating and encouraging senior management to evaluate our processes and procedures

Assured Guaranty 2024 Proxy Statement 54

Non-Financial Objectives	2023 Results
Human Capital Management (HCM)

• Attract and retain talented employees, invest in the
   development of our people and strive for a diverse work
   force and an inclusive culture

• Develop an executive and senior management team to
   achieve the Company’s articulated business strategy, and
   develop succession plans for critical positions, including assisting the Board in further development of the CEO
   succession plan

•Expanded the number of employee resource groups (ERGs) to include one for Asians and Pacific Islanders and one for young professionals (in addition to existing ERGs for those with African heritage, women, and working parents), and sponsored our first ever International Women’s Day Conference

•Meaningfully improved our employee engagement score based on employee responses to a survey administered via a third-party platform and designed to measure employee engagement, matching the engagement score of the top 10% of financial institutions with 200-500 employees, as also measured by, and based on the benchmarking of, that same third-party platform
•Continued to develop HCM objectives and strategies to expand employee training and development by onboarding a talent development professional to expand our in-house training programs

•Implemented demographic data collection protocol to measure Company’s ability to attract a diverse pool of applicants

•Successfully managed the HCM aspects of the Sound Point and AHP transactions

Environmental and Social Responsibility

•Establish clear strategies for assessing and mitigating the long-term impact of climate change on the Company’s businesses, and pursue business opportunities that enhance the ability to address climate risks

•Pursue opportunities to be a good corporate citizen

•Expanded and enhanced proprietary climate risk assessment tool that incorporates internal financial and exposure information with external climate and economic data for underwriting purposes

•Improved knowledge sharing and methodology regarding climate risk identification and assessment within departments and across our operating subsidiaries

•Calculated Scope 1, Scope 2 and select Scope 3 GhG emissions data, upgraded external review of Scope 1 and Scope 2 from limited assurance to reasonable assurance; published results

•Updated Environmental Policy and Statement on Climate Change

•Donated approximately $2.0 million to charities, including $250,000 to diversity and inclusion-focused philanthropy

Based on Mr. Frederico’s 2023 achievements against his 2023 non-financial objectives, our Compensation Committee awarded him an achievement score of 185% for those objectives. Applying that score to the cash incentive formula resulted in a weighted non-financial objective score of 61.1%.
Our Compensation Committee then added that weighted non-financial objective score of 61.1% to the weighted financial performance target score of 78.8% achieved by Mr. Frederico as described earlier, to derive a total achievement score of 139.9% in accordance with the cash incentive formula, as follows:
Summary 2023 CEO Performance Scorecard

	Weighting	2023 Achievement Score (0%-200%)	Weighted Achievement Score
Total Financial Performance Measurement Achievement Score (Summarized on page 51 above.)	67%	117.6%	78.8%(1)
Non-Financial Objective Score	33%	185%	61.1%
Achievement Score			139.9%
(1)     The compensation Committee's calculation of Mr. Frederico's financial performance measurement achievement score     excludes the benefit to the performance measures from the establishment of a deferred tax asset in 2023 related to a new Bermuda tax law that could not have been anticipated by the Compensation Committee when it set the targets.
55 Assured Guaranty 2024 Proxy Statement

In reviewing Mr. Frederico’s 2023 performance scorecard, our Compensation Committee determined that he had very strong performance in a challenging year. In particular, our Compensation Committee found that Mr. Frederico should be recognized for his personal leadership of our most significant accomplishment in the transformation of our asset management strategy through the contribution of substantially all of our asset management business to Sound Point for an approximately 30% interest in the combined entity, significantly advancing our strategic goals for our asset management business, our exceptional total one-year shareholder return of over 22%, and exceeding all but one of our five financial performance targets set by our Compensation Committee for 2023, some of them by a very significant amount. The Compensation Committee also considered the scorecard in light of the 12.2% reduction in Mr. Frederico's cash incentive compensation for the 2022 performance year. Given this significant reduction for the prior performance year, the closing of the transformational milestone Sound Point transaction, and the substantial outperformance of all but one of the five financial performance targets for the 2023 performance year, the Compensation Committee concluded that it was appropriate that Mr. Frederico's short-term cash incentive payment increase appreciably.
Based on Mr. Frederico’s achievements, our Compensation Committee awarded him a total achievement score of 139.9% for the 2023 performance year, 15.3% above his achievement score of 121.3% for the 2022 performance year. Applying this achievement score to his Individual Target Cash Incentive Amount resulted in a cash incentive award of $3,496,050. This was $464,050 (or 15.3%) more than the $3,032,000 awarded to Mr. Frederico for the 2022 performance year, but still $230,950 less than the $3,727,000 awarded to him for the 2019 performance year. The Compensation Committee noted that Mr. Frederico's cash incentive compensation for the 2023 performance year remained below the amounts he received for the 2017, 2018 and 2019 performance years.

CEO Salary and Annual Cash Incentive
By Performance Year ($1,000's)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2017
2018
2019
2020
2021
2022
2023
Salary
Annual Cash Incentive Paid
Maximum Annual Cash Incentive Opportunity*

*    Our Compensation Committee has discretion to assign a total achievement score of up to 200% against our CEO's financial performance targets and non-financial objectives. Since the Individual Target Cash Incentive Multiple for our CEO in 2.0x, his maximum annual cash incentive opportunity is 4x his base salary. In February 2019 the Compensation Committee reduced the CEO's Individual Target Cash Incentive Multiple from 2.5x to 2.0x, effective for the 2018 performance year, and has maintained both his base salary and his multiple at the same level since 2018, so his maximum annual cash incentive opportunity has remained at the same level since the 2018 performance year.
Assured Guaranty 2024 Proxy Statement 56

Equity Compensation
Our Compensation Committee awarded all of Mr. Frederico’s long-term incentive compensation in the form of PSUs and RSUs. Mr. Frederico's $8,750,000 target nominal amount of long-term equity constitutes a 18.2% increase over his target nominal amount for the prior year and reflects the extraordinary value our Compensation Committee believes our Company garners from Mr. Frederico's long-term strategic vision and leadership as demonstrated in several aspects of our very successful 2023, and our Compensation Committee's desire to properly incent Mr. Frederico to continue his long-term leadership. Our most important accomplishment of the year, the Sound Point transaction, was an important milestone in fulfilling of Mr. Frederico's strategic vision to participate in the asset management industry, which began with our purchase of BlueMountain in 2019. The Sound Point transaction, which was the result of a strategic change in direction by Mr. Frederico and was structured, negotiated and successfully closed through his personal efforts, has allowed us to immediately establish a meaningful presence in the asset management industry and to participate in a profitable asset management business with the scale we believe necessary to position us for further success in the future. Our achievement of PVP* of over $400 million for only the second time since 2009 (excluding the PVP impact of our 2018 Syncora Guarantee Inc. reinsurance transaction) despite a relative lack of new issuance in our principal market, U.S. public finance, was due in large part to Mr. Frederico's strategic decision fifteen years ago to also pursue financial guaranty business in markets other than the U.S. public finance market. Moreover, Mr. Frederico continues to execute the successful capital management program he envisioned and initiated eleven years ago. In all of these respects, our success this year was very much the result of Mr. Frederico's long-term strategic vision and his successful execution of that vision. Our Compensation Committee further believes that our one- and five-year TSR demonstrates the confidence of the equity markets in the long-term trajectory of our Company, and that Mr. Frederico should be rewarded for his leadership over these periods and provided with an appropriate incentive to continue that leadership.
The Compensation Committee took note of our Company's long-term success under Mr. Frederico's leadership. We have enjoyed positive U.S. GAAP net income every year since he took us public in 2004, except in 2007 (when the mark-to-market losses on credit default swaps were the primary reason for the loss), and twenty consecutive years of positive annual adjusted operating income*. We have also experienced strong long-term growth in our per share value measures over those twenty years under Mr. Frederico's leadership, with our most recent five years shown in the table below:

Growth in Shareholders' Equity Attributable to Assured Guaranty Ltd. Per Share, Adjusted Operating Shareholders' Equity Per Share and ABV Per Share

$175
$150
$125
$100
$75
$50
2018
2019
2020
2021
2022
2023
Shareholder's Equity Attributable to Assured Guaranty Ltd. per Share
Adjusted Operating Shareholders' Equity per share
ABV per share

*    Adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting executive compensation, and a reconciliation to the most comparable U.S. GAAP measures, may be found on pages 95-99 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.
57 Assured Guaranty 2024 Proxy Statement

The following table sets forth the target nominal amount of long-term incentive compensation our Compensation Committee awarded Mr. Frederico on February 21, 2024, the grant date. Our Compensation Committee determined the number of PSUs and RSUs to award Mr. Frederico by converting the target nominal amount of the award using $79.37, which was the average closing price on the NYSE of our Common Shares over the 40 consecutive trading days ending on February 21, 2024.
When we prepare the Summary Compensation Table, we report the value of the grants using U.S. GAAP, in accordance with the SEC’s rules.
•Under U.S. GAAP, the value of an ABV PSU as of February 21, 2024 was determined to be $84.84. This value is based on the closing price of our Common Shares on that date, which U.S. GAAP allows as a practical expedient to value grants with complicated features, such as in this case the estimated growth rate of our Company’s Core ABV per share.
•Under U.S. GAAP, the value of a Relative TSR PSU on February 21, 2024 was $104.27. This value was computed using a Monte-Carlo simulation model taking into account the historical relationship of our TSR and the TSR of the Index. We engaged Aon to provide this computation for us.
•Under U.S. GAAP, the value of an RSU was $84.84, based our Common Share closing price on February 21, 2024.
Because the price of our Common Shares can be volatile, our Compensation Committee since 2012 has determined the number of shares to be granted to members of our senior leadership team by dividing the target nominal value of the equity it wished to award by the average closing price on the NYSE of our Common Shares over the 40 consecutive trading days ending on the grant date. As described above, U.S. GAAP valuations are based on the price of our Common Shares on the grant date. So, when the price of our Common Shares is higher on the grant date than the average price over the 40 previous consecutive trading days, the U.S. GAAP value will exceed our Compensation Committee’s target nominal value, as was the case this year, as well as last year. Similarly, when the price of our Common Shares is lower on the grant date than the average price over the 40 previous consecutive trading days, the U.S. GAAP value will be less than our Compensation Committee’s target nominal value, as was the case in 2020. Our Compensation Committee believes solely using the average closing price over 40 consecutive trading days approach to sizing its long-term equity incentive grants is the fairest approach to use in light of the volatility of the price of our Common Shares.
The aggregate value of Mr. Frederico’s February 2024 long-term equity incentive grants under U.S. GAAP is set forth below.

	Compensation Committee Target Nominal Value	Equity Granted (Shares)	U.S. GAAP Value
ABV PSUs	$2,625,000	33,073	$2,805,913
Relative TSR PSUs	$2,625,000	33,073	$3,448,522
RSUs	$3,500,000	44,097	$3,741,189
TOTAL	$8,750,000	110,243	$9,995,624
Perquisites
Our Compensation Committee reviewed the executive perquisites provided to Mr. Frederico in 2023. Our Compensation Committee noted the cost and personal inconvenience entailed in leading a Bermuda-based company with substantial operations in the U.S., U.K. and Europe, and evaluated the value of perquisites provided to Mr. Frederico against the values of perquisites provided to the chief executive officers of the six other Bermuda-based companies in our current executive compensation comparison group. (Our current executive compensation comparison group, and how it changed from our 2022 executive compensation comparison group, is described under “Compensation Governance — Executive Compensation Comparison Group” below). Based on information in the 2023 proxy statements of those six companies, in 2022, Mr. Frederico received the lowest value of perquisites of the chief executive officers. On this basis, our Compensation Committee concluded that the value of perquisites provided to Mr. Frederico under our existing policies is reasonable.
Comparison to Executive Compensation Comparison Group
Our Compensation Committee considered FW Cook’s analysis of the compensation paid to chief executive officers in our current executive compensation comparison group when evaluating the compensation of Mr. Frederico, although it has long recognized that the current compensation comparison group has limitations. Our Company is the only publicly-traded financial services company primarily writing new financial guaranty business in today’s markets, and our executive compensation comparison group does not adequately reflect the same diversity of earnings from both an international financial guaranty insurance business and an asset management business of the scale in which we now participate. According to FW Cook, for the 2022 performance year, which is the most recent data available, the target total direct compensation for Mr. Frederico ranked above the 75th percentile of the amount for the CEOs of our executive compensation comparison group, reflecting the experience, leadership, specialized skill set and sustained performance of Mr. Frederico. Actual total direct compensation for Mr. Frederico paid for the 2022 performance year also ranked above the 75th percentile of our executive compensation comparison group, reflecting our non-equity incentive payout for 2022 performance, which was aligned with our 2022 performance relative to our key business goals and strategies, as well as our strong TSR for that period.
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OTHER NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS
Non-Financial Objectives and Achievements of the Other Named Executive Officers
Our Compensation Committee made compensation awards to our other named executive officers for the 2023 performance year based on its assessment of their achievements and Mr. Frederico’s review of their performance, as well as Mr. Frederico’s compensation recommendations. Our other named executive officers’ achievements were evaluated based on their contributions to our achievement of our financial measurement targets, their contributions to the achievement of Mr. Frederico’s non-financial objectives, and their own achievements of the individual non-financial objectives Mr. Frederico had assigned to them, as described below.
Robert A. Bailenson, Chief Financial Officer
Mr. Bailenson was responsible in the 2023 performance year for meeting all internal and external financial requirements, managing our capital efficiently, overseeing the IT function, meeting with investors, and participating on earnings calls. Mr. Bailenson has involved himself in all aspects of our business and leads the financial team in addressing market and regulatory changes. More specifically, Mr. Bailenson:
•Successfully oversaw the sale of $350 million of 5-year senior unsecured debt due in 2028 and related redemption of $330 million in debt due in 2024;
•Successfully oversaw the completion of the Sound Point transaction, as well as the sale of our interest in AHP;
•Oversaw the successful ongoing effort to reduce our Puerto Rico exposure in both insurance and investment portfolios;
•Successfully oversaw the automation of the Company's claims payment processing system;
•Was responsible for the timely and accurate filing of all financial statements and tax returns; and
•Acted as executive sponsor for our Working Parents Employee Resource Group.
Ling Chow, General Counsel
Ms. Chow is an effective leader of legal resources for our Company. Her work managing corporate governance and other issues before our Board was exemplary. Under Ms. Chow’s direction, we were able to navigate the complex compliance and regulatory environments of both the insurance and asset management segments of our business to accomplish our corporate objectives. More specifically, Ms. Chow:
•Oversaw the legal aspects of the Sound Point transaction, as well as the sale of our interest in AHP;
•Oversaw the legal aspects of the sale of $350 million of 5-year senior unsecured debt due in 2028 and related redemption of $330 million in debt due in 2024;
•Managed the legal issues related to the origination, underwriting, risk management and workout activities related to our financial guaranty business, including the expansion of such business into new sectors and markets;
•Oversaw the successful completion of the 5-year NYDFS / MIA Financial Examination with clean reports from both regulators;
•Managed litigation matters involving our financial guaranty business as well as our asset management business;
•Provided legal advice on the various initiatives of our employee-led Diversity and Inclusion Committee, and acted as executive sponsor for our Asian and Pacific Islanders Employee Resource Group; and
•Headed an HR team responsible for executing a strategy to enhance employee engagement and retention.
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Stephen Donnarumma, Chief Credit Officer
Mr. Donnarumma was responsible in the 2023 performance year for overseeing the global credit underwriting process for the Company's public finance, structured finance, and infrastructure finance insurance businesses. More specifically, Mr. Donnarumma:
•Successfully led the Company's credit review of more than 1,400 transactions;
•Created a new methodology for the Company's approach to risk limits for individual obligors, risk sectors, and geographic concentrations;
•Continued to expand the Company's underwriting criteria to assess climate risk for new transactions and its approach to creating risk limits relating to climate change;
•Developed underwriting criteria and created a structure for pooled municipal transactions that preserved the tax-exemption on cash flows from underlying collateral; and
•Successfully contributed to the ongoing development of AG Analytics, the Company's fintech platform.
Holly Horn, Chief Surveillance Officer
Ms. Horn was responsible in the 2023 performance year for overseeing the global surveillance, monitoring, and loss mitigation process for risks insured by the Company's public finance, structured finance, and infrastructure finance insurance businesses. More specifically, Ms. Horn:
•Successfully oversaw all workout activities for distressed credits;
•Successfully oversaw multiple lobbying efforts in our ongoing effort to rehabilitate distressed credits;
•Developed an environmental scorecard for the surveillance of at-risk credits;
•Successfully assisted in the origination of new business by developing and implementing underwriting modeling for certain transactions; and
•Acted as executive sponsor for our Women's Employee Resource Group, including establishing the first ever Assured Guaranty International Women's Day Event.
Compensation Decisions for our Other Named Executive Officers
The 2023 base salaries of our other named executive officers were set by our Compensation Committee in February 2023. Consistent with our Compensation Committee's pay-for-performance philosophy, it chose to set Mr. Bailenson's and Ms. Chow's 2023 salaries at their same levels as 2022, and to use incentive compensation to reward each of them for their performance, experience and contributions, and to motivate them to continue their leadership of their respective functions. In light of Mr. Donnarumma's achievements for the 2022 performance year and the complexity of the issues handled by the credit department, our Compensation Committee supported Mr. Frederico's recommendation to increase his salary to $525,000 from $500,000 for the 2023 performance year. In light of Ms. Horn's achievements for the 2022 performance year and the complexity of the issues handled by the surveillance department in analyzing potential risks on the insured portfolio, our Compensation Committee also supported Mr. Frederico's recommendation to increase her salary to $500,000 from $475,000 for the 2023 performance year.
In the case of the other named executive officers, for the 2023 performance year, our Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance targets (which were the same as Mr. Frederico’s) and their non-financial objectives (which were a combination of their contribution to Mr. Frederico’s non-financial objectives and their achievement of their own individual non-financial objectives), taking into account the level of difficulty of achieving particular targets or objectives. Based on their achievements, after applying the formula, our Compensation Committee awarded them the cash incentives calculated as shown in the table below.
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	(2023 Base Salary	X	2023 Individual Target Cash Incentive Multiple	)	X	(	Financial Performance Measurement Achievement Score (weighted 67%)	+	Individual Non- Financial Objective Achievement Score (weighted 33%))	=	2023 Cash Incentive Payout
Robert A. Bailenson	$800,000		2.00x				78.8%		59.4%		$2,211,072
Ling Chow	$600,000		2.00x				78.8%		56.1%		$1,618,704
Stephen Donnarumma	$525,000		2.00x				78.8%		56.1%		$1,416,366
Holly Horn	$500,000		2.00x				78.8%		49.5%		$1,282,920
In general, our Compensation Committee awards the other named executive officers long-term incentive compensation in the form of PSUs and RSUs with the same terms and in the same proportion as the PSUs and RSUs awarded to Mr. Frederico. The target nominal amount of long-term equity for each of our other names executive officers reflects our Compensation Committee’s desire that each of them have a strong incentive to help generate long-term, sustained growth for our Company. The amounts of PSUs and RSUs awarded to each other named executive officer vary by individual and are based on their respective positions and levels of responsibility, historic compensation levels and FW Cook’s advice about the compensation practices of companies in our comparison group.
Our Compensation Committee considered FW Cook’s analysis of the compensation paid to named executive officers in our current executive compensation comparison group when evaluating the compensation of our named executive officers. (Our current executive compensation comparison group, and how it changed from our 2022 executive compensation comparison group, is described under “Compensation Governance — Executive Compensation Comparison Group” below). According to FW Cook, for the 2022 performance year, which is the most recent data available, the target total direct compensation for our named executive officers (excluding Mr. Frederico) ranked between the median and 75th percentile on average, ranging from near median to above the 75th percentile, of amounts for the named executive officers of our executive compensation comparison group, reflecting the experience, leadership, specialized skill sets and sustained performance of our senior leadership team. Actual total direct compensation for all our named executive officers as a group (excluding Mr. Frederico) paid for the 2022 performance year ranked between the median and 75th percentile of our executive compensation comparison group, reflecting our non-equity incentive payouts for 2022 performance, which were aligned with our 2022 performance relative to our key business goals and strategies, as well as our strong financial performance for that period. For the 2023 performance year, our one-year TSR of 22.5% ranked at the 53rd percentile, and our three-year TSR of 35.9% (on an annualized basis) ranked at the 100th percentile of our current executive compensation comparison group. Our long-term incentive equity awards generally remain unchanged and continue to align with our current executive compensation comparison group.
In summary, our Compensation Committee approved the following compensation decisions for the named executive officers other than Mr. Frederico for the 2023 performance year:

	Robert A. Bailenson	Ling Chow	Stephen Donnarumma	Holly Horn
Fixed Compensation — Base Salary(1)	$800,000	$600,000	$525,000	$500,000
Incentive Compensation
Cash Incentive Compensation	$2,211,072	$1,618,704	$1,416,366	$1,282,920
Long-Term Equity Incentive Target Values(2)	$2,300,000	$1,600,000	$900,000	$800,000
Total Direct Compensation	$5,311,072	$3,818,704	$2,841,366	$2,582,920
(1)    These base salaries were set by our Compensation Committee in February 2023.
(2)    The long-term equity incentive awards were allocated similarly to Mr. Frederico’s, and comprised 30% ABV PSUs, 30% Relative TSR PSUs and 40% RSUs. The U.S. GAAP values of the awards are: Mr. Bailenson, $2,627,314; Ms. Chow, $1,827,887; Mr. Donnarumma, $1,028,186; and Ms. Horn, $913,944.
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2023 EXECUTIVE COMPENSATION CONCLUSION
Our Compensation Committee wished to recognize the considerable accomplishments of Mr. Frederico and each of our other named executive officers in leading our Company through a successful and transformative year. As such, our Compensation Committee determined that it was appropriate that Mr. Frederico and the other named executive officers experience an increase in their cash incentive payments consistent with exceeding all but one of the five financial performance targets set by our Compensation Committee last year, even excluding the beneficial impact of the establishment of a deferred tax asset related to a new Bermuda tax law enacted in December 2023 that the Compensation Committee could not have anticipated when it set the 2023 targets in February 2023. Our Compensation Committee also believes that our extraordinary one- and five-year TSR demonstrates the confidence of the equity markets in our work to become a more diversified financial services company with increased asset management-related earnings and increased investments in alternative assets, and that Mr. Frederico and our named executive officers should be rewarded for their leadership over these periods, and provided with an appropriate incentive to continue that leadership. Our Compensation Committee addressed these objectives by granting these individuals long-term equity awards that the Compensation Committee believes will provide appropriate motivation for them to continue to lead our company into the future.
Our Compensation Committee believes that the total compensation package for Mr. Frederico and each of the other named executive officers provides the appropriate reward and incentive for their contributions and our performance over the last year and the importance to our Company of their continued leadership over the long term. Our strategy requires exceptionally qualified and experienced management and our Compensation Committee believes our executive compensation program rewards performance and motivates each member of our senior leadership team to increase shareholder value, and that it is therefore appropriate and in the best interests of our Company and our shareholders. Our Compensation Committee believes that retaining and motivating each member of our senior leadership team and staff is essential, and that the various elements of total compensation have worked well to attract, retain and properly reward management for their performance.
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COMPENSATION GOVERNANCE
The Role of the Board’s Compensation Committee
Our Compensation Committee oversees all aspects of our executive compensation program. Our Compensation Committee has responsibility for:
•Establishing compensation policies for our senior leadership team
•Determining the compensation of our CEO
•Reviewing our CEO’s compensation recommendations regarding other members of the senior leadership team and determining appropriate compensation for such persons
Our Board has adopted a Compensation Committee Charter to govern our Compensation Committee’s activities. The charter, which may be found on our website at www.assuredguaranty.com/governance, is reviewed annually by our Compensation Committee. Under its charter, our Compensation Committee is authorized to retain compensation, legal, accounting and other expert consultants at our expense.
The Role of the Independent Consultants
For more than fifteen years, including in 2023, our Compensation Committee has engaged FW Cook as its independent compensation consultant and considered advice and information from that firm in determining the amount and form of compensation for each member of our senior leadership team. Periodically, our Nominating and Governance Committee also engages FW Cook to conduct a comprehensive review of the compensation package for our independent directors; FW Cook last undertook such a comprehensive review in 2023.
In 2023, FW Cook’s work for our Compensation Committee included analyzing our compensation practices in light of best practices, providing a compensation risk assessment, reviewing and advising us on changes to our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, assisting with the implementation of the Pay Versus Performance disclosure rules and incentive-based compensation recovery (clawback) provisions mandated by the Dodd-Frank Act, and updating our Compensation Committee with respect to evolving governance trends.
Our Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. It requested and received a letter from FW Cook in 2023 affirming factors relevant to assessing FW Cook’s independence. Our Compensation Committee discussed the content of the letter and concluded that FW Cook’s work did not raise any independence or conflict of interest issues.
When our Compensation Committee began to contemplate amending the long-term equity incentive program to include performance restricted share units based on relative TSR performance in 2018, we engaged Aon to model the grant date fair value and ultimate performance and payout of hypothetical Relative TSR PSUs with various characteristics and, once the characteristics of the Relative TSR PSUs were settled, to provide grant date valuation of the Relative TSR PSUs and to provide Relative TSR PSU value tracking over the life of the Relative TSR PSUs. Our Compensation Committee also engaged Aon as a compensation consultant several times after 2018 to consider changes in the long-term incentive program, most recently in 2023 when it chose to change the performance period of the Relative TSR PSUs as described above in “Compensation Discussion and Analysis — CEO Performance Review — Equity Compensation”.
Our Compensation Committee has considered the independence of Aon in light of SEC rules and NYSE listing standards. It requested and received a letter from Aon in 2023 affirming factors relevant to assessing Aon's independence. Our Compensation Committee discussed the content of the letter and concluded that Aon's work did not raise any independence or conflict of interest issues.
Executive Compensation Comparison Group
Our Compensation Committee examines pay data for the following 19 companies to review pay practices, identify compensation trends, and benchmark its executive compensation decisions:

Affiliated Managers Group	Everest Re Group, Ltd.	Selective Insurance Group, Inc.
AllianceBernstein	Federated Hermes	SiriusPoint Ltd.
Arch Capital Group	First American Financial Corporation	The Hanover Insurance Group, Inc.
Assurant, Inc.	Janus Henderson Group	Virtus Investment Partners
AXIS Capital Holdings Limited	MGIC Investment Corporation	White Mountains Insurance Group, Inc.
Enstar Group Limited	Radian Group
Essent Group, Ltd.	RenaissanceRe Holdings
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Our Compensation Committee has long recognized that the comparison group has limitations. Our company is the only publicly-traded financial services company primarily writing new financial guaranty business in today’s markets.
Notably, the comparison group consists primarily of mortgage finance and property and casualty insurance and reinsurance companies that assume underwriting risk and/or evaluate credit risk, along with the five asset managers that invest in alternative investments. Despite the specialized nature of our primary financial guaranty business, our Compensation Committee looks for companies domiciled in Bermuda or with a similar size, global business model and compensation mix to ours, along with publicly traded asset management companies. Although the factors our Compensation Committee considers for its compensation decisions and the level of compensation may differ from those for the comparison group, our Compensation Committee finds it useful to consider the pay practices at these companies.
In October 2023, FW Cook met with our Compensation Committee to review the comparison group and to discuss whether other companies should be considered for inclusion in the group. Based on FW Cook’s review, and due to the acquisitions of Argo Group International Holdings, Ltd. and Sculptor Capital Management, Inc. (which had been two of the 21 companies in the 2022 compensation group), FW Cook recommended to our Compensation Committee that it reduce the comparison group to consist of the 19 companies above.
FW Cook advised our Compensation Committee that, as of December 31, 2023, our one-year TSR was at the 53rd percentile of the revised comparison group and our three-year TSR ranked highest of the revised comparison group. FW Cook also informed our Compensation Committee that, as of September 30, 2023, our latest four quarters of net income was in the 48th percentile of the revised comparison group and our total assets were at the 68th percentile.
The revised comparison group consists of companies that, like our Company, have a business model that involves underwriting or credit risk, a holding company structure, and similar size as measured by revenues, assets, and market capitalization.
Executive Officer Recoupment Policy and Related Forfeiture and Termination for Cause Provisions
Our Compensation Committee adopted our amended and restated recoupment (or clawback) policy on October 31, 2023. The amended and restated policy generally retained the provisions from our previously adopted recoupment policy pursuant to which our Compensation Committee was permitted to rescind or recoup certain compensation awards to our senior leadership team in the event: of their misconduct or of a material restatement of our financial statements, or in the event objectively quantifiable performance goals are later determined to have been overstated and such overstatement resulted in an overpayment. Additionally, new provisions were added as required by the new listing standards adopted by the NYSE and Rule 10D-1 adopted by the SEC. The new provisions require our Compensation Committee to recoup erroneously paid incentive compensation paid to current and former executive officers (as defined by the new listing standards adopted by the NYSE and Rule 10D-1) (who we refer to as Covered Executives) in the event of a restatement of the Company’s financial statements (without regard to the fault of the Covered Executive). Restatements that trigger such recoupment include restatements due to material noncompliance with any financial reporting requirement applicable to our Company under the federal securities laws and restatements to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (Restatements). Except in very limited circumstances, in the event of such a Restatement, the new provisions require the recoupment of incentive compensation based wholly or in part upon the attainment of certain financial reporting measures paid to the Covered Executives in excess of the amount that would have been paid if the amount of such incentive compensation had been based on the restated financial statements.
The table below presents a simplified summary of the discretionary provisions of our current recoupment policy as amended and restated on October 31, 2023, selected provisions of our severance plan as restated in February 2022, and selected provisions of our grant agreements as approved in February 2024, and is modified in its entirety by the detailed provisions of such documents, which have been filed with the SEC.
The provisions summarized below apply to each of the Covered Executives and other senior managers reporting directly to our CEO. Conduct, activity or events may fall into more than one category in the table.
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	Forfeit Unpaid Incentive Compensation*	Recoup Already Paid Incentive Compensation*	Termination for Cause
Misconduct: (a) felony; (b) other crime involving moral turpitude in certain circumstances; and (c) other serious misconduct that may cause material harm to our employees or material reputational harm to the Company or may expose the Company to material regulatory, legal or financial risk
	✓	✓	✓
Any act or omission likely to injure our operations or reputation or to prevent such executive from being able to perform their duties	✓		✓
Restatements (regardless of misconduct)	✓	✓
Overstatement of objectively quantifiable performance objectives	✓	✓
Violation of specified covenants (non-compete, non-solicitation, breach of confidentiality)	✓	✓	✓
Failure to follow directions of the Board or supervisor or any willful, serious and continued failure to perform their duties	✓		✓
* The covered incentive compensation consists of RSUs, ABV PSUs, Relative TSR PSUs and non-equity incentive compensation (cash).
Share Ownership Guidelines
To demonstrate our commitment to building shareholder value, our Board of Directors adopted management share ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of their after-tax receipt of our Common Shares upon vesting of RSUs and earn out of PSUs until they reach their ownership goal. Please see “Information About Our Common Share Ownership — How Much Stock is Owned by Directors and Executive Officers” for detailed information on the executive officers’ share ownership.
The chart below shows the guideline for each of our named executive officers and each executive’s share ownership as of March 8, 2024, the record date, using $90.30, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	113.7 × Salary	(1)
Robert A. Bailenson	5 × Salary	27.0 × Salary
Ling Chow	5 × Salary	15.4 × Salary
Stephen Donnarumma	5 × Salary	12.3 × Salary
Holly Horn	5 × Salary	3.5 × Salary
(1)    Common shares beneficially owned by Mr. Frederico include 300,000 shares pledged in accordance with our Global Restrictions on Trading policy.
These ownership levels include shares that the executive has purchased and, in the case of Mr. Bailenson, vested share units credited to his non-qualified retirement plan. Unvested RSUs and unvested PSUs do not count towards an executive's share ownership.
Anti-Hedging Policy
We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.

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Anti-Pledging Policy
Our share trading policy prohibits employees and directors from pledging our Common Shares without the approval of both our General Counsel and our Nominating and Governance Committee. Our share trading policy requires that, in order to grant such approval, our Nominating and Governance Committee determine that the person making the pledge demonstrates the financial capacity to repay the loan (which does not constitute margin debt) without resorting to the pledged securities. Mr. Frederico has pledged 300,000 of our Common Shares. Even if such shares are excluded from his total, on March 8, 2024, Mr. Frederico owned Common Shares in an amount equal to 92.0 x his salary, more than thirteen times his guideline of 7x his salary. No other director or executive officer has pledged Common Shares.
Award Timing
Our Compensation Committee meets during our February board meeting to make executive compensation decisions for the previous year’s performance and to make its compensation recommendations to the other directors. After consulting with our Board, our Compensation Committee approves salary increases (if any), cash incentive compensation, and long-term equity incentive awards for each member of our senior leadership team. Calculations of the number of PSUs and RSUs awarded to each member of our senior leadership team are made as of the date our Compensation Committee consults with our Board and approves the compensation packages for our senior leadership team, which occurs several days prior to the day we file with the SEC our Annual Report on Form 10-K for the previous calendar year. We have consistently followed this timing for many years. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant. Payments of cash incentives are not made until after we file with the SEC our Annual Report on Form 10-K for the previous calendar year.

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POST-EMPLOYMENT COMPENSATION
Retirement Benefits
We maintain tax-qualified and non-qualified defined contribution retirement plans for each member of our senior leadership team and other eligible employees. We do not maintain any defined benefit pension plans. Our Compensation Committee and our management believe that it is important to provide retirement benefits to employees who reach retirement to facilitate smooth leadership transitions and to attract and retain key employees. All retirement benefits are more fully described below under “Potential Payments Upon Termination or Change in Control.”

Benefit Under Defined Contribution Plans	Description
Core contribution
We contribute 7% of each employee’s salary and non-equity incentive payment or cash bonus compensation, which we refer to as eligible compensation, on the portion made to our tax-qualified plan, and 6% on the portion made to our nonqualified supplemental employee retirement plans.

Company match
We match 100% of each employee’s contribution, up to 7% of eligible compensation on the portion made to our tax-qualified plan, and 6% on the portion made to our nonqualified supplemental employee retirement plans.

Severance
Under our severance plan for members of our senior leadership team (and some others), following the executive’s involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year’s salary plus their average cash incentive amount over the preceding three-year period, plus a pro-rata annual cash incentive amount for the year of termination, and an amount equal to one year of medical and dental premiums. The executive’s receipt of severance benefits is subject to their compliance with non-competition, non-solicitation, and confidentiality restrictions during their employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay one year of base salary to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following their termination of employment.
Change In Control Benefits
We provide change in control benefits to encourage members of our senior leadership team to consider the best interests of shareholders by mitigating any concerns about their own personal financial well-being in the face of a change in control of our Company. In the event of a change in control:
•Long-term incentive awards will vest only upon certain terminations of employment following a change in control (double-trigger)
•Such awards will vest upon a change in control (single-trigger) if the acquirer does not assume the awards
•We do not provide excise tax reimbursements and gross-up payments in the case of a change in control
Detailed information is provided below under “Potential Payments Upon Termination or Change in Control.”
Separation Arrangement
As further disclosed in AGL’s Current Report on Form 8-K dated July 10, 2023, we entered into a separation agreement (as subsequently amended and restated, the “Separation Agreement”) with David A. Buzen, AssuredIM’s former Chief Executive Officer and Chief Investment Officer, in connection with the closing of the Sound Point transaction. The original Separation Agreement is Exhibit 10.1 to AGL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. While the Separation Agreement was mutually and amicably agreed between Mr. Buzen and us, we terminated Mr. Buzen because we no longer required his services as Chief Executive Officer of AssuredIM following our contribution of substantially all of our asset management business to Sound Point. Such termination constituted a termination without “Cause” and, therefore, a “Qualifying Termination” under and as defined in our severance plan for members of our senior leadership team. Following his separation from service, Mr. Buzen will receive a lump sum cash payment equal to $2,462,436 under his Separation Agreement to which he was entitled under our severance plan as a result of his Qualifying Termination (subject to his signing and not revoking a post-termination release, his not being terminated for Cause and his compliance with the covenants in his Separation Agreement), and he will become vested in all of his previously granted RSUs and a
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pro-rata portion of his previously granted PSU awards (subject to the terms of such awards) as a result of his Qualifying Termination, as defined in the relevant grant agreements. Mr. Buzen is currently employed by us in a non-executive officer capacity through March 1, 2025 and his Separation Agreement details his ongoing compensation while he remains employed through such termination date, as further described in the amended and restated Separation Agreement dated February 26, 2024, which is Exhibit 10.69 to AGL’s Annual Report on Form 10-K for the year ended December 31, 2023.
TAX TREATMENT
Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company, with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. Our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
As with prior years, although our Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for our executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. Our Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.
Finally, Section 457A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax). The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A.
NON-GAAP FINANCIAL MEASURES
This proxy statement references financial measures that are not determined in accordance with U.S. GAAP, and are identified as core, operating, PVP or non-GAAP. Although these non-GAAP financial measures should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior leadership incentive compensation.
The definitions for adjusted operating shareholder's equity and adjusted book value, and how they may be calculated from the most directly comparable U.S. GAAP financial measures are set forth below.
Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under U.S. GAAP, adjusted for the following:
•Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.
•Elimination of fair value gains (losses) on the Company’s committed capital securities. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.
•Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.
•Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.
Assured Guaranty 2024 Proxy Statement 68

Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:
•Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.
•Addition of the net present value of estimated net future revenue. This amount represents the net present value of estimated future revenue from non financial guaranty insurance contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes
•Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in U.S. GAAP equity.
•Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.
We referenced in the Management’s Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2023 adjusted operating income and PVP, or present value of new business production, which are other non-GAAP financial measures we use in this proxy statement. The definitions for those non-GAAP financial measures, and how they may be calculated from the most directly comparable U.S. GAAP financial measures, may be found on pages 95 to 99 of our Annual Report on Form 10-K for the year ended December 31, 2023.
This proxy also references certain non-GAAP financial measures, which are identified as “core”, that our management and Board also consider important performance indicators and have employed, as well as other factors, in determining the incentive compensation of our senior leadership team. These “core” measures, and how they are calculated from our U.S. GAAP financial statements, are as follows:
•Core operating income per diluted share. After making the adjustments to net income attributable to Assured Guaranty Ltd. described on pages 95 to 96 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted operating income, we subtract the gain (or loss) included in net income related to VIE consolidation, net of tax, and to calculate the per diluted share amount we divide the result by the weighted average diluted Common Shares during the period. Our adjusted operating income is shown in the table on page 78 of our Annual Report on Form 10-K, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Executive Summary, Financial Performance of Assured Guaranty, and the gain (or loss) included in net income related to VIE consolidation is shown in the same table as “Other.”
•Core operating shareholders’ equity per share. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 96 to 97 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted operating shareholders’ equity, we subtract the gain (or loss) related to VIE consolidation, net of tax, also disclosed in such section of the Form 10-K, and to calculate the per share amount we divide by the number of Common Shares outstanding.
•Core ABV. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 96 to 97 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted book value (ABV), we subtract the gain (or loss) related to VIE consolidation, net of tax, also disclosed in such section of the Form 10-K, and to calculate the per share amount we divide by the number of Common Shares outstanding.
•Core operating ROE. Core operating ROE is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period.
69 Assured Guaranty 2024 Proxy Statement

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and this proxy statement. The foregoing report has been approved by the Compensation Committee.
Thomas W. Jones, Chair
G. Lawrence Buhl
Bonnie L. Howard
Patrick W. Kenny
Assured Guaranty 2024 Proxy Statement 70

SUMMARY COMPENSATION TABLE
The following table provides compensation information for 2023, 2022 and 2021 for our named executive officers.

Name and Principal Position	Year	Salary	Share Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Dominic J. Frederico,	2023	$1,250,000	$8,112,953	$3,496,050	$618,509	$13,477,512
President and	2022	$1,250,000	$8,661,779	$3,032,000	$662,230	$13,606,009
Chief Executive Officer	2021	$1,250,000	$9,239,643	$3,454,988	$591,431	$14,536,062
Robert A. Bailenson,	2023	$800,000	$1,863,732	$2,211,072	$397,983	$5,272,787
Chief Financial Officer	2022	$800,000	$1,881,741	$1,914,080	$391,460	$4,987,281
	2021	$800,000	$2,078,969	$2,052,792	$316,847	$5,248,608
Ling Chow,	2023	$600,000	$1,425,293	$1,618,704	$301,253	$3,945,250
General Counsel	2022	$600,000	$1,433,715	$1,296,960	$282,003	$3,612,678
	2021	$600,000	$1,583,883	$1,499,994	$251,905	$3,935,782
Stephen Donnarumma,	2023	$525,000	$833,307	$1,416,366	$217,712	$2,992,385
Chief Credit Officer	2022	$500,000	$776,542	$1,179,800	$241,548	$2,697,890
Holly Horn,	2023	$500,000	$657,801	$1,478,283	$214,823	$2,850,907
Chief Surveillance Officer

(1)    This column represents the grant date value of performance share unit awards and restricted share unit awards granted in 2023, 2022 and 2021 for 2022, 2021 and 2020 performance, respectively.
(2)    This column represents cash incentive compensation for 2023, 2022 and 2021 performance paid in 2024, 2023 and 2022, respectively, plus, in the case of Ms. Horn, the vesting date value of Performance Retention Awards (PRA) granted in February 2022 and February 2021, that vested on December 31, 2023, as further described in the table below. Beginning in February 2015, executive officers no longer receive grants of PRA. However, Ms. Horn became an executive officer in 2022 and was granted PRA through February 2022 (for her achievements in 2021). Her last PRA installment will vest on December 31, 2024.

2023
Cash Incentive Compensation	$1,282,920
PRA Payout	$195,363
Total	$1,478,283
(3)    All Other Compensation for 2023 consists of the benefits set forth in the table below. Contributions to defined contribution retirement plans include contributions with respect to salary and cash incentive compensation. The Miscellaneous category within All Other Compensation includes Bermuda club fees, Bermuda health insurance, holiday gifts and anniversary awards.

	D. Frederico	R. Bailenson	L. Chow	S. Donnarumma	H. Horn
Employer Contribution to Retirement Plans	$520,126	$331,975	$233,921	$210,862	$181,973
Bermuda Car Allowance	$20,000	—	—	—	—
Bermuda Housing Allowance	$7,896	—	—	—	—
Tax Return Preparation	—	$2,546	$11,160	—	—
Matching Gift Donations	$23,500	$50,000	$50,000	$500	$30,000
Business - Related Spousal Travel	$21,005	$12,262	$4,797	—	—
Miscellaneous	$25,982	$1,200	$1,375	$6,350	$2,850
Total	$618,509	$397,983	$301,253	$217,712	$214,823
71 Assured Guaranty 2024 Proxy Statement

EMPLOYMENT AGREEMENTS
None of our named executive officers currently have any employment agreements with the Company.
PERQUISITE POLICY
Our Company has established a perquisite policy pursuant to which we provide members of the senior leadership team (and some others) certain perquisites that are not available to employees generally. We believe that the perquisites we provide to our senior leadership team, including our named executive officers, meet certain business objectives and that the benefit our Company receives from providing these perquisites significantly outweighs the cost of providing them. We feel these perquisites minimize distractions to members of our senior leadership team, thereby enabling them to perform their responsibilities more efficiently. These include tax preparation, annual executive medical exams (for persons who became executive officers prior to December 31, 2017) and, for members of our senior leadership team located in Bermuda, housing and car allowances, Bermuda club memberships, and a family travel stipend. In light of the challenges of the Bermuda market, including travel to and from the island, and the cost of living and maintaining a residence, the Bermuda perquisites are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes. Any of these perquisites may be modified by our Compensation Committee without the consent of the executives.
In determining the total compensation payable to our senior leadership team, our Compensation Committee considers perquisites in the context of the total compensation which each member of our senior leadership team is eligible to receive. However, given the fact that perquisites represent a relatively small portion of the total compensation of members of the senior leadership team, the availability of these perquisites does not materially influence the decisions made by our Compensation Committee with respect to other elements of the total compensation to which the members of our senior leadership team are entitled or which they are awarded.
SEVERANCE POLICY
Our Company has adopted a severance plan for our senior leadership team (and some others). For further detail, see the discussion in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance” and “Potential Payments Upon Termination or Change of Control — Change-in-Control Severance”. A severance plan enables us to attract and retain top candidates for positions on our senior leadership team and enables us to have good relations with those executives.
EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2023, Mr. Frederico, Mr. Donnarumma and one other executive officer participated in the employee stock purchase plan; Mr. Frederico participated to the maximum extent possible.
INDEMNIFICATION AGREEMENTS
We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.
•The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.
•The indemnification agreements provide for advancement of expenses.
•These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.
•The indemnification agreements set forth procedures relating to indemnification claims.
•The agreements also provide for maintenance of directors’ and officers’ liability insurance.

Assured Guaranty 2024 Proxy Statement 72

2023 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Share Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Share and Option Awards(5)
Dominic J.	Feb. 22, 2023(1)	—	$2,500,000	$5,000,000	—	—	—	—	—
Frederico	Feb. 22, 2023(2)	—	—	—	17,953	35,905	89,763	—	$2,901,124
	Feb. 22, 2023(3)	—	—	—	17,953	35,905	71,810	—	$2,233,650
	Feb. 22, 2023(4)	—	—	—	—	—	—	47,873	$2,978,179
Robert A.	Feb. 22, 2023(1)	—	$1,600,000	$3,200,000	—	—	—	—	—
Bailenson	Feb. 22, 2023(2)	—	—	—	4,124	8,248	20,620	—	$666,438
	Feb. 22, 2023(3)	—	—	—	4,124	8,248	16,496	—	$513,108
	Feb. 22, 2023(4)	—	—	—	—	—	—	10,998	$684,186
Ling	Feb. 22, 2023(1)	—	$1,200,000	$2,400,000	—	—	—	—	—
Chow	Feb. 22, 2023(2)	—	—	—	3,154	6,308	15,770	—	$509,686
	Feb. 22, 2023(3)	—	—	—	3,154	6,308	12,616	—	$392,421
	Feb. 22, 2023(4)	—	—	—	—	—	—	8,410	$523,186
Stephen	Feb. 22, 2023(1)	—	$1,050,000	$2,100,000	—	—	—	—	—
Donnarumma	Feb. 22, 2023(2)	—	—	—	1,844	3,688	9,220	—	$297,990
	Feb. 22, 2023(3)	—	—	—	1,844	3,688	7,376	—	$229,430
	Feb. 22, 2023(4)	—	—	—	—	—	—	4,917	$305,887
Holly	Feb. 22, 2023(1)	—	$1,000,000	$2,000,000	—	—	—	—	—
Horn	Feb. 22, 2023(2)	—	—	—	1,456	2,911	7,278	—	$235,209
	Feb. 22, 2023(3)	—	—	—	1,456	2,911	5,822	—	$181,093
	Feb. 22, 2023(4)	—	—	—	—	—	—	3,882	$241,499
(1)    Represents a grant of a non-equity incentive compensation award. As described in “Compensation Discussion and Analysis —Executive — Compensation Program Structure and Process — Components of Our Executive Compensation Program — Cash Incentive Compensation”, our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation awarded to each executive is determined based on the extent to which that executive achieves certain pre-established performance targets; 67% is tied to the achievement of five financial performance targets and 33% is tied to the achievement of non-financial objectives. On the February 22, 2023 grant date, our Compensation Committee established a target and maximum cash incentive award for each of our named executive officers, as well as the formula for determining the actual amount of payment to each named executive officer, which may range from zero to such executive’s maximum amount. The target for each of our named executive officers is two times their salary, and each would achieve their maximum amount listed (equal to two times their target) upon receiving the maximum score under our formula of 200%. In February 2024, after applying the formula to each of the named executive officers, our Compensation Committee approved the payments described in the Summary Compensation Table for payment of such non-equity incentive compensation awards.
(2)    Represents a Relative TSR performance share unit award. The Relative TSR PSUs will vest at the end of a three-year vesting period based on the company’s total shareholder return compared to the total shareholder return of all companies in the Russell Midcap Financial Services Index, with limited exceptions. The number of Common Shares listed in the Threshold column represents the number of Common Shares (50% of the units awarded) that will vest if the Company achieves a total shareholder return at the 25th percentile relative to the total shareholder return of all companies in the Russell Midcap Financial Services Index; the number of Common Shares listed in the Target column represents the number of Common Shares (100% of the units awarded) that will vest if the Company achieves a total shareholder return at the 55th percentile relative to the total shareholder return of all companies in the Russell Midcap Financial Services Index; and the number of Common Shares listed in the Maximum column represents the number of Common Shares (250% of the units awarded) that will vest if the Company achieves a total shareholder return at the 95th percentile relative to the total shareholder return of all companies in the Russell Midcap Financial Services Index. If the Company does not achieve a total shareholder return at least at the 25th percentile relative to the total shareholder return of all companies in the Russell Midcap Financial Services Index is achieved during the performance period, there will be no payout on the Relative TSR PSUs. In addition, the number
73 Assured Guaranty 2024 Proxy Statement

of Common Shares that will vest is capped at 100% of the Relative TSR PSUs awarded if the Company achieves a negative total shareholder return, even if above the 55th percentile relative to the total shareholder return of all companies in the Russell Midcap Financial Services Index. For results between the threshold achievement level and the target achievement level and between the target achievement level and the maximum achievement level, the amount of our Common Shares earned for each Relative TSR PSU is based on straight-line interpolation.
(3)    Represents an ABV performance share unit award. The ABV PSUs will vest at the end of a three-year vesting period based on the Company’s growth in core adjusted book value per share, with limited exceptions. The number of Common Shares listed in the Threshold column represents the number of Common Shares (50% of the units awarded) that will vest if the Company achieves a growth in core adjusted book value per share of 12%; the number of Common Shares listed in the Target column represents the number of Common Shares (100% of the units awarded) that will vest if the Company achieves a growth in core adjusted book value per share of 15%; and the number of Common Shares listed in the Maximum column represents the number of Common Shares (200% of the units awarded) that will vest if the Company achieves a growth in core adjusted book value per share of 18%. If the Company does not achieve a growth in core adjusted book value per share of at least 12%, there will be no payout on ABV PSUs. For results between the threshold achievement level and the target achievement level and between the target achievement level and the maximum achievement level, the amount of our Common Shares earned for each ABV PSU is based on straight-line interpolation.
(4)    Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment, with limited exceptions.
(5)    This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $80.80 per target share for Relative TSR PSUs, $62.21 per target share for ABV PSUs, and $62.21 per share for the RSUs. For the assumptions used in the valuation, see note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
Assured Guaranty 2024 Proxy Statement 74

OUTSTANDING EQUITY AWARDS
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic J. Frederico	75,696	(1)	$5,664,332	—		—
	53,407	(2)	$3,996,446	—		—
	47,873	(3)	$3,582,337	—		—
	141,930	(4)	$10,620,622	—		—
	113,544	(5)	$8,496,498	—		—
	—		—	20,028	(6)	$1,498,658
	—		—	20,028	(7)	$1,498,658
	—		—	17,953	(8)	$1,343,386
	—		—	17,953	(9)	$1,343,386
Robert A. Bailenson	17,032	(1)	$1,274,505	—		—
	11,602	(2)	$868,178	—		—
	10,998	(3)	$822,980	—		—
	31,935	(4)	$2,389,696	—		—
	25,548	(5)	$1,911,757	—		—
	—		—	4,351	(6)	$325,585
	—		—	4,351	(7)	$325,585
	—		—	4,124	(8)	$308,599
	—		—	4,124	(9)	$308,599
Ling Chow	12,976	(1)	$970,994	—		—
	8,840	(2)	$661,497	—		—
	8,410	(3)	$629,320	—		—
	24,330	(4)	$1,820,614	—		—
	19,464	(5)	$1,456,491	—		—
	—		—	3,315	(6)	$248,061
	—		—	3,315	(7)	$248,061
	—		—	3,154	(8)	$236,014
	—		—	3,154	(9)	$236,014
Stephen Donnarumma	7,029	(1)	$525,980	—		—
	4,788	(2)	$358,286	—		—
	4,917	(3)	$367,939	—		—
	13,180	(4)	$986,259	—		—
	10,544	(5)	$789,008	—		—
	—		—	1,796	(6)	$134,357
	—		—	1,796	(7)	$134,357
	—		—	1,844	(8)	$137,987
	—		—	1,844	(9)	$137,987
Holly Horn	871	(10)	$65,177	—		—
	1,704	(11)	$127,510	—		—
	2,672	(12)	$199,946	—		—
	3,308	(13)	$247,538	—		—
	3,882	(3)	$290,490	—		—
	—		—	1,456	(8)	$108,915
	—		—	1,456	(9)	$108,915

(1)    Represents a time-based RSU award. These units were granted on February 24, 2021, and vested on February 24, 2024.
75 Assured Guaranty 2024 Proxy Statement

(2)    Represents a time-based RSU award. These units were granted on February 23, 2022, and will vest on February 23, 2025, subject to continued employment, with limited exceptions.
(3)    Represents a time-based RSU award. These units were granted on February 22, 2023, and will vest on February 22, 2026, subject to continued employment, with limited exceptions.
(4)    Represents a TSR performance share unit award. These units were granted on February 24, 2021, and vested on February 24, 2024, and were based on our Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Midcap Financial Services Index over a three-year period, with limited exceptions. The Company achieved a relative total shareholder return for the relevant period in the 96th percentile, resulting in the maximum payout of 250% of the units awarded.
(5)    Represents an ABV performance share unit award. These units were granted on February 24, 2021, and vested on February 24, 2024, and are based on our Company’s growth in Core ABV per share over a three-year period, with limited exceptions. The Company achieved a growth in Core ABV per share of 35.3% over the relevant period, resulting in the maximum payout of 200% of the units awarded.
(6)    Represents a TSR performance share unit award. These units were granted on February 23, 2022, and will vest on February 23, 2025 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on our Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Midcap Financial Services Index.
(7)    Represents an ABV performance share unit award. These units were granted on February 23, 2022, and will vest on February 23, 2025 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on our Company’s growth in Core ABV per share.
(8)    Represents a TSR performance share unit award. These units were granted on February 22, 2023, and will vest on February 22, 2026 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on our Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Midcap Financial Services Index.
(9)    Represents an ABV performance share unit award. These units were granted on February 22, 2023, and will vest on February 22, 2026 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on our Company’s growth in Core ABV per share.
(10)    Represents a time-based RSU award. These units were granted on February 26, 2020, and vested on February 26, 2024.
(11)    Represents a time-based RSU award. These units were granted on February 24, 2021. One half of these units vested on February 24, 2024 and the remaining half will vest on February 24, 2025, subject to continued employment, with limited exceptions.
(12)    Represents a time-based RSU award. These units were granted on February 7, 2022, and will vest on February 7, 2026, subject to continued employment, with limited exceptions.
(13)    Represents a time-based RSU award. These units were granted on February 23, 2022. One third of these units vested on February 23, 2024 and one third will vest on February 23, 2025 and 2026, respectively, subject to continued employment, with limited exceptions.
2023 SHARES VESTED
The following table provides information concerning the vesting of restricted share units granted to our named executive officers during 2023.

	Share Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Dominic J. Frederico	225,541	$14,107,568
Robert A. Bailenson	50,121	$3,135,077
Ling Chow	38,427	$2,403,598
Stephen Donnarumma	20,883	$1,306,257
Holly Horn	3,580	$223,309
(1)    This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.
(2)    The value of a restricted share upon vesting is the fair market value of the shares on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.
Assured Guaranty 2024 Proxy Statement 76

NON-QUALIFIED DEFERRED COMPENSATION
The following table sets forth information concerning non-qualified deferred compensation of our named executive officers. The amounts set forth in this table include only contributions made and earnings received during 2023 and do not include contributions and earnings with respect to the 2023 non-equity incentive compensation paid in 2024.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Dominic J. Frederico	$238,063	$476,126	$3,674,958	—	$20,060,859	(4)
Robert A. Bailenson	$143,988	$287,975	$1,738,177	—	$10,696,917
Ling Chow	$94,960	$189,921	$508,605	—	$4,660,774
Stephen Donnarumma	$83,431	$166,862	$587,951	—	$4,537,361
Holly Horn	$68,986	$137,973	$194,628	—	$1,422,017
(1)    The amounts in this column are also included in the Summary Compensation Table, in the Salary column and in the Non-Equity Incentive Plan Compensation column.
(2)    The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.
(3)    Of the totals in this column plus, for Mr. Frederico, $12,577,909 distributed on January 6, 2017, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2023 Amount	2022 Amount
Dominic J. Frederico	$13,662,042	$12,867,430
Robert A. Bailenson	$4,129,839	$3,668,622
Ling Chow	$1,421,455	$1,095,742
Stephen Donnarumma	271,623	—
Holly Horn	—	—
(4)    $1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our 2004 initial public offering.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables quantify the potential payments upon termination that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2023. The last table quantifies the potential payments upon an involuntary termination without cause and a change of control that our named executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2023.
TERMINATION DUE TO DEATH OR DISABILITY

Name	Unvested PRA	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	—	$13,243,114	$28,551,324	$41,794,438
Robert A. Bailenson	—	$2,965,663	$6,373,158	$9,338,821
Ling Chow	—	$2,261,812	$4,857,110	$7,118,922
Stephen Donnarumma	—	$1,252,205	$2,648,951	$3,901,156
Holly Horn	$112,500	$930,661	$192,231	$1,235,392
(1)    The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2023. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
77 Assured Guaranty 2024 Proxy Statement

TERMINATION DUE TO RETIREMENT

Name	Unvested PRA	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	—	$13,243,114	$40,454,460	$53,697,574
Robert A. Bailenson(2)	—	—	—	—
Ling Chow(3)	—	—	—	—
Stephen Donnarumma	—	$1,252,205	$3,797,004	$5,049,209
Holly Horn	$112,500	$697,996	$506,455	$1,316,951
(1)    The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2023. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
(2)    Mr. Bailenson had not reached retirement age by December 31, 2023. Upon retirement, Mr. Bailenson will become partially or fully vested in respect of his unvested RSUs and PSUs.
(3)    Ms. Chow had not reached retirement age by December 31, 2023. Upon retirement, Ms. Chow will become partially or fully vested in respect of her unvested RSUs and PSUs.
TERMINATION WITHOUT CAUSE PAYMENTS

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested PRA	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$1,250,000	$3,155,538	$62,416	—	$13,243,114	$28,551,324	$46,262,392
Robert A. Bailenson	$800,000	$1,878,744	$37,718	—	$2,965,663	$6,373,158	$12,055,283
Ling Chow	$600,000	$1,363,280	$37,718	—	$2,261,812	$4,857,110	$9,119,920
Stephen Donnarumma	$525,000	$1,207,215	$12,353	—	$1,252,205	$2,648,951	$5,645,724
Holly Horn	$500,000	$754,687	$13,065	$112,500	$290,490	$192,231	$1,862,973
(1)        The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2023. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
CHANGE-IN-CONTROL SEVERANCE (1)

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested RSUs	Unvested PSUs(2)	Total
Dominic J. Frederico	$1,250,000	$3,155,538	$62,416	$13,243,114	$37,767,689	$55,478,757
Robert A. Bailenson	$800,000	$1,878,744	$37,718	$2,965,663	$8,423,649	$14,105,774
Ling Chow	$600,000	$1,363,280	$37,718	$2,261,812	$6,421,536	$10,684,346
Stephen Donnarumma	$525,000	$1,207,215	$12,353	$1,252,205	$3,521,031	$6,517,804
Holly Horn	$500,000	$754,687	$13,065	$930,661	$457,443	$2,655,856
(1)        No unvested PRA payments are payable upon a change in control.
(2)        For PSUs, the applicable performance period would end on the date of a change in control and the amount which would become vested would be determined based on the performance through such date.
The salary continuation, cash incentive compensation and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each named executive officer under the terms of the severance policy for our named executive officers. Under the terms of the policy, each named executive officer receives one year of salary, the average of the last three annual cash incentive compensation amounts, a pro-rata annual cash incentive compensation payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.
For the purpose of these tables, the value of RSUs and PSUs has been determined by multiplying the number of shares that would have become vested on December 31, 2023 based on each applicable termination described above and based on target performance or the actual performance determined as if the performance period ended on such date by the closing price of our Common Shares on December 29, 2023, which was $74.83.
Assured Guaranty 2024 Proxy Statement 78

In addition to the amounts listed in the tables, upon a termination of employment for any of the reasons described above, the executives would be entitled to distributions from the qualified and non-qualified defined contribution retirement plans maintained by our Company and affiliates. For our named executive officers, the aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2023 for Mr. Frederico, Mr. Bailenson, Ms. Chow, Mr. Donnarumma and Ms. Horn are as follows, respectively: $21,743,618, $14,739,913, $7,182,354, $8,798,190 and $3,950,198. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.
If a named executive officer had been terminated for cause on December 31, 2023, he or she would not have received any severance payments and would have forfeited all unvested RSUs and PSUs, receiving only salary payments through the termination date and vested retirement benefits under our Company’s retirement plans.
Severance payments, vesting of restricted share units and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).
NON-QUALIFIED RETIREMENT PLANS
All of our named executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant’s termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.
AG US GROUP SERVICES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (AGUS SERP)
The AG US Group Services Inc. Supplemental Executive Retirement Plan, which we refer to as the AGUS SERP, is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified AG US Group Services Inc. Employee Retirement Plan. Upon reaching the limits imposed by Internal Revenue Code provisions, these employees may contribute up to 6% of eligible compensation to the AGUS SERP. The plan also permits discretionary employer contributions (with the employer matching and core contributions to the AGUS SERP capped at a limit of 6% of eligible compensation).
•A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.
•Distribution of a participant’s account balances will be made as a lump sum. However, a participant may elect to receive payment of their account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant’s account balances is at least $50,000.
•A participant who is considered to be a specified employee as defined in Section 409A of the Internal Revenue Code and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.
INCENTIVE PLANS
All of our named executive officers have previously received awards pursuant to our Company’s long-term incentive plan. In 2024, our named executive officers received a grant of PSUs and RSUs for the 2023 performance year as described below. Below is an overview of the plans.
ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN
The 2004 Long-Term Incentive Plan, as amended, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or PSUs, and cash incentive awards to employees selected by our Compensation Committee. Our Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.
•PSUs were granted in 2020 through 2023 that will vest at the end of a three-year performance period if certain performance conditions are satisfied (based on growth in core adjusted book value per share relative to a target and on TSR relative to the Index) and if the participant continues to be employed through the end of such three-year period, with limited exceptions as described below.
79 Assured Guaranty 2024 Proxy Statement

The participant is entitled to pro-rata vesting of the PSUs in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the PSUs vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year performance period, provided, however that the vesting of the PSUs shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.
•RSUs were granted from 2020 through 2023 that will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.
•As discussed in Proposal 3, shareholders are being asked to vote on a new long-term incentive plan that will replace the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.
CEO PAY RATIO
In 2023, the annual total compensation of Dominic J. Frederico, our President and Chief Executive Officer was $13,477,512. The annual total compensation of our median employee was $305,710. As a result, the ratio of the annual total compensation of our CEO to our median employee was 44.1 to 1.
We identified the median employee by examining the 2023 annual total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2023. We included all employees, whether employed on a full-time or part-time basis, and including all employees resident outside of the U.S. We did not make any assumptions, adjustments or estimates with respect to annual total compensation. We annualized the compensation for any full-time employees who were not employed by us for all of 2023. We calculated the total compensation for our CEO and all of our employees excluding our CEO using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the 2023 Summary Compensation table appearing earlier in this proxy statement.
PAY VERSUS PERFORMANCE
The following table provides compensation and performance information for 2023, 2022, 2021 and 2020 for our CEO and for our other named executive officers as a group.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to non-PEO Named Executive Officers(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions)(5)	ABV per Share(6)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)
2023	$13,477,512	$26,808,821	$3,765,333	$5,379,798	$166	$141	$761	$156
2022	$13,606,009	$28,885,520	$3,662,609	$6,060,272	$135	$125	$137	$142
2021	$14,536,062	$23,817,693	$4,277,028	$5,930,256	$107	$143	$419	$131
2020	$10,876,524	$4,540,198	$3,346,954	$2,208,833	$66	$105	$368	$115
(1)    The PEO for each year reported is Dominic J. Frederico. The non-PEO named executive officers for each year reported are as follows:
•2023: Robert A. Bailenson, Ling Chow, Stephen Donnarumma, Holly Horn
•2022: Robert A. Bailenson, Ling Chow, David A. Buzen, Stephen Donnarumma
•2021: Robert A. Bailenson, Ling Chow, David A. Buzen, Russell B. Brewer II
•2020: Robert A. Bailenson, Ling Chow, David A. Buzen, Russell B. Brewer II
Assured Guaranty 2024 Proxy Statement 80

(2)    SEC rules require certain adjustments be made to the "Summary Compensation Table" totals to determine "compensation actually paid" as reported in the "Pay versus Performance Table" above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine "compensation actually paid" (all amounts are averages for the non-PEO named executive officers, who we refer to as Other NEOs in the following table):

Year	Executive(s)	"Summary Compensation Table" Total	Deduct Share Award Included in "Summary Compensation Table"	Add Year-end Value of Unvested Equity Awards Granted in Year	Change in Value of Unvested Equity Awards Granted in Prior Years	Change in Value of Equity Awards Granted in Prior Years which Vested in Year	"Pay versus Performance Table" Compensation Actually Paid
2023	PEO	$13,477,512	$(8,112,953)	$7,848,517	$13,530,338	$65,407	$26,808,821
	Other NEOs	$3,765,333	$(1,195,033)	$1,156,084	$1,645,336	$8,078	$5,379,798
2022	PEO	$13,606,009	$(8,661,779)	$7,576,157	$13,873,696	$2,491,437	$28,885,520
	Other NEOs	$3,662,609	$(1,252,978)	$1,095,933	$2,149,270	$405,438	$6,060,272
2021	PEO	$14,536,062	$(9,239,643)	$10,089,728	$6,588,781	$1,842,765	$23,817,693
	Other NEOs	$4,277,028	$(1,658,182)	$1,810,742	$1,168,687	$331,981	$5,930,256
2020	PEO	$10,876,524	$(5,964,855)	$5,368,531	$(5,219,036)	$(520,966)	$4,540,198
	Other NEOs	$3,346,954	$(1,005,208)	$904,717	$(956,798)	$(80,832)	$2,208,833
(3)     Represents our Company's cumulative TSR for the measurement period December 31, 2019 through December 31 of the year indicated.
(4)    Represents the cumulative TSR of the Russell Midcap Financial Services Index for the measurement period December 31, 2019 through December 31 of the year indicated. The Russell Midcap Financial Services Index is the peer group used by our Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023.
(5)    Represents "Net Income (loss)" in our Company's Consolidated Income Statements included in our Annual Report on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
(6)    Our Company-selected measure is ABV per share, which is described below.

81 Assured Guaranty 2024 Proxy Statement

The following graphs show the relationship between executive compensation actually paid and, respectively, ABV per share, TSR, and net income.

Compensation Actually Paid versus
ABV Per Share
Compensation (in millions)
$30
$25
$20
$15
$10
$5
$0
ABV Per Share
$180
$150
$120
$90
$60
$30
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
ABV Per Share

Compensation Actually Paid versus
Total Shareholder Return
Compensation (in millions)
$30
$25
$20
$15
$10
$5
$0
Total Shareholder Return
$180
$150
$120
$90
$60
$30
$0
FY2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
TSR
Peer Group TSR

Assured Guaranty 2024 Proxy Statement 82

Compensation Actually Paid versus
Net Income
Compensation (in millions)
$30
$25
$20
$15
$10
$5
$0
Net Income (in millions)
$900
$750
$600
$450
$300
$150
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
Net Income

Given the methodology for calculating compensation actually paid and the large component of multi-year equity awards in our executive compensation program, the movement of the price of our Common Shares over the relevant year has a large impact on the calculation of compensation actually paid to our CEO and our other named executive officers as a group during that year. Additionally, we provide our CEO and our other named executive officers their short-term and long-term incentive awards in the February following the year for which their performance is measured in making those awards, further obscuring any relationship between the performance measures and calculated compensation actually paid in the graphs above.
ABV per share is a measure of the intrinsic value of our Company on a per share basis, so an increase in ABV per share reflects the building of value for our shareholders. TSR captures the view of the equity markets to our efforts. The graphs above demonstrate some correlation between these measures and the calculated compensation actually paid. On the other hand, as described in the Compensation Discussion and Analysis — Executive Compensation Program Structure and Process, the nature of the accounting model for the financial guaranty business, where only approximately 5% of the premiums we earned in 2023 related to new financial guaranty policies we wrote in 2023, shows how little impact activity in our core insurance business has on our net income in a given year, and the graph above demonstrates little correlation between net income and calculated compensation actually paid.
The following non-ranked list shows the financial performance measures we view as the most important to link executive compensation actually paid during the most recent fiscal year to our performance during that same period:
•ABV per share
•Core ABV per share
•Core Operating income per diluted share
•Core Operating ROE
•Core Operating shareholders’ equity per share
•PVP
•Relative TSR
The first five of these measures are non-GAAP financial measures and are described under “Non-GAAP Financial Measures” in the Compensation Discussion and Analysis. The Compensation Discussion and Analysis also describes how we use these measures, in some instances with further adjustments, in the calculation or award of executive compensation.

83 Assured Guaranty 2024 Proxy Statement

EQUITY COMPENSATION PLANS INFORMATION
The following table summarizes our equity compensation plans as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and right (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	8,209,502(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	—	—	8,209,502
(1)        Includes 367,838 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan and includes 7,841,664 Common Shares available for stock options, restricted share awards, RSUs, performance stock options and PSUs reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.

Assured Guaranty 2024 Proxy Statement 84

PROPOSAL NO. 2:
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Our shareholders have the opportunity to cast an advisory (nonbinding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is being conducted in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC. Proposal No. 2 is Item 2 on the proxy card.
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the 2023 performance year.
We believe that our executive compensation program is structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 29 to 70 of this proxy statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

☑	The board of directors recommends that you vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on our Company, our Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.
85 Assured Guaranty 2024 Proxy Statement

PROPOSAL NO. 3:
APPROVAL OF THE ASSURED GUARANTY LTD. 2024 LONG-TERM INCENTIVE PLAN
A proposal will be presented at the Annual General Meeting to approve the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan (the “Plan”). Proposal No. 3 is Item 3 on the proxy card.

☑	The board of directors recommends that you vote “FOR” the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan.
On February 22, 2024, the Board of Directors (the "Board") unanimously adopted the Plan, subject to shareholder approval. The Board believes the Plan is essential to the Company’s future success and encourages shareholders to vote in favor of its approval. The Plan will become effective upon approval by the shareholders and will replace the Company's current 2004 Long Term Incentive Plan as amended through the Fourth Amendment (the "Prior Plan"), which had previously been approved by shareholders. No additional grants will be made pursuant to the Prior Plan, although some shares that are forfeited, expire or are cancelled under the Prior Plan are available for awards under the Plan, as described below. The Plan will continue in effect until terminated by the Board; provided, however, that no awards may be granted pursuant to the Plan after the ten year anniversary of its approval by shareholders. Any awards that are outstanding after termination of the Plan will remain subject to the terms of the Plan.
A summary of the material provisions of the Plan is set forth below and is qualified in its entirety by reference to the full text of the Plan which is set forth in Exhibit A.
As of March 8, 2024, the outstanding number of unvested restricted shares and unvested restricted share units was 1,414,201. The closing price for the Common Shares on the NYSE on March 8, 2024 was $90.30 per share.
Purpose
The Plan has been established by the Company to:
•attract and retain persons eligible to participate in the Plan;
•motivate eligible individuals to whom awards under the Plan will be granted by means of appropriate incentives, to achieve long-range goals;
•provide incentive compensation opportunities that are competitive with those of other similar companies; and
•further align participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Shares thereby promoting the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.
The Company uses equity-based compensation, such as restricted share units and performance share units, as key elements of its executives' compensation packages. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive cash incentive awards, the Board has approved the Plan, and is recommending that shareholders approve the Plan. Approval of the Plan will help to achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.
To achieve these objectives, the Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as "SARs", full value awards, which include awards such as restricted share units or performance share units, and cash incentive awards.
If the Plan is approved, the Plan will include 1,750,000 Common Shares available for delivery pursuant to awards granted under the Plan, plus any Common Shares that are represented by awards granted under the Prior Plan that are forfeited, expire or are cancelled after approval of the Plan without delivery of Common Shares or which result in the forfeiture of the Common Shares back to the Company to the extent that such Common Shares would have been added back to the reserve under the terms of the applicable Prior Plan (the "Prior Plan Recycled Shares"), less any Common Shares that are granted under the Prior Plan after March 8, 2024 through the effective date of the Plan ("Interim Grants").
The proposed Plan Pool represents a 76.9% reduction from the remaining pool of 7,578,882 Common Shares available for grant in our Prior Plan as of March 8, 2024.
Assured Guaranty 2024 Proxy Statement 86

The Plan does not include an “evergreen” (i.e., automatic annual increase) provision.
No additional grants of awards will be made under the Prior Plan upon shareholder approval of the Plan. Outstanding Awards under the Prior Plan will remain outstanding, unchanged and subject to the terms of the Prior Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.
Common Shares Outstanding and Available
The following table sets forth information regarding our outstanding equity awards as of March 8, 2024 under the Prior Plan.

Plan Category	Outstanding		Weighted Average Exercise Price	Weighted Average Remaining Term
Total stock options/SARs	—		$—	—
Full value awards	1,414,200		$—	1.8
Total shares subject to outstanding equity awards	1,414,200		$—	—
Shares available for grant	7,578,882	(1)	$—	—

(1)     All grants made previously to the CEO and executive officers pursuant to the Plan have been subject to a minimum of a three‑year vesting period.
Burn Rate
The following table sets forth information regarding equity awards granted and earned, and the burn rate for each of the last three fiscal years.

	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023
Stock Options Granted	—	—	—
Time-Based Restricted Share Awards Granted	44,797	36,403	38,464
Time-Based Restricted Share Unit Awards Granted	340,787	441,436	270,741
Actual Performance-Based Restricted Share Unit Earned	378,394	217,551	293,950
Weighted Average Common Shares Outstanding at Fiscal Year End	67,518,424	59,013,040	56,217,305
Burn Rate	1.13%	1.18%	1.07%
General Description
The Plan provides that it is administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee of the Board to serve as the committee administering the Plan. The Compensation Committee selects those persons who shall become participants (who can be employees of the Company or any of its subsidiaries or consultants, directors or other persons providing services to the Company or any of its subsidiaries), determines the types of awards to be granted and establishes the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it. If the Compensation Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.
The maximum number of Common Shares that may be delivered to participants and their beneficiaries under the Plan shall be a total of 1,750,000 Common Shares plus the Prior Plan Recycled Shares less any Interim Grants. Any Common Shares covered by an award that are not delivered on an unrestricted basis, for example, because the award is forfeited, canceled, settled in cash, or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been delivered for this purpose and shall not be added to the Common Shares available for grants under the Plan. If the exercise price of any option granted under the Plan, or the tax withholding obligation with respect to any Award granted under the Plan, is satisfied by tendering Common Shares to the Company, the number of Common Shares tendered shall be deemed delivered for purposes of determining the number of Common Shares available for delivery under the Plan and shall not be added to the Common Shares available for grants under the Plan. If Common Shares are repurchased by the Company with proceeds received from the exercise of an option granted under the Plan, the Common Shares repurchased shall be deemed delivered for purposes of determining the number of Common Shares available for delivery under the Plan and shall not be added to the Common Shares available for grants under the Plan. If the Plan is approved by shareholders, the limit on the number of shares that may be delivered pursuant to incentive stock options shall be 1,750,000 Common Shares.
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The Common Shares with respect to which awards may be made under the Plan shall be:
•shares currently authorized but unissued;
•to the extent permitted by applicable law, currently held or acquired by AGL as treasury shares, including shares purchased in the open market or in private transactions; or
•shares purchased in the open market by a direct or indirect wholly-owned subsidiary of AGL, as determined by the Chief Executive Officer or other executive officer designated by the Chief Executive Officer of the Company. At the discretion of the Compensation Committee, an award under the Plan may be settled in cash or a replacement award rather than Common Shares.
The Compensation Committee may use Common Shares available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving the Company, including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, the Compensation Committee shall, in the manner it determines equitable in its sole discretion, adjust awards to reflect the transactions. Action by the Compensation Committee may include:
•adjustment of the number and kind of shares which may be delivered under the Plan;
•adjustment of the number and kind of shares subject to outstanding awards;
•adjustment of the exercise price of outstanding options and SARs; and
•any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the Common Shares subject to the option at the time of the transaction over the exercise price.
Except as otherwise provided by the Compensation Committee, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution. In no event shall an Award be transferred by a Participant to a third party financial institution for value.
The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become participants in the Plan, except that non-employees may not be granted incentive stock options. As of December 31, 2023, the Company and its subsidiaries had 350 employees, 11 directors and 3 consultants. The specific employees who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Compensation Committee.
Notwithstanding any other provision of the Plan to the contrary:
•Minimum Vesting Requirement. Options, SARs and full value awards granted under the Plan shall vest no earlier than the first anniversary of the award grant date (excluding, (i) any Common Shares delivered in lieu of fully-vested cash incentive awards and (ii) awards to non-employee members of the Board that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting). The minimum vesting requirement does not apply to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan or to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the award or otherwise adjustment of the number and kind of shares which may be delivered under the Plan;
•the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee member of the Board during any single calendar year, plus the total cash compensation paid to such member for services rendered for such calendar year, shall not exceed (i) $750,000 for any member (other than the Chair) and (ii) such amount for the Chair of the Board as may be approved from time to time by the non-employee members of the Board (other than the Chair). However, the limitations described in the Plan shall be determined without regard to amounts paid to a member of the Board during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a member of the Board), and any severance and other payments such as consulting fees paid to a non-employee member for such member’s prior or current service to the Company or any subsidiary other than serving as a member of the Board shall not be taken into account in applying the limit provided above. Any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.
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An award (other than an option or SAR) may provide a participant with the right to receive dividend or dividend equivalent payments; provided, however, that no dividend or dividend equivalents granted in relation to awards under the Plan shall be settled prior to the date that such award (or applicable portion thereof) becomes vested and is settled, and shall in all cases be subject to risks of forfeiture to the same extent as the underlying award(s). Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Common Shares, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.
Options
The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase the Common Shares at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of a Common Share at the time the option is granted or, if greater, the par value, if any, of a Common Share. The exercise price of an option may not be decreased after the date of grant and an option may not be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders or as adjusted for corporate transactions described above. Additionally, except as approved by the Company’s shareholders, in no event shall any option be surrendered in exchange for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then fair market value of a Common Share (other than in connection with a Change in Control). The Plan does not permit the award of the right to receive dividend or dividend equivalent payments with respect to stock options.
The option shall be exercisable in accordance with the terms established by the Compensation Committee. The full purchase price of each Common Share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, in Common Shares by actual delivery or by attestation (including shares otherwise distributable pursuant to the exercise of the option), valued at fair market value as of the day of exercise, or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.
Stock Appreciation Rights
An SAR entitles the participant to receive the amount, in cash or shares, by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a Common Share at the time the SAR is granted or, if less, the exercise price of the tandem option. The Compensation Committee may grant an SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. The SAR shall be exercisable in accordance with the terms established by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Shares acquired pursuant to the exercise of an SAR as the Compensation Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date. The Compensation Committee may grant an SAR independent of any option grant, and may also grant an option and SAR in tandem with each other.
The exercise price of an SAR may not be decreased after the date of grant nor may an SAR be surrendered to the Company as consideration for the grant of a replacement SAR or option with a lower exercise price, except as approved by the Company's shareholders or as adjusted for corporate transactions described above. Additionally, except as approved by the Company’s shareholders, in no event shall any SAR be surrendered in exchange for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the SAR is greater than the then fair market value of a Common Share (other than in connection with a Change in Control). The Plan does not permit the award of the right to receive dividend or dividend equivalent payments with respect to options or SARs.
Full Value Awards
The following types of "full value awards" may be granted, as determined by the Compensation Committee:
•Common Shares that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due.
•Common Shares that are contingent on the achievement of performance or other objectives during a specified period.
•Common Shares subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.
Any such awards shall be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines.
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Cash Incentive Awards
The Compensation Committee may grant cash incentive awards, including the right to receive payment of Common Shares having the value equivalent to the cash otherwise payable that may be contingent on achievement of a participant's performance or other objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.
Performance-Based Awards
With respect to a grant of an award subject to performance goals, such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Compensation Committee may exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded from the assessment of performance results. Such event or occurrence includes any of the following: (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganizations or changes in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, a Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Shares, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
Change in Control
The Plan provides that the occurrence of a change in control shall have such effect, if any, with respect to any award as set forth in the award agreement or, to the extent not prohibited by the Plan or the award agreement, as provided by the Compensation Committee. For the purposes of the Plan, a "change in control" is generally deemed to occur when:
•Any person becomes the owner of 25% of the voting securities of the Company (but not including any acquisition of voting securities directly from the Company).
•The majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Plan Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.
•The sale or other disposition of more than 50% of the operating assets of the Company, or the reorganization, merger, amalgamation, consolidation or other business combination involving the Company, except the transaction will not be a Change in Control if it is a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold by the Company, and the transaction will not be a Change in Control if (i) the shareholders of the Company immediately before the transaction own more than 50% of the outstanding equity securities and voting power after the transaction; (ii) no person will have ownership of more than 25% of the parent company resulting from the transaction; and (iii) Incumbent Directors immediately prior to the transaction will constitute a majority of the board of the parent company resulting from the transaction.
•The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Amendment and Termination
The Plan may be amended or terminated at any time by the Board, and the Board or the Compensation Committee may amend any award granted under the Plan, provided that no amendment or termination may adversely affect the rights of any participant under any award granted prior to the date such amendment is adopted without the participant's written consent (except for adjustments for corporate transactions, as described above). The Board may not amend the provisions of the Plan related to repricing without approval of shareholders. The Plan provides that it will continue in effect until terminated by the Board, except that, if the Plan is approved by shareholders at the 2024 Annual General Meeting, no new awards may be granted under the Plan after the ten-year anniversary of such approval. Any awards that are outstanding after the plan's termination shall remain subject to the terms of the Plan.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Plan based on current U.S. income taxation with respect to participants who are subject to U.S. income tax.
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Non-Qualified Options
The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such Common Shares determined at the time of exercise.
Incentive Stock Options
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.
The excess of the fair market value of the Common Shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the Common Shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the Common Shares within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such Common Shares, then, upon disposition of such shares of stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The exercise of an incentive stock option through the exchange of previously acquired Common Shares will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.
If the exercise price of an incentive stock option is paid with Common Shares acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.
Stock Appreciation Rights
The grant of a SAR will not result in taxable income to the participant. Upon exercise of a SAR, the amount of cash or the fair market value of Common Shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
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Full Value Awards
A participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the settlement of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.
Cash Incentive Awards
A participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.
Withholding of Taxes
Pursuant to the Plan, the Company may deduct, from any payment or distribution of shares under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold Common Shares from any payment under the Plan or by the participant delivering shares of the Company to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the maximum individual tax rate for the participant in the participant’s applicable jurisdiction (i) based on the applicable rates of the relevant tax authorities (for example, federal, state, and local) and (ii) including the participant’s share of payroll or similar taxes, as provided by tax laws, regulations, or the authority’s administrative practices, not exceeding the jurisdiction’s highest statutory rate. However, if any Common Shares are withheld to cover withholding obligations, such Common Shares shall be immediately transferred back to the Company and cancelled. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value shares of Common Shares on the date when the amount of taxes to be withheld is determined.
The use of Common Shares to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined. If previously-owned Common Shares are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.
Tax Deduction
The Company is not currently subject to U.S. corporate income taxes, other than withholding taxes on dividends or intercompany interest income. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to an amount which is equal to the amount of income includable in the participant's income.
Section 162(m) of the Internal Revenue Code limits the U.S. income tax deduction of annual compensation in excess of $1 million paid to “covered employees” of the Company, with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. Our covered employees generally include anyone who (i) was the Chief Executive Officer or Chief Financial Officer at any time during the year, (ii) was one of the other Named Executive Officers who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
Change In Control
Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.
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Deferred Compensation
Awards granted pursuant to the Plan are generally not intended to constitute "deferred compensation" subject to section 409A of the Code. If an award does constitute "deferred compensation," it is intended to comply and be administered in a manner in compliance with section 409A of the Code. A violation of section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest. In addition, to the extent that the Plan is treated as a plan of a "nonqualified entity" (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax), income will be recognized by the recipient at the time of vesting, rather than the time of distribution. Any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A.
Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
Authorized Securities under Equity Compensation Plans
See "Equity Compensation Plans Information" section.
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PROPOSAL NO. 4:
APPOINTMENT OF INDEPENDENT AUDITOR
The appointment of our independent auditor is approved annually by our shareholders, who also annually authorize our Board of Directors, acting through its Audit Committee, to set the remuneration for our independent auditor. Proposal No. 4 is Item 4 on the proxy card.
At the recommendation of the Audit Committee, our Board of Directors recommends that shareholders appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2024, and that shareholders authorize our Board of Directors, acting through its Audit Committee, to set the fees for our independent auditor. In making its recommendation with respect to the engagement of our independent auditor, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year.
PwC served as our independent auditor for the year ended December 31, 2023. Our audited financial statements for the year ended December 31, 2023 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

☑	Our board of directors and the Audit Committee recommend that you vote “FOR” the appointment of PwC as the Company’s independent auditor for the year ending December 31, 2023, and the authorization of the board of directors, acting through its Audit Committee, to set the fees for the independent auditor.
ASSESSMENT OF INDEPENDENT AUDITOR
The Audit Committee annually evaluates the performance of our Company’s independent auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight of our financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and the preparation of the financial statements of our Company. The Audit Committee selects our independent auditor for the Board of Directors to recommend to the shareholders to appoint.
PwC has served as our independent auditor since 2003. Our Audit Committee considers the experience of the PwC in auditing companies in the financial guaranty insurance industry and PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and the potential effect of changing independent auditors, when assessing whether to retain PwC as our independent auditor. Our Audit Committee believes there are significant benefits and operational efficiencies to retaining PwC as our independent auditor in 2024.
Subject to our Company’s shareholders’ statutory right to set the terms of engagement for our independent auditor, including setting the remuneration of our independent auditor and authorizing our Board of Directors, through our Audit Committee, annually to set such terms of engagement, our Audit Committee contracts with and sets the fees paid to our independent auditor. The fees for services for PwC’s audit services the past two fiscal years are set forth below under Independent Auditor Fee Information. Audit fees relate to professional services rendered for the audit of our consolidated financial statements, audits of the U.S. GAAP and statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and U.S. GAAP and statutory financial statements of certain subsidiaries and audit of internal control over financial reporting as required under Sarbanes Oxley Section 404.
Our Audit Committee also determines that the non-audit services provided to our Company by the independent auditor are compatible with maintaining the independence of the independent auditor. Our Audit Committee’s pre-approval policies and procedures are discussed below under Independent Auditor Fee Information.
Our Audit Committee annually conducts an evaluation of our independent auditor, currently PwC, to determine if they will recommend the retention of PwC as our independent auditor. Our Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and lead partner. As part of the evaluation of the independent auditor, the engagement team and lead partner, our Audit Committee surveys select Company management and all members of our Audit Committee to evaluate the historical and recent performance of PwC and to determine if PwC is meeting our Company’s expectations. Among other things, our Audit Committee considers PwC’s independence, professional skepticism and objectivity, the quality and candor of PwC’s communications with our Audit Committee and management, the quality and efficiency of the services provided by PwC, and the depth of PwC’s understanding of our
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Company’s business, operations and systems, including the potential effect on the financial statements of major risk and exposures facing the Company. In addition, our Audit Committee obtains and reviews, at least annually, a report by PwC describing:
•the firm’s internal quality-control procedures;
•any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation of the firm by governmental or professional authorities, within the preceding five years, and any steps taken to deal with any such issues; and
•an assessment of PwC’s independence and relationships between PwC and the Company.
Based upon the foregoing, and in light of the quality of audit services and sufficiency of resources provided, our Audit Committee believes selecting PwC as our Company’s independent auditor for 2024 would be in the best interest of the Company and its shareholders and recommends the retention of PwC as our Company’s independent auditor for 2024.
INDEPENDENT AUDITOR FEE INFORMATION
The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2023 and 2022 and fees for other services rendered by PwC in 2023 and 2022.

	2023	2022
Audit fees(1)	$9,417,010	$9,146,500
Audit-related fees(2)	$464,000	$723,000
Tax fees(3)	$254,630	$332,000
All other fees	$10,000	$5,000

(1)        We paid audit fees, including costs, for the years ended December 31, 2023, and December 31, 2022, for professional services rendered in connection with:
•the audits of our consolidated financial statements, of management’s assessment of internal controls over financial reporting and of the effectiveness of these controls
•the statutory and U.S. GAAP audits of various subsidiaries
•review of quarterly financial statements
•SEC registration statements
(2)        Audit-related fees for the years ended December 31, 2023 and December 31, 2022 related to due diligence services for potential strategic transactions, audits of our employee benefit plans, audit procedures not required by statute or regulation, agreed upon procedures related to our proxy statement, and agreed upon procedures related to collateralized loan obligations.
(3)        Tax fees for the years ended December 31, 2023 and December 31, 2022 related to both tax compliance and tax consulting services. Compliance-related tax fees for 2023 and 2022 were primarily for professional services rendered in connection with the preparation of the 2022 federal tax returns. Compliance-related tax fees for 2023 also included a tax general & administrative expenses capitalization analysis. Tax consulting fees for 2023 and 2022 related to transfer pricing services and other professional services.
PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. Either the Audit Committee Chair or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.
95 Assured Guaranty 2024 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee consists of four members of the Board of Directors. The Board of Directors has determined that each Audit Committee member is:
•independent, as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the NYSE listing standards, of our Company and our management;
•financially literate, as contemplated by the NYSE listing standards; and
•an audit committee financial expert, as that term is defined under Item 407(d) of Regulation S-K.
The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website at www.assuredguaranty.com/governance. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process; our compliance with legal and regulatory requirements and ethics programs established by management; the system of internal control over accounting and financial reporting; the independent audit process and the independent auditor's qualifications; independence and performance; and the performance of our internal audit function.
Our Company’s management prepares our consolidated financial statements in accordance with U.S. GAAP. Management is also responsible for establishing and maintaining the financial reporting process that generates the statements, including adequate internal controls over that process, and for assessing the effectiveness of the internal controls. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors.
Management has also retained Ernst & Young LLP, which we refer to as EY, to provide services to support our Company’s internal audit program and compliance with Section 404 of the Sarbanes Oxley Act of 2002.
During the last year and earlier this year, as part of its oversight of management's preparation of our Company’s Form 10-K, the Audit Committee:
•reviewed and discussed the audited financial statements contained in the Form 10-K with management and PwC;
•reviewed and discussed our quarterly earnings press releases and related materials;
•reviewed the overall scope and plans for the internal and independent audits and the results of such audits;
•reviewed critical accounting estimates and policies and the status of our loss reserves;
•reviewed and discussed with management, including our Chief Financial Officer and Chief Accounting Officer, and with PwC, the effect on our financial statements of our Company's contribution to Sound Point Capital Management, LP, which we refer to as Sound Point, of most of our Company's asset management business and our Company's receipt of common interests representing an approximately 30% participation interest in Sound Point, subject to post-closing adjustments;
•reviewed and discussed with management, including our Chief Financial Officer, Chief Accounting Officer, Senior Managing Director for Tax, and with PwC, the effect on our financial statements of the deferred tax asset established as a result of a new Bermuda tax law;
•reviewed and discussed with management, including our General Counsel and Chief Compliance Officer, the effect on our financial statements of litigation and changes in regulation, and our compliance with our conflict of interest and global code of ethics policies;
•reviewed and discussed our enterprise risk management and insurance underwriting with our Chief Risk Officer, coordinating the oversight of enterprise risk management and insurance underwriting with the Risk Oversight Committee and with the Board;
•reviewed and discussed cybersecurity and business continuity risks, and risk management, related to financial systems and compliance with our Chief Technology Officer and Chief Information Security Officer, in coordination with the Risk Oversight Committee's supervision of the Company's information technology and cybersecurity risk management processes and controls, and with the Board's overall supervision of management's establishment and operation of a cybersecurity program;
•reviewed and discussed SEC-proposed rules to enhance and standardize climate-related disclosures in our financial statements;
•received periodic updates from management regarding Environmental, Social, and Governance (ESG) matters that may have a significant impact on the Company's financial statements;
•reviewed our compliance with the requirements of Sarbanes Oxley Section 404 and our internal controls over financial reporting, including controls to prevent and detect fraud;
Assured Guaranty 2024 Proxy Statement 96

•reviewed our whistleblower policy and its application;
•discussed with PwC all the matters required to be discussed by U.S. GAAP, including the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC, such as:
–PwC’s judgments about the quality, not just the acceptability, of our Company’s accounting principles as applied in our financial reporting;
–methods used to account for significant unusual transactions;
–the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus and material alternative treatments;
–the process used by management in formulating particularly sensitive accounting estimates and judgments, and the basis for PwC’s conclusions regarding the reasonableness of those estimates and judgments;
–disagreements with management (of which there were none) over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements; and
–any significant audit adjustments and any significant deficiencies in internal control;
•reviewed and discussed with PwC the critical audit matters (CAMs) as disclosed in their audit report on our consolidated financial statements;
•reviewed all other material written communications between PwC and management; and
•discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.
At each quarterly meeting, EY has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviews the results of internal audits and the overall internal audit program.
At each meeting, the Audit Committee meets in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our internal controls and overall financial reporting. Similar executive sessions are held at least semi-annually with representatives of EY. In addition, the Audit Committee meets regularly with certain members of senior management in separate sessions.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company’s management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2023 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K.
The foregoing report has been approved by the Audit Committee.
Bonnie L. Howard, Chair
G. Lawrence Buhl
Thomas W. Jones
Courtney C. Shea
97 Assured Guaranty 2024 Proxy Statement

PROPOSAL NO. 5:
PROPOSALS CONCERNING OUR SUBSIDIARY, ASSURED GUARANTY RE LTD.
In accordance with AGL’s Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL’s directors must refer the matter to the shareholders of AGL and seek authority from AGL’s shareholders for AGL’s representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL’s directors must cause AGL’s representative or proxy to vote AGL’s shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL’s Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, Assured Guaranty Re Ltd., which we refer to as AG Re.
PROPOSAL 5.1 — ELECTION OF AG RE DIRECTORS
We propose that AGL be directed to elect the following ten directors of AG Re: Robert A. Bailenson, Gary Burnet, Ling Chow, Stephen Donnarumma, Dominic J. Frederico, Darrin Futter, Jorge A. Gana, Holly L. Horn, Benjamin Rosenblum and Walter A. Scott, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Other than Mr. Scott, each nominee is an officer of AGL or one of its subsidiaries and each has consented to serve as a director of AG Re without fee if elected. Mr. Scott received a director’s fee of $10,000 for his service during the 2023-2024 term. Mr. Scott has also been nominated to serve as an independent non-executive director of Assured Guaranty Re Overseas Ltd., which we refer to as AGRO, and which is a wholly owned reinsurance subsidiary of Assured Guaranty Ltd., for the 2024 - 2025 board term. If Mr. Scott’s nomination to serve on the AGRO board for the 2024-2025 board term is approved, he will be entitled to an additional director’s fee of $10,000 for his service on that Board. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re’s board of directors. Proposal 5.1 is Item 6 on the proxy card.

☑	Our board of directors recommends that you direct AGL to vote “FOR” each of the nominees.
The biographies for these nominees are set forth below:
Robert A. Bailenson, age 57, has been Chief Operating Officer of AGL since January 1, 2024. Mr. Bailenson has been with Assured Guaranty and its predecessor companies since 1990. Mr Bailenson was Chief Financial Officer of AGL from June 2011 through December 2023. Prior to that, Mr. Bailenson became Chief Accounting Officer of AGC in 2003, of AGL in May 2005, and of AGM in July 2009, and served in such capacities until 2019. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., the Company’s predecessor.
Mr. Bailenson’s background as the Chief Operating Officer of AGL and former Chief Financial Officer and his experience as an accountant provides an important perspective to the Board of Directors of AG Re.
Gary Burnet, age 53, has been President of AG Re since August 2012, and prior to that he served as the Managing Director — Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President — Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet’s previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group’s consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President — Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.
As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of underwriting credit risk, accounting and risk management.
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Ling Chow, age 53, has been General Counsel and Secretary of AGL since January 1, 2018. She is responsible for legal affairs and corporate governance at the Company, including its litigation and other legal strategies relating to distressed credits, and its corporate, compliance, regulatory and disclosure efforts. She is also responsible for the Company’s human capital management function. Ms. Chow began her tenure at the Company in 2002 as a transactional attorney, working on the insurance of structured finance and derivative transactions. She previously served as Deputy General Counsel and Assistant Secretary of AGL from May 2015 and as Assured Guaranty’s U.S. General Counsel from June 2016. Prior to that, Ms. Chow served as Deputy General Counsel of Assured Guaranty’s U.S. subsidiaries in several capacities from 2004. Before joining Assured Guaranty, Ms. Chow was an associate at law firms in New York City, where she was responsible for transactional work associated with public and private mergers and acquisitions, venture capital investments and private and public securities offerings.
Ms. Chow’s experience as an attorney and her position as the General Counsel of AGL enable her to make valuable contributions as a member of the Board of Directors of AG Re.
Stephen Donnarumma, age 61, has been the Chief Credit Officer of AGC since 2007, and of AGM since its 2009 acquisition. Mr. Donnarumma joined Assured Guaranty in 1993 and has held a number of positions over the years, including Deputy Chief Credit Officer of AGL, Chief Operating Officer and Chief Underwriting Officer of AG Re, Chief Risk Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC. Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions. Prior to that, he served as a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989. Mr. Donnarumma was also an analyst with Moody’s Investors Services from 1985 until 1987.
Mr. Donnarumma’s experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM and AGC, provides an important perspective to the Board of Directors of AG Re.
Dominic J. Frederico — See Mr. Frederico’s biography in “Election of Directors — Nominees for Director.” The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.
Darrin Futter, age 49, was elected Financial Controller of AG Re and AGRO in 2007, prior to which he worked for Deloitte Ltd. in the Bermuda office and worked as a consultant to AG Re. Mr. Futter has worked in various senior audit roles with Ernst and Young LLP in the U.S. and KPMG in Zimbabwe, where he completed his Articles of Clerkship in 2000. He holds a Bachelor of Accounting Science (Hon.) degree from the University of South Africa and is also a Chartered Accountant and a member of the Institute of Chartered Accountants of Zimbabwe.
Mr. Futter’s extensive audit experience provides an important perspective to the Board of Directors of AG Re.
Jorge A. Gana, age 53, has been Chief Risk Officer of AGL and Chair of the U.S. Risk Management and Portfolio Risk Management Committees since January 1, 2023. Mr. Gana also maintains primary responsibility for the environmental aspect of Assured Guaranty’s ESG efforts. Prior to that, Mr. Gana served as Deputy Chief Risk Officer of AGM and AGC. Mr. Gana joined Assured Guaranty in 2005 as a Director in Structured Finance. Over the years, Mr. Gana has held a number of positions at Assured Guaranty, including Managing Director, Structured Finance at AGC, Senior Managing Director of Workouts and Government & Corporate Affairs at AGM and AGC, and chair of AGM's and AGC's Workout Committees. Mr. Gana continues to serve as a voting member of AGM's and AGC's Credit and Workout Committees. Prior to joining Assured Guaranty, Mr. Gana served as a Director of Global Commercial Asset Securitization for XLCA (now Syncora). Prior to XLCA, Mr. Gana worked at Natexis Banques Populaires (now Natixis) and at Banco Santander in global capacities dealing with credit and risk, managing investment portfolios, originating complex transactions, and issuing repackaged debt. Mr. Gana also worked for the Chile Economic Development Agency, New York Office, and as Editor of the Chile Economic Report until 1996.
Mr. Gana’s experience in risk management, credit analysis and workouts and his position as Chief Risk Officer of AGL provides an important perspective to the Board of Directors of AG Re.
Holly L. Horn, age 62, has been Chief Surveillance Officer of of AGL, AGM and AGC since January 1, 2022. Prior to that, Ms. Horn served as Chief Surveillance Officer, Public Finance of AGM and AGC, where she was responsible for ongoing surveillance, monitoring and loss mitigation of municipal risks insured by Assured Guaranty across all sectors of the municipal market. She joined AGM in 2003 as a director in the healthcare underwriting group, where she was responsible for analyzing and recommending the insurability of health care credits. She also served as a director in AGM's healthcare surveillance group. Ms. Horn began her public finance career at Inova Health System, a nationally ranked integrated health care delivery system and subsequently served as a senior manager for the national healthcare strategy practice at Ernst & Young.
Ms. Horn’s surveillance expertise and her position as the Chief Surveillance Officer of AGL, AGM and AGC enhance the deliberations of the Board of Directors of AG Re.
99 Assured Guaranty 2024 Proxy Statement

Benjamin Rosenblum, age 50, has been Chief Financial Officer of AGL since January 1, 2024. Prior to that, Mr. Rosenblum was Chief Actuary of AGL from 2021 through December 2023, and also Chief Actuary of AGM and AGC since 2010. He joined Assured Guaranty in 2004, responsible for the loss reserve function at Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd., later assuming the same responsibilities at Assured Guaranty UK Limited and at Assured Guaranty (Europe) SA. He became a Senior Managing Director in 2015, and has been in charge of accounting and financial reporting since 2019.
Mr. Rosenblum's actuarial and accounting expertise and his position as the Chief Financial Officer of AGL provides an important perspective to the Board of Directors of AG Re.
Walter A. Scott, age 86, was the Chair of the AGL Board of Directors from May 2005 until his retirement in May 2013, and a director of AGL from 2004 through 2013. Mr. Scott was Chair, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994, and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica’s financial services operations. Mr. Scott currently serves as the Chair of the Board of Wachusett Brewing Company, Inc. and was also the Chair of Vermont Hard Cider Company, LLC from 2003 until 2012, when that company was sold. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.
Mr. Scott’s tenure on the AGL Board of Directors and lengthy experience at senior levels in the financial services industry allow him to provide valuable perspective to the Board of Directors of AG Re.
 PROPOSAL 5.2 — APPOINTMENT OF AG RE AUDITOR
We propose that AGL be directed to appoint PwC as the independent auditor of AG Re for the fiscal year ending December 31, 2024, subject to PwC being appointed as our Company’s independent auditor. We expect representatives of PwC to be present at AGL’s Annual General Meeting with an opportunity to make a statement if they wish and to be available to respond to appropriate questions. Proposal 5.2 is Item 5B on the proxy card.
The following table presents fees for professional audit services rendered by PwC for the audit of AG Re’s financial statements for 2023 and 2022.

	2023	2022
Audit fees	$95,400	$90,000
Audit — related fees	—	—
Tax fees	—	—
All other fees	—	—
The above audit fees are also included in the audit fees shown in “Proposal No. 4: Appointment of Independent Auditor.”
Other Matters. The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL’s representative or proxy will vote in accordance with their judgment on such matter.

☑	The board of directors recommends that you direct AGL to vote “FOR” each of the proposals concerning AGL’s subsidiary, AG Re.
Assured Guaranty 2024 Proxy Statement 100

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR’S PROXY MATERIAL?
If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, 5th floor, Hamilton HM 08, Bermuda. Proposals must be received no later than 5 p.m. Atlantic time on November 20, 2024, and they must otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL’s 2025 Annual General Meeting proxy statement and form of proxy.
HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?
Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2025 Annual General Meeting, such written notice must be received on or prior to February 1, 2025. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.
In addition, shareholders who intend to nominate an individual for election to the Board and solicit proxies in support of such nominee at the 2025 Annual Meeting must also provide the notice and additional information required by SEC Rule 14a-19 to the Secretary of the Company at the above address not later than March 3, 2025. The notice and information required by Rule 14a-19 are in addition to the advance notice requirements under the Company’s Bye-Laws, described above, and do not extend any such deadline set forth under the Bye-Laws.

101 Assured Guaranty 2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS
In accordance with the rules of the SEC, instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for our Annual General Meeting, we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.
We will first make available the proxy statement, form of proxy card and 2023 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 20, 2024 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2023 annual report to shareholders will be made available at the same time and by the same methods. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in your Notice in the box marked by the arrow in the subject line.

g	XXXX XXXX XXXX XXXX
We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting and because it is an environmentally friendly practice.
WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?
Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 2, 2024, and any adjournments or postponements of the meeting. The meeting will be held at 9:30 a.m. London time at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. In the event we postpone or change the date, time or location of our Annual General Meeting, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and location for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any changes to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?
The following proposals are scheduled to be voted on at the Annual General Meeting:
•The election of directors
•An advisory vote to approve the compensation paid to our named executive officers
•Approval of the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan
•The appointment of PwC as our independent auditor for 2024 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•The direction of AGL to vote for the election of the directors of, and the appointment of the independent auditor for, our subsidiary, AG Re
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees and each of the foregoing proposals.
ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Thursday, May 2, 2024
Yes. Our proxy statement for the 2024 Annual General Meeting, form of proxy card and 2023 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at
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www.proxyvote.com on or about March 20, 2024, to all shareholders entitled to vote at the Annual General Meeting.
You can obtain directions to attend the 2024 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@agltd.com.
WHO IS ENTITLED TO VOTE?
March 8, 2024 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 8, 2024, you are entitled to vote. On that date, 51,516,954 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 39,535 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. On March 8, 2024, the closing price of our Common Shares on the NYSE, was $90.30.
HOW MANY VOTES DO I HAVE?
You have one vote for each of our Common Shares that you owned at the close of business on March 8, 2024.
However, if your shares are considered “controlled shares,” which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned by any person or group of persons, or owned by any “United States person,” as defined in the Internal Revenue Code, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.
The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
While some of our shareholders are shareholders of record, many are beneficial owners who hold their shares through a stockbroker, bank or other nominee. As summarized below, there are some differences between shares held of record and those owned beneficially.
•Shareholder of Record. If your shares are held directly, or if your shares are registered directly in your name with our transfer agent, Computershare, because you participate in the Assured Guaranty Employee Stock Purchase Plan, you are the shareholder of record of those shares, and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading “Information About the Annual General Meeting and Voting — May I Vote by Telephone or via the Internet?” or you may request a paper copy of the proxy materials and vote your proxy card by mail.
•Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How do I Vote in Person at the Annual General Meeting?” Your broker, bank or other nominee has provided a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading “May I Vote by Telephone or via the Internet?”
HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?
If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):
•FOR each nominee for election of directors
•FOR approval, on an advisory basis, of the compensation paid to our named executive officers
•FOR approval of the Assured Guaranty 2024 Long-Term Incentive Plan
•FOR the appointment of PwC as our independent auditor for 2024 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•FOR directing AGL to vote for each nominee for election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re
If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of filing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.
103 Assured Guaranty 2024 Proxy Statement

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?
If you are a beneficial owner of shares, your broker, bank or other nominee will ask you how you want your shares to be voted. If you give the broker, bank or other nominee instructions, the broker, bank or other nominee will vote your shares as you direct. If your broker, bank or other nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the NYSE:
•Brokers, banks and other nominees have discretionary power to vote your shares with respect to “routine” matters
•Brokers, banks and other nominees do not have discretionary power to vote your shares on “non-routine” matters (such as the elections of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares
It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held by a broker, bank or other nominee so that your shares can be voted with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE.
MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?
Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker, bank or other nominee).
•If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice
•If you are a beneficial owner and hold your shares in “street name,” you may need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote via telephone or the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.
Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote. In order to assure that your votes, as a registered shareholder who holds our shares directly, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or by telephone or submit your proxy card so that it is received by 12:00 Noon Eastern Daylight Time on May 1, 2024. In order to assure that your votes, as a beneficial owner, are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions so that your broker will be able to vote by 11:59 p.m. Eastern Daylight Time on April 30, 2024. In order to assure that your votes, as an employee shareholder who participates in the Assured Guaranty Employee Stock Purchase Plan, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or by telephone or submit your proxy card so that it is received by 11:59 p.m. Eastern Daylight Savings Time on April 29, 2024.
MAY I REVOKE MY PROXY?
Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:
•Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,
•Send a letter revoking your proxy to our Secretary at our principal executive offices, Assured Guaranty Ltd., 30 Woodbourne Avenue, 5th floor, Hamilton HM 08, Bermuda, or
•Attend the Annual General Meeting and vote in person.
Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.
If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?
You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in “street name” through your broker, bank or other nominee may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You must bring
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such signed proxy to the Annual General Meeting, along with an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 8, 2024.
Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting. However, while proxy voting is subject to the time deadlines described above, shareholders attending the meeting in person may vote during the Annual General Meeting as long as they satisfy the requirements described in this section.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?
To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 8, 2024.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:
•The election of each nominee for director
•Approval of the Assured Guaranty Ltd. 2024 Long-Term Incentive Plan
•The appointment of PwC as our independent auditor for 2024 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•Directing AGL to vote for the election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re
The vote on the compensation paid to our named executive officers is advisory in nature so there is no specified requirement for approval. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
HOW ARE VOTES COUNTED?
Your vote may be cast “FOR” or “AGAINST”, or you may “ABSTAIN”, with respect to each of the nominees for AGL director, with respect to directing AGL to vote for each of the nominees for director of its subsidiary AG Re, and with respect to each of the other proposals on the agenda.
If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker, bank or other nominee voting instruction card with no further instructions, your shares will be voted in the broker’s, bank’s or nominee’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How do I Give Voting Instructions if I am a Beneficial Owner?”, elections of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.
WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Common Shares that are beneficially owned and are voted by the beneficiary through a broker, bank or other nominee will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker, bank or nominee votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal also will be counted towards the presence of a quorum.
Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, “broker non-votes” will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.
While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.
WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?
We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by e-mail or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy
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materials to you. Alliance Advisors, 200 Broadacres Drive, Bloomfield, New Jersey 07003, is assisting us with the solicitation of proxies for a fee of $17,000 plus out-of-pocket expenses.
WHERE CAN I FIND THE VOTING RESULTS?
We will publish the voting results in a Form 8-K that we will file with the SEC by May 8, 2024. You will also be able to find this Form 8-K on our website at www.assuredguaranty.com/sec-filings by May 8, 2024.
DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?
Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. All but one of our directors then in office attended the Annual General Meeting that was held on May 3, 2023.
CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?
Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.
•Shareholders, employees or other interested parties wanting to contact our Board concerning accounting or auditing matters may send an e-mail to the Chair of the Audit Committee at chmaudit@agltd.com
•Shareholders, employees or other interested parties wanting to contact our Board, the independent directors, the Chair of our Board, the chair of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@agltd.com. The Secretary has access to both of these e-mail addresses
•Shareholders, employees or other interested parties may send written communications to our Board c/o Secretary, 30 Woodbourne Avenue, 5th floor, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail
Communication with our Board may be anonymous. The Secretary will forward all communications to our Board to the Chair of our Audit Committee or the Chair of our Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of our Board or to management.
WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about the Annual General Meeting or voting, please contact Ling Chow, our Secretary, at (441) 279-5725 or at generalcounsel@agltd.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Senior Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@agltd.com.
HOW DOES “HOUSEHOLDING” WORK?
Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2023 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses, and is an environmentally friendly practice. Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095. Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095.
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OTHER MATTERS
The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Ling Chow
Secretary
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EXHIBIT A: ASSURED GUARANTY LTD. 2024 LONG-TERM INCENTIVE PLAN

ASSURED GUARANTY LTD.
2024 LONG-TERM INCENTIVE PLAN
(As Adopted on February 21, 2024)
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ASSURED GUARANTY LTD.
2024 LONG-TERM INCENTIVE PLAN
(As Adopted on February 21, 2024)
SECTION 1
GENERAL
1.1. Purpose. The Assured Guaranty Ltd. 2024 Long-Term Incentive Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common shares, thereby promoting the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.
1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).
SECTION 2
OPTIONS AND SARS
2.1. Definitions.
(a)    The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.
(b)     A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.
2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value, if any, of a Share).
2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.
2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)    Subject to the following provisions of this subsection 2.4, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).
(b)    Subject to applicable law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, Shares acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.
(c)    Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.
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2.6. No Repricing. Except for either adjustments pursuant to subsection 5.2(f) (relating to the adjustment of Shares), or as approved by the Company's shareholders, (i) the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant; (ii) an outstanding Option or SAR may not be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price; and (iii) in no event shall any Option or SAR be surrendered to the Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share (except in the event of a Change in Control). In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s shareholders if such approval is required under the rules of any stock exchange on which Shares are listed.
2.7. Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a Share shall cancel the corresponding tandem SAR or Option right with respect to such Share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Share at the time of such grant.
SECTION 3
FULL VALUE AWARDS
3.1. Definition. A "Full Value Award" is a grant of one or more Shares or a right to receive one or more Shares in the future, with such grant subject to one or more of the following, as determined by the Committee:
(a)    The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.
(b)    The grant shall be contingent on the achievement of performance or other objectives during a specified period.
(c)    The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
SECTION 4
CASH INCENTIVE AWARDS
A "Cash Incentive Award" is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A ("Section 409A"), a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.
SECTION 5
OPERATION AND ADMINISTRATION
5.1. History. The Plan was adopted by the Board on February 21, 2024 to be effective with respect to Awards granted after such approval, contingent on shareholder approval of the Plan by the Company’s shareholders at the 2024 annual meeting. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use Shares reserved under the Plan that are contingent on the approval by the Company’s shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of May 7, 2024, which is the date on which the shareholders approved the Plan. The Plan is intended to replace the Assured Guaranty Limited 2004 Long-Term Incentive Plan, as amended, (the "Prior Plan"). The Prior Plan was adopted and approved by shareholders in 2004 and approved by shareholders, as amended, again in 2008 and 2014. No additional grants will be made pursuant to the Prior Plan upon shareholder approval of the Plan.

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5.2. Shares and Other Amounts Subject to Plan. The Shares for which Awards may be granted under the Plan shall be subject to the following:
(a)     The Shares with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions (it being recognized that at the time of adoption of the Plan the Company is not permitted to have treasury shares); or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer of the Company or another executive officer designated by the Chief Executive Officer).
(b)    Subject to adjustment as set forth in the following provisions of this subsection 5.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be (i) 1,750,000 Shares (determined in accordance with the terms of the Plan); plus (ii) any Shares that are represented by awards granted under the Prior Plan that are forfeited, expire or are cancelled after the approval of this Plan without delivery of Shares or which result in the forfeiture of the Shares back to the Company to the extent that such Shares would have been added back to the reserve under the terms of the applicable Prior Plan; less (iii) any Shares that are granted under the Prior Plan after March 8, 2024 through the effective date of the Plan.
(c)    To the extent provided by the Committee, any Award may be settled in cash rather than Shares.
(d)    Only Shares, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Shares or cash, subject to the following rules below. Consistent with the foregoing:
(i)    To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, the Award expires or is cancelled, or the Shares are not delivered on an unrestricted basis (including, without limitation, because the Award was settled in cash), such Shares shall not be deemed to have been delivered for purposes of the determination under subsection 5.2(b) above.
(ii)    Notwithstanding anything to the contrary contained herein, the following Shares shall be treated as delivered for purposes of subsection 5.2(b) and shall not be added to the Shares authorized for grant under the Plan: (A) if Shares covered by an Option or SAR are withheld by the Company and used to satisfy the applicable tax withholding obligation or Exercise Price, the number of Shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered and no longer available for grant of new Awards under the Plan; (B) if the Exercise Price of any Option or SAR granted under the Plan or the tax withholding obligation for any Option or SAR granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the number of Shares tendered to satisfy such Exercise Price and tax withholding shall be considered to have been delivered and shall not be added to the Shares available for grants under the Plan; and (C) if Shares are repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, the total number of such Shares repurchased shall be deemed delivered for purposes of determination how many Shares have been delivered pursuant to the Plan and shall not be added to the shares available for grant under the Plan.
(e)    Subject to subsection 5.2(f), the maximum number of Shares that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,750,000 Shares (determined in accordance with the terms of the Plan); provided, however, that to the extent that Shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.
(f)    In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Shares subject to the Option at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.
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(g)    Notwithstanding any other provision of the Plan to the contrary, Options, SARs and Full Value Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, (i) any Shares delivered in lieu of fully-vested Cash Incentive Awards and (ii) Awards to non-employee members of the Board that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant Options, SARs and Full Value Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to subsection 5.2(b) (subject to adjustment under subsection 5.2(f)); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
(h)    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee member of the Board during any single calendar year, plus the total cash compensation paid to such member for services rendered for such calendar year, shall not exceed (i) $750,000 for any member (other than the Chair) and (ii) such amount for the Chair of the Board as may be approved from time to time by the non-employee members of the Board (other than the Chair); provided, however, that the limitations described in this subsection shall be determined without regard to amounts paid to a member of the Board during any period in which such individual was an employee or consultant (other than grants of Awards paid for service in their capacity as a member of the Board), and any severance and other payments such as consulting fees paid to a non-employee member for such member’s prior or current service to the Company or any Subsidiary other than serving as a member of the Board shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.
5.3. General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or SAR or deliver any Shares or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.
(b)    To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by or may be made in compliance with applicable law, the Bye-laws of the Company, or the applicable rules of any stock exchange.
5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to applicable law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of Shares which the Participant already owns; or (iii) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in the applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided by tax laws, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant); provided, that, to the extent any Shares are withheld to cover withholding obligations, such Shares shall be immediately transferred back to the Company and cancelled.
5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Shares at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

Assured Guaranty 2024 Proxy Statement 112

5.6. Dividends and Dividend Equivalents. An Award (other than an Option or SAR) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee; provided, however, that no dividend or dividend equivalents granted in relation to Awards shall be settled prior to the date that such Award (or applicable portion thereof) becomes vested and is settled, and shall in all cases be subject to risks of forfeiture to the same extent as the underlying Award(s). Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.15.
5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.15.
5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event shall an Award be transferred by a Participant to a third-party financial institution for value.
5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.
5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.
5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
5.13. Limitation of Implied Rights.
(a)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of Shareholders.
113 Assured Guaranty 2024 Proxy Statement

(c)    All Shares issued under any Award or otherwise are to be held subject to the provisions of the Company's Bye-laws and each Participant is deemed to agree to be bound by the terms of the Company's Bye-laws as they stand at the time of issue of any Shares under the Plan.
5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
5.15. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:
(a)    Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.
(b)    Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).
(c)    The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A.
(d)    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.
(e)    Should any payments made in accordance with the Plan to a "specified employee" (as defined under Section 409A) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s "separation from service" (as defined under Section 409A), that are not exempt from Section 409A as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.
5.16. Performance Criteria and Adjustment. With respect to Awards that are subject to performance goals, such performance goals may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. In assessing performance results, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganizations or changes in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, a Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
SECTION 6
CHANGE IN CONTROL
Subject to the provisions of subsection 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
Assured Guaranty 2024 Proxy Statement 114

SECTION 7
COMMITTEE
7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.
(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and Bermuda.
(c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.
(f)    Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.
7.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
7.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
SECTION 8
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to subsection 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's shareholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A.
115 Assured Guaranty 2024 Proxy Statement

SECTION 9
DEFINED TERMS
In addition to the other definitions contained herein, the following definitions shall apply:
(a)    Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, and Full Value Awards.
(b)    Board. The term "Board" means the Board of Directors of the Company.
(c)    Change in Control. The term "Change in Control" means the occurrence of the events described in any of paragraphs (i), (ii), (iii) or (iv) below (unless otherwise defined in an Award Agreement):
(i)    Acquisition of Securities. The acquisition (disregarding any Excluded Acquisitions) by any Person of ownership of any Voting Securities if, immediately after such acquisition, such Person has ownership of more than twenty-five percent (25%) of either the Outstanding Company Common Shares, or the combined voting power of the Outstanding Company Voting Securities.
(ii)    Change in Board. Individuals who constitute the Incumbent Board cease for any reason to represent greater than 50% of the voting power of members of the Board.
(iii)    Company Transaction. Consummation of (A) a Corporate Transaction or (B) the sale or other disposition of more than fifty percent (50%) of the operating assets of the Company (determined on a consolidated basis), but not including an Internal Reorganization.
(iv)    Liquidation. Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.
(v)    Definitions. The terms used in the definition of "Change in Control" shall have the following meanings:
(A)    An "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.
(B)    The term "Company Plan" means an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company.
(C)    The term "Corporate Transaction" means any reorganization, merger, amalgamation, consolidation, or other business combination involving the Company.
(D)    The following shall constitute "Excluded Acquisitions" of Shares or Voting Securities (whichever is applicable):
(I)    Any acquisition of Shares or Voting Securities (whichever is applicable) by a Company Plan.
(II)    Any acquisition of Shares or Voting Securities (whichever is applicable) by an underwriter temporarily holding securities pursuant to an offering of such securities.
(III)    Any acquisition of Shares or Voting Securities (whichever is applicable) by any Person pursuant to an Internal Reorganization.
(IV)    Any acquisition of Shares or Voting Securities (whichever is applicable) directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company).
(V)    Any acquisition of Shares or Voting Securities (whichever is applicable) by the Company.
(E)    The members of the "Incumbent Board" shall mean the members of the Board as of the date immediately prior to the date of the initial public offering of the shares of the Company and shall also mean any individual becoming a director after that date whose election, or nomination for election by the Company shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board; provided, however, that there shall be excluded for this purpose any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

Assured Guaranty 2024 Proxy Statement 116

(F)    The term "Internal Reorganization" means a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold or otherwise transferred (or the operating products of such assets) by the Company. The term "Internal Reorganization" also means a Corporate Transaction to which all of paragraphs (I), (II), and (III) below are applicable:
(I)    All or substantially all of the persons and entities who have ownership, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction have ownership of more than fifty percent (50%) of, respectively, the then outstanding shares of common equity securities and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be.
(II)    No Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person having ownership, immediately prior to such Corporate Transaction, directly or indirectly, of more than twenty-five percent (25%) of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) will have ownership of more than twenty-five percent (25%) of, respectively, the then outstanding common shares of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding Voting Securities of such entity.
(III)    Individuals who were members of the Incumbent Board immediately prior to the Corporate Transaction will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction.
(G)    The term "Outstanding Company Common Shares" as of any date means the then outstanding common shares, of whatever subclass or series, of the Company.
(H)    The term "Outstanding Company Voting Securities" as of any date means the then outstanding Voting Securities (which shall be counted based on the number of votes that may be cast per share).
(I)    The term "ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(J)    The term "Person" means an individual, entity or group as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.
(K)    The term "Voting Securities" as of any date means any of the outstanding securities of the Company entitled to vote generally in the election of the Board.
(d)    Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
(e)    Dollars. The term "dollars" or numbers preceded by the symbol "$" means amounts in United States dollars.
(f)    Eligible Individual. The term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that to the extent required by the Code, an ISO may only be granted to an employee of the Company or a subsidiary corporation of the Company (as that term is used in section 424(f) of the Code). An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.
(g)    Fair Market Value. Except as otherwise provided by the Committee, the “Fair Market Value” of a Share as of any date shall be the closing market composite price for such Share as reported for the New York Stock Exchange - Composite Transactions on that date or, if the Shares are not traded on that date, on the next preceding date on which the Shares were traded.
(h)    Shares. The term "Shares" means common shares of the Company.

117 Assured Guaranty 2024 Proxy Statement

(i)    Subsidiaries. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
(j)    Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant's termination as a director (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:
(i)    The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company's and the Affiliates' payroll after such date.
(ii)    The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).
(iii)    The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).
(iv)    If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).
(v)    The term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.
(vi)    The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.
Assured Guaranty 2024 Proxy Statement 118

NYSE : AGO	Assured Guaranty Ltd. 30 Woodbourne Ave Hamilton HM 08 Bermuda	www.agltd.com

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V29693-P03934

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF ASSURED GUARANTY LTD.

The undersigned hereby appoints Dominic J. Frederico, Nicholas J. Proud and Ling Chow, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 2, 2024 at 9:30 a.m. London time or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1 AND 5A AND FOR PROPOSALS 2, 3, 4 AND 5B, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 12:00 Noon Eastern Daylight Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2024 for shares held in the Assured Guaranty Ltd. Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 12:00 Noon Eastern Daylight Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2024 for shares held in the Assured Guaranty Ltd. Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

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V29692-P03934

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURED GUARANTY LTD.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of the following persons as Directors of Assured Guaranty Ltd. (the "Company") for a term expiring at the 2025 Annual General Meeting:

Nominees:	For	Against	Abstain
1a. Mark C. Batten	☐	☐	☐
1b. Francisco L. Borges	☐	☐	☐
1c. Dominic J. Frederico	☐	☐	☐
1d. Bonnie L. Howard	☐	☐	☐
1e. Thomas W. Jones	☐	☐	☐
1f. Alan J. Kreczko	☐	☐	☐
1g. Yukiko Omura	☐	☐	☐
1h. Lorin P.T. Radtke	☐	☐	☐
1i. Courtney C. Shea	☐	☐	☐

5. Authorization of the Company to vote its shares in its subsidiary Assured Guaranty Re Ltd. to:

5A. Elect the following individuals as directors of Assured Guaranty Re Ltd. for a term expiring on the date of the 2025 Annual General Meeting of Assured Guaranty Re Ltd. shareholders:

Nominees:	For	Against	Abstain
5aa Robert A. Bailenson	☐	☐	☐
5ab Gary Burnet	☐	☐	☐
5ac Ling Chow	☐	☐	☐
5ad Stephen Donnarumma	☐	☐	☐
5ae Dominic J. Frederico	☐	☐	☐
5af Darrin Futter	☐	☐	☐
5ag Jorge A. Gana	☐	☐	☐
5ah Holly L. Horn	☐	☐	☐
5ai Benjamin Rosenblum	☐	☐	☐
5aj Walter A. Scott	☐	☐	☐
5B. Appoint PricewaterhouseCoopers LLP as the independent auditor of Assured Guaranty Re Ltd. for the fiscal year ending December 31, 2024	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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